UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )
☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Grocery Outlet Holding Corp.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Fiscal 2024 was a very challenging year for Grocery Outlet—one of the most difficult in the nearly 80 years we have been in business. Despite growing comparable store sales during the year, persistent impacts from our mid-2023 enterprise resources planning (“ERP”) implementation and execution challenges led to a decline in margins and Adjusted EBITDA fell by 6.3% compared to the prior year.
The Board of Directors recognizes that these results, and the performance of our stock over the past year, are unacceptable. As stewards of your capital, we take full accountability and we are taking a number of actions that we believe will improve our performance.
In late 2024, the Board moved to install Eric Lindberg as Interim President and CEO and launched a search for Grocery Outlet’s next permanent leader, while the Company also began to implement restructuring initiatives intended to improve our execution and financial results. Earlier this year, we welcomed Jason Potter as Grocery Outlet’s new President and CEO. Jason is a seasoned CEO with more than 30 years of grocery retail experience and a track record of driving earnings growth and shareholder value. He joined Grocery Outlet from The Fresh Market, Inc., a specialty grocery retailer of fresh, gourmet food and prepared meals, where he led the successful turnaround and transformation of that business, driving an award-winning customer experience and strong earnings growth. We are very enthusiastic about the future of Grocery Outlet under Jason’s leadership.
Despite our recent challenges, we believe that the core foundational elements of our differentiated business model remain strong. Our unique buying and selling approach is the foundation for a model with broad appeal among bargain-minded customers across a wide range of income levels, demographics and geographies. Our flexible sourcing and supply chain model allows us to provide customers with a curated and ever-changing assortment of products, including WOW! treasure hunt products and prices. Our Grocery Outlet stores are primarily run by entrepreneurial independent operators who create a neighborhood feel through personalized customer service and a localized product offering. With significant untapped customer and new store potential, we believe that Grocery Outlet continues to have significant growth opportunities ahead.
On behalf of the Grocery Outlet Board and management team, we thank you for your continued support of our business despite our challenging year. With our new leadership in place, we are committed to meaningfully improving our operations. We look forward to welcoming you at our 2025 Annual Meeting and to keeping you apprised of our progress in returning Grocery Outlet to its historical track record of strong performance and growth.
Sincerely,

Eric J. Lindberg, Jr.	Erik D. Ragatz	Jason Potter
Chairman of the Board	Lead Independent Director	President, Chief Executive Officer and Member of the Board

Notice of Annual Meeting of Stockholders
To be held on Monday, June 2, 2025
11:00 a.m. Pacific Daylight Time
www.virtualshareholdermeeting.com/GO2025
To the Stockholders of Grocery Outlet Holding Corp.:
Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Grocery Outlet Holding Corp. (the “Company” and “our”) will be on Monday, June 2, 2025, at 11:00 a.m. Pacific Daylight Time online through a live webcast at www.virtualshareholdermeeting.com/GO2025. At the 2025 Annual Meeting, stockholders will be asked:
PROPOSAL	BOARD RECOMMENDATION	PROXY PAGE
1. Election of Class III Directors. To elect the three Class III directors named in the accompanying proxy statement to hold office effectively until our 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.	FOR each director nominee	93
2. Ratify the appointment of Deloitte & Touche LLP for Fiscal Year 2025. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026.	FOR	94
3. Say-on-Pay. To approve an advisory (non-binding) vote on our named executive officer compensation.	FOR	95
4. Amendment to our Restated Certificate of Incorporation: Special Meeting Rights. To approve an amendment to our Restated Certificate of Incorporation to provide stockholders holding a combined 25% or more of the Company’s common stock with the right to request a special meeting of stockholders.	FOR	96
5. Amendment to our Restated Certificate of Incorporation: Exculpation of Officers. To approve an amendment to our Restated Certificate of Incorporation to permit the exculpation of officers consistent with changes to Delaware General Corporation Law.	FOR	99
In addition, the Company will transact such other business as may properly come before the 2025 Annual Meeting and any adjournment or postponement thereof. Only stockholders of record as of April 8, 2025 will be entitled to attend and vote at the 2025 Annual Meeting and any adjournment or postponement thereof. There will not be a physical location for the 2025 Annual Meeting and you will not be able to attend the meeting in person.
By order of the Board of Directors,
Luke D. Thompson
EVP, General Counsel and Secretary
Emeryville, California
April 17, 2025
YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY VOTE OVER THE INTERNET OR BY TELEPHONE OR BY MAIL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE 2025 ANNUAL MEETING VIA LIVE WEBCAST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2025: Our official Notice of the 2025 Annual Meeting, Proxy Statement and 2024 Annual Report, including our Form 10-K for Fiscal Year 2024, are available electronically at www.proxyvote.com

Outstanding Equity Awards at 2024 Fiscal Year End	72
Option Exercises and Stock Vested During Fiscal Year 2024	73
Potential Payments Upon Termination or Change in Control	74
Pay Versus Performance	79
CEO Pay Ratio	86
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	88
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	90
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	92
PROPOSALS FOR CONSIDERATION AT ANNUAL MEETING	93
Proposal 1—Election of Class III Directors	93
Proposal 2—Ratification of Independent Registered Public Accounting Firm	94
Proposal 3—Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation	95
Proposal 4—Approval of an Amendment to our Restated Certificate of Incorporation to Provide Stockholders Holding a Combined 25% or More of Our Common Stock with the Right to Request a Special Meeting of Stockholders	96
Proposal 5—Approval of Amendment to our Restated Certificate of Incorporation to Permit the Exculpation of Officers Consistent with Changes to Delaware General Corporation Law	99
ADDITIONAL INFORMATION	100
OTHER MATTERS	106
Appendix A: Special Meeting Rights Amendment	A-1
Appendix B: Exculpation of Officers Amendment	B-1
Appendix C: Second Restated Certificate of Incorporation	C-1
Non-GAAP Financial Measures. This Proxy Statement, including the preceding letter to stockholders, includes non-GAAP financial measures that exclude the impact of certain amounts. Please note that the Company’s non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. For definitions, supplemental information and reconciliations to the most directly comparable GAAP financial measures, see pages 48-51 of our 2024 Annual Report for adjusted EBITDA, adjusted net income, and adjusted diluted EPS.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement (the “Proxy Statement”). Prior to voting, you should read the entire Proxy Statement and our Annual Report on Form 10-K for Fiscal Year 2024 (the “2024 Annual Report”), which includes our consolidated financial statements and information about our operations and performance. These materials are available at www.proxyvote.com. This Proxy Statement and the accompanying proxy card initially are being made available on or about April 17, 2025.
As used in this Proxy Statement, references to “Grocery Outlet,” the “Company,” “we,” “us,” “our” or “our business” refers to Grocery Outlet Holding Corp. (collectively with its wholly owned subsidiaries), except as expressly indicated or the context otherwise requires. The information available on or through our website and any website referenced herein is not incorporated herein or otherwise part of this Proxy Statement.
Our fiscal year ends on the Saturday closest to December 31. References to Fiscal Year 2025, Fiscal Year 2024, Fiscal Year 2023, Fiscal Year 2022, Fiscal Year 2021, and Fiscal Year 2020 refer to the fiscal years ended January 3, 2026, December 28, 2024, December 30, 2023, December 31, 2022, January 1, 2022 and January 2, 2021, respectively.
About Grocery Outlet Holding Corp.
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 530 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Idaho, Maryland, Nevada, North Carolina, New Jersey, Georgia, Ohio, Alabama, Delaware, Kentucky and Virginia.
2025 Annual Meeting of Stockholders
Date:	June 2, 2025
Time:	11:00 a.m. Pacific Daylight Time
Location:	Via webcast at www.virtualshareholdermeeting.com/GO2025
Record Date:	April 8, 2025
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.
To participate in the 2025 Annual Meeting of Stockholders, including any postponement or adjournment thereof (the “2025 Annual Meeting”), you must have the sixteen-digit number that is shown on your Notice of Internet Availability or on your proxy or voting card (if you elected to receive proxy materials by mail).
Proposals and Voting Recommendations
PROPOSAL	BOARD RECOMMENDATION	PAGE
1 Election of Class III directors	FOR each director nominee	93
2 Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal Year 2025	FOR	94
3 Approval of advisory (non-binding) vote on our Named Executive Officer compensation	FOR	95
4 Approval of Amendment to Restated Certificate of Incorporation: Special Meeting Rights	FOR	96
5 Approval of Amendment to Restated Certificate of Incorporation: Exculpation of Officers	FOR	99
Page	1	Grocery Outlet 2025 Proxy Statement

Proxy Summary
Voting Methods
If you are a stockholder of record, you can vote in one of four ways:
✓
Visit www.proxyvote.com to vote VIA THE INTERNET

✓
Call 1-800-690-6903 to vote BY TELEPHONE

✓
If you received a printed copy of the proxy materials, sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL

✓
Attend virtually to vote DURING THE ANNUAL MEETING

To reduce our administrative and postage costs and the environmental impact of our 2025 Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 1, 2025. Stockholders may revoke their proxies at the time and in the manner described on page 112 of this Proxy Statement.
If your shares of our common stock are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you hold shares in this manner and wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares of our common stock.
Fiscal Year 2024 Highlights
Financial and operating highlights from Fiscal Year 2024 include:
Net Sales $4.37 Billion 10.1% increase	Comparable Store Sales 2.7% increase
Net Income $39.5 Million $0.40 Diluted EPS	533 Stores at Fiscal Year End(1) 25 Net New Stores Opened
Adjusted Net Income(2) $76.3 Million Adjusted Diluted EPS(2) $0.77	Adjusted EBITDA(2) $236.8 Million 5.4% of Net Sales

(1)
Includes two store closures and the addition of 40 stores from the acquisition of The Bargain Barn, Inc. (doing business as United Grocery Outlet).

(2)
See the Table of Contents for information regarding our non-GAAP financial measures.

For more complete information regarding our 2024 performance, please review our 2024 Annual Report.
Class III Director Nominees As Of Record Date
Our board of directors (“Board of Directors” or “Board”) has nominated each of the three Class III directors listed below (with information as of April 8, 2025) to be elected at the 2025 Annual Meeting for terms effectively ending in 2026. In 2022, we amended our Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) to declassify
Page	2	Grocery Outlet 2025 Proxy Statement

Proxy Summary
our Board following approval by our stockholders. The Restated Certificate of Incorporation provides that directors will be elected for a three-year term, but that the term of all classes of directors will terminate at the 2026 annual meeting of stockholders.
NAME	AGE	POSITION
Carey F. Jaros	47	Independent director (since Sept. 2020) Member of the Compensation Committee
Eric J. Lindberg, Jr.	54	Director (since Jan. 2006) Chairman of the Board (since Jan. 2023)
Jason Potter	54	Director (since Feb. 2025)
Carey F. Jaros
•
Since October 2014, Ms. Jaros has served in various executive positions at GOJO Industries, Inc., a global manufacturer of hand hygiene and surface disinfecting products and the maker of PURELL® brand Hand Sanitizer, including as President and Chief Executive Officer (since Jan. 2020) and a member of the Board of Directors of GOJO (since Feb. 2019).

•
She possesses substantial executive management expertise on a broad range of management topics, including developing corporate strategy, recruiting and developing a senior executive team, assessing emerging industry trends, sustainability as well as optimizing business operations.

•
She has developed extensive knowledge as a global consumer and industrial products leader and extensive brand and consumer marketing expertise throughout her career, including at GOJO and Bain and Company.

•
She led a massive supply chain systems redesign following the COVID pandemic, including facilities, systems and equipment, to drive high-growth.

•
She developed financial and accounting expertise through executive roles, and previously was determined by our Board to be an audit committee financial expert during her service on our Audit and Risk Committee.

•
She has experience with private board service and advisory roles and provides additional governance, compensation and strategic oversight experience.

Eric J. Lindberg, Jr.
•
Mr. Lindberg currently serves as our Chairman of the Board and most recently also served as Interim President and Chief Executive Officer from October 2024 to February 2025. Prior to that, for over 25 years he served in various positions at Grocery Outlet and its predecessor, including as Chief Executive Officer (Jan. 2019 to Dec. 2022) and Co-Chief Executive Officer (Jan. 2006 to Dec. 2018).

•
He possesses significant experience in the retail and consumer packed goods industries, garnered over his 27-year tenure with us, including 17 years as CEO or co-CEO and most recently as Interim President and CEO. From 2000 to 2022, he was an active member of the GMA/FMI (Grocery Manufacturers of America/Food Marketers Institute) and a member of the CGA board (California Grocers Association 2014-2019).

•
He has a proven track record as an executive manager, including long service to Grocery Outlet as a private company and then as a public company following our IPO in June 2019. He led sharing our vision and strategy in the IPO and thereafter in developing key stockholder relationships.

•
His deep knowledge of our operations, finances, strategies and industry facilitates a strategic vision to set the overall tone and direction of the Company as well as clear leadership through consistency. As our leading executive, he implemented fundamental strategic initiatives that enhanced our differentiated model for buying and selling, and strengthened our relationships with entrepreneurial Independent Operators that run most of our stores, combining to deliver a “WOW!” shopping experience. He also has exhibited strong growth focus across all macroeconomic cycles. In his current oversight role, his unique insights on future strategy and initiatives will continue to be invaluable to our Board.

Page	3	Grocery Outlet 2025 Proxy Statement

Proxy Summary
•
His long-standing role with our Board and management allows him to provide a unique perspective regarding oversight of enterprise risk management, including focusing on the most critical risks and evaluating risk mitigation activities.

Jason Potter
•
Mr. Potter currently serves as our President and Chief Executive Officer. Previously, he served as Chief Executive Officer and director at The Fresh Market, Inc., a specialty grocery retailer of fresh, gourmet food and prepared meals (Mar. 2020 to Jan. 2025). Prior to The Fresh Market, he served in successively senior positions at Sobeys Inc., a Canadian food and drug retailer and wholly owned subsidiary of The Empire Company Limited, including most recently as Executive Vice President of Operations (May 2017 to June 2018). He also previously served as President of Sobeys West, President of Sobeys Atlantic and President of Multi-Format Operations.

•
He possesses significant experience in the grocery retail industry, with a track record of growing and scaling grocery businesses of significant complexity to drive earnings growth and shareholder value.

•
Strong executive leadership experience, with more than 17 years of profit and loss leadership of The Fresh Market and numerous brands at Sobeys. Has led numerous transformational strategic projects for turnaround, growth and mature brands, and has strong financial expertise. Initiated key innovations, including e-commerce and private label development opportunities.

•
Particular expertise in large-scale operations, complex supply chain and logistics, marketing, merchandising and strategy. Spent early career learning the retail food business through numerous jobs of increasing responsibility, including developing significant expertise in managing stores and distribution centers, real estate site selection as well as merchandising and marketing.

•
He possesses deep experience with a franchise operating model at Sobeys, which has many similarities to Grocery Outlet’s independent operator model.

Voting, Election and Conditional Resignations. Our Amended and Restated Bylaws provides that in an uncontested director election, a director nominee will be elected to the Board by the stockholders only if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Although counted for quorum purposes, abstentions and broker non-votes, if any, will not be included in the total number of votes cast or be counted as votes for or against any nominee’s election.
If a director nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), we maintain a director resignation policy that provides for the contingent resignation of a director who receives more “against” votes than “for” votes in an uncontested director election, as well as the process of the Nominating and Corporate Governance Committee and the Board to review such resignation offer and publicly disclose the Board’s decision on whether to accept such offer.
Page	4	Grocery Outlet 2025 Proxy Statement

Proxy Summary
Board of Directors—Governance Principles
The Board recognizes the importance of taking a reasonable, measured approach in evolving our corporate governance practices as a public company. Set forth below are certain of our key governance principles:
WHAT WE DO	WHAT WE DON’T DO

✓
Lead Independent Director role with significant responsibilities

✓
A substantially independent Board, with fully independent Committees

✓
Periodic Board refreshment to address evolving Board responsibilities and Company strategy

✓
Comprehensive Board and Committee annual evaluation process

✓
Regular executive sessions of independent directors

✓
Annual review of Committee charters and key governance policies

✓
Majority voting standard for director elections

✓
Significant Board and Committee oversight of strategy, risk, succession planning and ESG

✓
Declassified Board effective in 2026

✓
Proposed additional stockholder right for special meetings of stockholders (Company proposal at 2025 annual meeting)(1)

No dual classes of common stock and no different voting rights
No poison pill
No director overboarding under our policy
No hedging or pledging
No super-majority voting provisions in our charter and bylaws

(1)
In our proxy statement for our 2022 annual meeting of stockholders, we presented a phased governance roadmap that enabled us to thoughtfully transition our governance practices from a private-equity controlled company to an independent public company with a diverse stockholder base, most of which has been or is in the process of being implemented. However, in lieu of providing reasonable proxy access as set forth in our initial roadmap, our Board has recommended that our stockholders vote “FOR” Proposal No. 4 at the Annual Meeting, which would provide stockholders with a right to call a special meeting. We believe Proposal No. 4 provides a greater benefit to our stockholders considering the intervening adoption of universal proxy regulations, which provides stockholders with similar benefits to proxy access.

Compensation of our Named Executive Officers
KEY ELEMENTS OF FISCAL YEAR 2024 COMPENSATION
The key elements of our pay mix for our named executive officers (“Named Executive Officers” or “NEOs”) in Fiscal Year 2024 were substantially consistent with Fiscal Year 2023 and consisted of:
•
Base salary

•
Our annual incentive plan (the “AIP”), an annual cash bonus that is subject to our achievement of two independent performance metrics, adjusted EBITDA (70% weighted at target) and comparable store sales performance (30% weighted at target), over a one-year performance period

•
Long-term equity incentives, consisting of time-vesting restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”)

◦
The Compensation Committee set the mix of long-term target equity incentive value as 70% PSUs and 30% RSUs for Robert J. Sheedy, Jr., our former President and Chief Executive Officer who served during Fiscal Year 2024 until October 29, 2024, and 60% PSUs and 40% RSUs for the other Named Executive Officers

◦
PSUs are subject to our achievement of two independent performance metrics, revenue and adjusted EPS growth goals, equally weighted at target grant value, over a three-year performance period

Page	5	Grocery Outlet 2025 Proxy Statement

Proxy Summary
The respective compensation arrangements in Fiscal Year 2024 for two of our NEOs, Mr. Bracher and Mr. Lindberg, reflect unique circumstances and do not reflect our executive compensation program for NEOs generally. Therefore, we discuss such compensation arrangements in “Compensation Discussion and Analysis—Fiscal Year 2024 Compensation—Lindberg and Bracher,” but otherwise do not account for such matters in the discussion of our executive compensation program and the Fiscal Year 2024 NEO compensation determinations in this proxy statement.
In Fiscal Year 2024, in line with our compensation philosophy, a significant portion of our executive pay is tied to Company performance (or “at risk”), with value ultimately tied to either the achievement of objective corporate goals, stock price performance, or both. The pay mix also is intended to provide a balance of short-term and long-term performance goals based on the Company’s business and strategy, as well as provide retention and motivation incentives by using time-based and performance-based equity.
The charts below illustrate the target mix of pay for Fiscal Year 2024 (excluding severance, new hire equity awards, benefits, and perquisites) for Mr. Sheedy and our NEOs that are currently executive officers (Mr. Chikkala, Mr. Wilson and Ms. Burke). The Compensation Committee believes this pay mix appropriately aligns the interests of executives and our stockholders.
FISCAL YEAR 2024 NEO COMPENSATION DETERMINATIONS
BASE SALARY	AIP	EQUITY
✓ Reasonable merit base salary increases
✓
No change to target bonus opportunity as a percentage of base salary

✓
No change to performance metrics or weighting

✓
Slope of payout scale revised to reduce annual payout volatility

✓
Fiscal Year 2024 AIP bonuses were earned at 18.3% of target bonus

✓
No change to target equity opportunity as a percentage of base salary, as well as mix of RSUs and PSUs

✓
Continued use of two PSU performance metrics, each with 50% weighting of grant value of target PSUs

✓
Adjusted EBITDA metric changed to adjusted EPS metric

✓
Slope of PSU payout scale revised to reduce payout volatility

Page	6	Grocery Outlet 2025 Proxy Statement

Proxy Summary
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We have developed a holistic ESG strategy that aligns with our unique model. In Fiscal Year 2022, we began the process of documenting the positive ESG benefits inherent in our business, and in Fiscal Year 2024 we published our second Impact Report which focused on the positive impact we have on our communities, people and planet. Our ESG Steering Committee (whose membership includes senior management) meets quarterly to discuss our ESG initiatives, goals and progress. At the Board level, our Nominating and Corporate Governance Committee is responsible for overseeing (and regularly receives reports reflecting) matters of corporate responsibility, sustainability and other environmental, social and governance issues, as well as our public reporting regarding these topics. Our Board also receives regular reports on our progress from the Nominating and Corporate Governance Committee and, at least once per year, from management. See “Corporate Governance and Board Matters—Our Environmental, Social and Governance Approach” for more information.
Page	7	Grocery Outlet 2025 Proxy Statement

PROXY STATEMENT
2025 Annual Meeting of Stockholders to be held on June 2, 2025
This Proxy Statement is being furnished together with our 2024 Annual Report in connection with the solicitation of proxies by our Board for the 2025 Annual Meeting. On or about April 17, 2025, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.
CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors
DIRECTORS AS OF RECORD DATE
NAME	AGE	POSITION	TERM ENDING
Carey F. Jaros	47	Director Member of the Compensation Committee	CLASS III -2025
Eric J. Lindberg, Jr.	54	Chairman of the Board	CLASS III -2025
Jason Potter	54	Director President and Chief Executive Officer	CLASS III -2025
Kenneth W. Alterman	68	Director Chair of the Compensation Committee	CLASS I -2026
John (“Jeb”) E. Bachman	69	Director Chair of the Audit and Risk Committee	CLASS I -2026
Thomas F. Herman	84	Director Member of the Audit and Risk Committee Member of the Nominating and Corporate Governance Committee	CLASS I -2026
Erik D. Ragatz	52	Lead Independent Director Member of the Compensation Committee Member of the Nominating and Corporate Governance Committee	CLASS I -2026
Mary Kay Haben	68	Director Chair of the Nominating and Corporate Governance Committee	CLASS II -2026
Gail Moody-Byrd	67	Director Member of the Audit and Risk Committee	CLASS II -2026
Jeffrey R. York	61	Director Member of the Audit and Risk Committee	CLASS II -2026
Page	8	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
SPECIFIC SKILLS, EXPERIENCE AND QUALIFICATIONS OF DIRECTORS
Our Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of continuing directors and potential director candidates and recommending to the Board those persons to be nominated for election or appointed to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any stockholders agreement of which the Company is a party. The Nominating and Corporate Governance Committee also monitors the mix of specific experience, qualifications and skills of directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
This process has led to periodic Board refreshment since our IPO in June 2019. We periodically evaluate Board refreshment as a means to increase the breadth of skills and industry experience on the Board.
NOTABLE STATISTICS	8 of 10 independent directors	8 years median director tenure
BOARD REFRESHMENT	7 new directors since IPO	2 departures in 2020	2 departures in 2022	1 departure in 2023	1 departure in 2024
In addition, we have three female directors (and one Board Committee chaired by a woman) and one ethnically diverse director.
In the fourth quarter of 2023, the Nominating and Corporate Governance Committee oversaw a detailed evaluation of the experience, qualifications and skills of our directors, including peer and market research and the completion of a targeted supplemental questionnaire by each director. Such process led us to refine the relevant experience, qualifications and skills linked to the Company’s current operations and strategy. Following such review, the Nominating and Corporate Governance Committee determined that it was important to communicate these matters to stakeholders, both for directors individually and the Board in aggregate by significantly enhancing the biographies disclosed for director nominees and continuing directors. See below “—Director Backgrounds and Qualifications” for detailed biographical information for each director nominee and continuing director.
Set forth below are the criteria of key skills, experience and expertise evaluated by our Nominating and Corporate Governance Committee and Board, along with the number of directors who possess each skill. In determining the number of directors who possessed each skill we focused on primary skillsets each director contributes rather than general qualifications or experience in a certain area. Accordingly, a director not included in the number for a particular category does not necessarily mean that the individual does not possess such skill, qualification, or experience. For each qualification and skill, we focused on key minimum criteria:
•
For at least a specified period of time, such skill or qualification must have been acquired through senior management experience (C-suite or equivalent and direct reports) or, in certain cases, board member experience (other than experience on our Board)

•
The applicable companies where such skill or qualification was acquired must be of a reasonable size, maturity and/or possess similar factors that would be reasonably relevant to Grocery Outlet

Page	9	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
INDUSTRY AND BUSINESS SKILLS AND QUALIFICATIONS
Number of Directors	Skill or Qualification, and Definition	Alignment with Company’s Industry, Business and Strategy
10	Retail and/or Consumer Packaged Goods Experience A person who has provided operational and strategic oversight with a company primarily in retail and/or consumer packaged goods	We are a high-growth, extreme value retailer of quality, name-brand consumables and fresh products.
8
Supply Chain and/or Logistics Expertise
A person who has provided operational and strategic oversight (i) with a company where supply chain or logistics is key to operational success, (ii) with a relevant supply chain or logistics consulting firm, or (iii) as technical leader of supply chain or logistics department of company (especially having led a transformation of supply chain)

Our speed and efficiency in responding to supplier needs, combined with specialized supply chain capabilities and flexible merchandising strategy, enhances access to opportunistic products and allows us to turn inventory quickly and profitably.
Our flexible sourcing and supply chain model differentiates us from traditional retailers.
We rely on our expansive distribution and transportation network to provide goods to distribution centers and stores in a timely and cost-effective manner.
Our investments in distribution and logistics infrastructure supports anticipated store growth.

7
Marketing and Brand Management Experience
A person who has provided operational and strategic oversight (i) with a business-to-consumer company having a significant focus on marketing and brand management, (ii) with a marketing consulting firm or (iii) as a leader of a marketing department of a business-to-consumer company

We have a sustained focus on delivering ever-changing “WOW!” deals within a fun, treasure hunt shopping environment, which has generated and continues to generate strong customer loyalty and brand affinity.
A key performance indicator is driving comparable sales growth, including through increasing customer awareness and engagement by executing on marketing strategies.
We further promote brand awareness and drive customers to shop through centralized marketing initiatives along with local Independent Operator (“IO”) marketing efforts.

4
Digital Transformation or Technology Expertise
A person who has provided operational and strategic oversight (i) with a relevant technology company, (ii) with a relevant technology consulting firm, (iii) as a technical leader of technology department of a company, or (iv) overseeing a digital transformation project for a company which has leveraged technology to transform a business and can provide guidance on the risks of technology

We select and develop information systems to provide the flexibility and functionality to support our unique buying and selling model as well as to identify and respond to merchandising and operating trends in business.
Our ongoing modernization, enhancement and maintenance of information systems supports growth. We continue to identify and implement productivity improvements through both operational initiatives and system enhancements.
We build and develop tools that empower IOs to make intelligent decisions to grow their business.

Page	10	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
GOVERNANCE SKILLS AND QUALIFICATIONS
Number of Directors	Skill or Qualification, and Definition	Alignment with Company’s Industry, Business and Strategy
9	Executive Management Experience	A person who has provided operational and strategic oversight with expertise in strategy, execution, operations, and human capital management.
7	Enterprise Risk Oversight	A person who has provided operational and strategic oversight with particular insights relevant to identifying, analyzing, and mitigating key enterprise risks.
6	Public Company Director or Public Company Executive Officer Experience	A person who has provided operational and strategic oversight with particular insights relevant to a public company by having senior management or board experience (other than experience with our Board) at a public company.
5	Finance, Accounting and Financial Reporting Expertise	A person who has provided operational and strategic oversight with particular insights relevant to capital structure and allocation, finance, financial reporting and internal control over financial reporting.
4	Environmental, Social and Governance (“ESG”) Oversight Expertise	A person who has provided operational and strategic oversight in supporting sustainable long-term value creation, with particular insights relevant to one or more key components of environmental matters (food waste reduction, and store energy efficiencies), social matters (health and safety of community or employees, company culture and inclusion, and human capital management and talent development), and ESG-governance matters (ESG oversight, cybersecurity and privacy, and ethics and compliance) relevant to the Company’s ESG strategy.
DIRECTOR RECRUITMENT, NOMINATIONS AND APPOINTMENTS
The Nominating and Corporate Governance Committee is responsible for facilitating director assessments, identifying skills and expertise that director candidates should possess, and screening, selecting and recommending persons for director nomination or appointment by the Board, including the re-nomination of continuing directors. As part of director succession planning and Board refreshment, the Nominating and Corporate Governance Committee may solicit recommendations for candidates from other members of the Board and management and may also retain professional search firms to identify candidates. Further, the Committee will evaluate the qualifications of candidates recommended by stockholders against the same criteria it uses to evaluate other candidates. We did not receive any recommendations for director nominations from stockholders for the 2025 Annual Meeting.
The Committee will take into account all factors it considers appropriate in recommending continuing directors for re-election, or new director candidates for election or appointment, to the Board, which will include:
•
ensuring that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience (including current employment), prior and current service on public company boards, relevant

Page	11	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert”), and local or community ties and service;
•
minimum individual qualifications, including integrity, strength of character, mature and good business judgment, familiarity with the Company’s business and industry, independence of thought and ability to work collegially;

•
for continuing directors, the individual performance of such person on the Board; and

•
the extent to which the candidate would address a targeted skill, qualification or expertise for the Board.

NOMINATION RIGHTS AND SUPPORT OBLIGATIONS UNDER OUR AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
Our Amended and Restated Stockholders Agreement provides, among other terms, that the Executive Stockholders (as defined in the Amended and Restated Stockholders Agreement) and the Read Trust Rollover Stockholders (as defined in the Amended and Restated Stockholders Agreement), trusts controlled by Mr. Lindberg or members of their respective immediate family, acting together by majority vote, will have the right to nominate one person (such person, the “Stockholder Nominee”) to our Board for so long as such stockholders collectively own at least 5% of the outstanding shares of our common stock. The Amended and Restated Stockholders Agreement also provides that our Chief Executive Officer will be nominated to our Board.
Pursuant to the Amended and Restated Stockholders Agreement, we must include the Stockholder Nominee and the Chief Executive Officer nominee on the slate that is included in the proxy statement relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such persons as we provide to any other director nominee. In addition, each stockholder party to the Amended and Restated Stockholders Agreement agrees to vote in favor of the Company slate that is included in our proxy statement.
The Stockholder Nominee position is currently vacant, and the Chief Executive Officer, Mr. Potter, is a Class III director.
DIRECTOR INDEPENDENCE
Pursuant to the corporate governance listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), a director employed by us cannot be deemed to be an independent director. Each other director will qualify as independent only if the director satisfies a series of objective tests, including that the director has not engaged in various types of business dealings with us, and that our Board affirmatively determines, on a subjective basis, that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has affirmatively determined all of our current directors are independent in accordance with the Nasdaq rules, other than Mr. Lindberg, who among other things has a direct or indirect material interest in entities which receive over 5% of their annual consolidated revenue from the Company, and Mr. Potter, who serves as our President and Chief Executive Officer. In making these determinations, the Nominating and Corporate Governance Committee reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities as they may relate to us and our management, and determined that no subjective independence concerns existed. Each member of the Committees is independent under Nasdaq rules.
Additionally, there are additional independence rules established by the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq for members of the Audit and Risk Committee and Compensation Committee, and our Board has determined our Board committee members are in compliance with such rules.
DIRECTOR BACKGROUNDS AND QUALIFICATIONS
The following biographical information sets forth the business experience during at least the past five years of each director nominee and each other director as of April 8, 2025, together with a discussion of the specific experience, skills, expertise, backgrounds and other attributes that led to the conclusion that each director should continue to serve on the Board.
Page	12	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Class III Director Nominees
CAREY F. JAROS, Independent Director
Age: 47 Director Since: Sept. 2020 Committees • Compensation (since July 2022) • Audit and Risk (Sept. 2020 to July 2022)

Career Highlights
Since Oct. 2014, she has served in various executive positions at GOJO Industries, Inc., a global manufacturer of hand hygiene and surface disinfecting products and the maker of PURELL® brand Hand Sanitizer, including as President and Chief Executive Officer (since Jan. 2020), Chief Operating Officer (July 2018 to Jan. 2020), Chief Strategy Officer (May 2016 to July 2018), and a member of the Board of Directors of GOJO (since Feb. 2019). She also served as President of the private family office for GOJO’s owners, Walnut Ridge Strategic Management Company, and was a member of GOJO’s Board of Directors, and a Board Director for several other portfolio companies, while in that role (Oct. 2014 to Apr. 2016).
From Apr. 2011 to Oct. 2014, she was employed at Dealer Tire, a tire and parts distributor for automotive OEMs and Dealers, as Vice President, OEM Programs (Feb. 2014 to Oct. 2014) and Vice President, Strategy, Business Development and Finance (Apr. 2011 to Feb. 2014).
June 2000 to Apr. 2011, she served in various roles at Bain and Company, a management consulting firm, including Senior Manager where she led consulting projects in retail and consumer products.
Public Company Boards
None

Other Information
Ms. Jaros is a past board member of ESOP ACRT Services Inc. and has been a board member and advisor to more than a half-dozen private companies, including edtech startup WISR Inc. and personal care startup Aunt Flow.
She received a Bachelor of Arts in Law & Public Policy from Brown University, and a Master of Business Administration from Harvard Business School.
Skills and Qualifications Relevant to Service on our Board
•
Possesses substantial executive management expertise on a broad range of management topics, including developing corporate strategy, recruiting and developing a senior executive team, assessing emerging industry trends as well as optimizing business operations.

•
Developed extensive knowledge as a global consumer and industrial products leader throughout her career. At GOJO, the PURELL omnichannel and consumer business directly reports to her, including sales to all U.S. retailers and through e-commerce. At Bain, she spent more than 10 years primarily advising retail, consumer products and industrial sectors, including numerous public and private companies involved in food manufacturing and production.

•
Oversees direct reports leading brand and consumer marketing since 2016 at GOJO, including responsibility for the marketing organization and leadership of brand strategy matters.

•
Led a massive supply chain systems redesign following the COVID pandemic, including facilities, systems and equipment, to drive high-growth by more than doubling global production in a short time across North America and Europe. Redesign and scaling the business for significantly higher demand included overseeing the implementation of significant automation

Page	13	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters

technology, including a state-of-the-art material handling system for distribution operations and similar to what is used by major retailers and distributors in retail and consumer goods industries.
•
Developed financial and accounting expertise through executive roles, including debt restructuring and refinancings, and previously was determined by our Board to be an audit committee financial expert during her service on our Audit and Risk Committee.

•
Is a member of GOJO’s sustainable value steering team that drives its strategy.

•
Is a member of GOJO’s Audit and Risk, People and Culture, and Finance committees.

•
Private board service and advisory roles provide additional governance, compensation and strategic oversight experience.

Page	14	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
ERIC J. LINDBERG, JR., Chairman of the Board
Age: 54 Director Since: Jan. 2006 Chairman Since: Jan. 2023 Committees: None

Career Highlights
October 2024 to February 2025, served as Interim President and Chief Executive Officer at Grocery Outlet.
1996 to 2022, served various positions at Grocery Outlet and its predecessor, including as Chief Executive Officer (Jan. 2019 to Dec. 2022) and Co-Chief Executive Officer (Jan. 2006 to Dec. 2018).
Public Company Boards
None
Other Information
He received a Bachelor of Arts in Economics from Hampden-Sydney College.
Skills and Qualifications Relevant to Service on our Board
•
Possesses significant experience in the retail and consumer packed goods industries, garnered over his 26-year tenure with us, including 17 years as CEO or co-CEO. From 2000 to 2022, active member of the GMA/FMI (Grocery Manufacturers of America/Food Marketers Institute) and a member of CGA board (California Grocers Association 2014-2019).

•
Proven executive manager, including long service to Grocery Outlet as a private company and then as a public company following our IPO in June 2019. Eric’s 17-year run as co-CEO and CEO was transformative for Grocery Outlet. Under his leadership, Grocery Outlet grew its store base from 123 to 441 stores, or 259%, and revenues from $612.6 million to $3.58 billion, or 484%, and developed a bi-coastal store footprint. He led sharing our vision and strategy in the IPO and thereafter in developing key stockholder relationships.

•
Eric’s deep knowledge of our operations, finances, strategies and industry facilitates a strategic vision to set the overall tone and direction of the Company as well as clear leadership through consistency. As our leading executive, he implemented fundamental strategic initiatives that enhanced our differentiated model for buying and selling, and strengthened our relationships with entrepreneurial Independent Operators that run most of our stores, combining to deliver a “WOW!” shopping experience. In his current oversight role, his unique insights on future strategy and initiatives will continue to be invaluable to our Board.

•
Exhibited strong growth focus across all macroeconomic cycles, as demonstrated by our pattern of positive comparable store sales growth and healthy gross margin rates. For example, our comparable store sales increased for 19 out of 20 years through fiscal 2022.

•
Long-standing role with our Board and management allows him to provide a unique perspective regarding oversight of enterprise risk management, including focusing on the most critical risks and evaluating risk mitigation activities.

•
Has alignment with our other stockholders due to his meaningful stock ownership in the Company.

Page	15	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
JASON POTTER
Age: 54 Director Since: Feb. 2025 Committees: None

Career Highlights
Since Feb. 2025, served as President and Chief Executive Officer at Grocery Outlet.
From Mar. 2020 to Jan 2025, served as Chief Executive Officer and director at The Fresh Market, Inc., a specialty grocery retailer of fresh, gourmet food and prepared meals.
From 1990 to June 2018, served in successively senior positions at Sobeys Inc., a Canadian food and drug retailer and wholly owned subsidiary of The Empire Company Limited, including most recently as Executive Vice President of Operations (May 2017 to June 2018). Prior to that, he served as President of Sobeys West, President of Sobeys Atlantic and President of Multi-Format Operations.
Public Company Boards
None
Other Information
He received a Bachelor of Management and Master of Business Administration from Athabasca University. He also completed the Advanced Management Program at Harvard Business School. He was named to Canada’s “Top 40 Under 40” for Leadership by Caldwell Partners in 2008.
Skills and Qualifications Relevant to Service on our Board
•
More than 30 years of grocery retail experience and a merchant at heart, with a track record of growing and scaling grocery businesses of significant complexity to drive earnings growth and shareholder value. Most recently, at The Fresh Market, he led the successful transformation of the business to strong earnings growth, as well as driving an award-winning customer experience that led to its selection as USA Today’s Readers’ Choice “Best Supermarket in America” in 2021, 2022 and 2023. At Sobeys, one of the largest food retailers in North America, he oversaw store operations for approximately 1,500 stores under several banners with more than $12 billion in revenues.

•
Strong executive leadership experience, with more than 17 years of profit and loss leadership of The Fresh Market and numerous brands at Sobeys. Has led numerous transformational strategic projects for turnaround, growth and mature brands, and has strong financial expertise. Initiated key innovations, including e-commerce and private label development opportunities.

•
Particular expertise in large-scale operations, complex supply chain and logistics, marketing, merchandising and strategy. Spent early career learning the retail food business through numerous jobs of increasing responsibility, including developing significant expertise in managing stores and distribution centers, real estate site selection as well as merchandising and marketing.

•
As President and CEO, he is our operational and strategic day-to-day leader, and his vision, values and hands-on communication style aligns with the Company’s goals and culture. Understands how to lead a customer-centric business model that emphasizes the store experience and customer loyalty.

•
His prior experience as a combined CEO and a director of a private food and drug retailer provides him with relevant governance, risk management and strategic oversight expertise, as well as experience serving in dual capacities as an executive and director.

•
Depth of experience with a franchise operating model at Sobeys, which has many similarities to Grocery Outlet’s independent operator model.

Page	16	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Class I Directors with Terms Expiring in 2026
KENNETH W. ALTERMAN, Independent Director
Age: 68 Director Since: Feb. 2011 Committees • Compensation (Chair, since Nov. 2019; Member, since Nov. 2014)

Career Highlights
Dec. 2002 to Jan. 2022, served various positions at Savers, Inc., a retail thrift store chain, including as Executive Adviser (Jan. 2017 to Jan. 2022), President, Chief Executive Officer and a director (Jan. 2004 to Jan. 2017) and Vice President and General Manager (Dec. 2002 to Dec. 2003).
Previously, for 20 years, he worked at Pepsi Bottling Group, most recently as Director of Bottlers Operations and Washington State Market Unit General Manager.
Public Company Boards
None
Other Information
He received a Bachelor of Science in Chemical Engineering from Clarkson University.
Skills and Qualifications Relevant to Service on our Board
•
Developed extensive knowledge of the discount retail industry throughout his career, including from employment and director roles.

•
Focused marketing and brand management experience at Pepsi, with oversight on brand roll outs and product acquisition integration, as well as from his leadership role at Savers, which heavily focused on discount marketing.

•
Possesses substantial executive management expertise, with particular experience in developing corporate strategy and assessing emerging industry trends and business operations, from his 18 years of leadership at Savers.

•
Relevant supply chain and logistics experience from his responsibility for distribution of PepsiCo beverages in the U.S. and Canada, as well as overseeing the global distribution of Savers products.

•
Private board service and advisory roles provide relevant governance, compensation and strategic oversight experience.

Page	17	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
JOHN (“JEB”) E. BACHMAN, Independent Director
Age: 69 Director Since: Nov. 2019 Committees • Audit and Risk (Chair, since Nov. 2019)

Career Highlights
Since 2016, has been an outside director for various public companies since his retirement.
1978 to 2015, former Certified Public Accountant at the global accounting firm, PricewaterhouseCoopers LLP, most recently as a partner (1989 to 2015). At PwC, Mr. Bachman served for six years (2007 to 2013) as the Operations Leader of the firm’s U.S. Assurance Practice with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Prior to this role, Mr. Bachman served for three years as the firm’s U.S. Strategy Leader (2004 to 2007) where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for over 25 years for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries.
Public Company Boards
Current
None

Prior
The Children’s Place Inc. (Mar. 2016 to Mar. 2024), an omni-channel children’s specialty retailer, with a global retail and wholesale network. Nasdaq: PLCE
•
Audit (Chair, May 2017 to Mar. 2024; Member, Mar. 2016 to Mar 2024)

•
Corporate Responsibility, Sustainability & Governance (f/k/a Nominating and Corporate Governance) (2019 to 2023)

Recharge Acquisition Corp (2020 to 2022), a blank check company (also known as a special purpose acquisition company), including as Chair of the Audit Committee and a member of the Compensation Committee. Nasdaq: RCHG
Wex Inc. (2016 to 2021), a global provider of payment solutions, including as a member of the Audit Committee and Finance Committee. Nasdaq: WEX
SCANA Corporation (2018 to 2019), an electric and natural gas utility company, including as a member of the Special Litigation Committee. NYSE: SCG

Other Information
He received a Bachelor of Science in Business Administration from Bucknell University, and a Master of Business Administration from Harvard Business School.
Skills and Qualifications Relevant to Service on our Board
•
Extensive financial and accounting expertise, as well as business strategy, internal controls, financial reporting and enterprise risk oversight experience, from serving as a partner (as a former Certified Public Accountant) and in leadership roles for one of the world’s largest accounting firms. In addition, he has served as Chair of our Audit Committee since Nov. 2019, as well as the Audit Committee and Finance Committee of numerous other public companies in recent years. He has been determined by our Board to be an audit committee financial expert.

•
Possesses public company director experience through his substantial board and board committee service in recent years for companies in a variety of industries, including an omnichannel retailer.

•
Through many years of senior leadership at PwC, he has deep experience in operations, finance, risk management and strategic planning of a large, complex organization.

•
Has retail experience through his lengthy board and board committee service to The Children’s Place.

Page	18	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
THOMAS F. HERMAN, Independent Director
Age: 84 Director Since: 2004 Committees • Audit and Risk (Chair, Nov. 2014 to Nov. 2019; Member, since 2014) • Nominating and Corporate Governance (since Nov. 2020)

Career Highlights
2017 to 2021, Board member of Guckenheimer, a food management company, including as chairman of the Audit Committee.
June 2003 to Jan. 2004, President and Chief Operating Officer of Good Guys, Inc., a public company consumer electronics retailer.
2001 to 2003, co-founder and managing partner of Oak Harbor Partners, a boutique financial services firm.
Dec. 1998 to July 2001, Chief Executive Officer and President of Employment Law Learning Technologies, an online learning company focused on employment law.
1998 to 2001, co-founder of The Alamo Group, a real estate redeveloper of distressed assets.
1994 to 1998, Chief Executive Officer of American Fashion Jewelry, a mall-based jewelry retailer.
1989 to 1992, Chief Executive Officer of San Francisco Music Box Co., a global mall-based retailer of music boxes.
1987 to 1989, Chief Executive Officer of Grand Auto Inc., a public company automotive retailer.
1982 to 1987, he served in multiple roles at Lucky Stores, a high-growth, multi-division discount retailer that was a public company, including as Chief Executive Officer of Automotive Division (1982 to 1985) and Chief Administrative Officer (1985 to 1987).
1979 to 1982, Chief Executive Officer of Delta California Industries Inc., a multi-state transportation public company.
Public Company Boards

Current None
Prior
Good Guys, Inc. (2002 to 2004), including as Chair of Audit Committee and member of Compensation Committee. Nasdaq: GGUY
Crdentia Corp. (2003 to 2006), a provider of healthcare staffing services in the United States, including as a member of the Audit Committee. OTC Bulletin Board

Other Information
He taught finance for 10 years in the Master of Business Administration program at St. Mary’s College, among other finance teaching positions.
He received a Bachelor of Arts in Political Science from University of Oregon, and a Master of Business Administration from University of California, Berkeley.

Page	19	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters

Skills and Qualifications Relevant to Service on our Board
•
Possesses significant executive retail experience from his long career that included numerous management positions for retail companies of significant complexity and scale, including certain high-growth companies.

•
Through many years of service as Chief Executive Officer and other senior management roles, he led numerous M&A, financing, supply chain, human resources, and strategic development and repositioning matters.

•
Historical public company board experience, which led to his initial appointment to our Board and continuing leadership role.

•
Deep financial and accounting expertise, including serving as the chair or member of the Audit Committees of many public companies, and as the former Chair and continuing member of our Audit and Risk Committee for nine years. Further, he taught finance courses in college for many years. He has been determined by our Board to be an audit committee financial expert.

Page	20	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
ERIK D. RAGATZ, Lead Independent Director

Age: 52
Director Since: Oct. 2014
Lead Independent Director Since: Jan. 2023
Former Chairman: Oct. 2014 to Dec. 2022
Committees
•
Compensation (since Nov 2014)

•
Nominating and Corporate Governance (Chair, June 2019 — Feb 2023; Member, since June 2019)

Career Highlights
Since Sept. 2001, served various positions at Hellman & Friedman LLC, a global private equity firm focused on investing in high-quality, growth-oriented business, including as Senior Advisor (since Feb. 2023), Partner (Jan. 2008 to Feb. 2023), and Director/Principal (Sept. 2001 to Dec. 2007).
Prior, served in various positions at Bain Capital, LP, a global private equity firm, and Bain & Company, a global management consultancy.
Public Company Boards
Current
None

Prior
Snap One Holdings Corp. (Aug 2017 to June 2024), a leading omnichannel supplier of connected home products and solutions to home integrators. Nasdaq: SNPO
•
Chairman (Aug. 2017 – June 2024)

•
Nomination and Governance Committee Chairman (July 2021 – June 2024)

•
Compensation Committee Chairman (Aug. 2017 – July 2021), Member (July 2021 – June 2024)

LPL Financial Holdings, Inc. (2009 to 2012), a leading provider of brokerage and investment advisory services. Nasdaq: LPLA

Other Information
Mr. Ragatz also serves on several boards and board committees of other companies:
•
Since July 2021, At Home Group, Inc., a leading omnichannel home décor value retailer, including serving as Chairman (Since June 2024), Executive Chairman (Nov. 2023 to June 2024) and a member of the Compensation Committee (since July 2021), and previously as Lead Independent Director (July 2021 to Nov. 2023).

•
Since Oct. 2023, The New Leaf Company BV (dba Superplum), an early-stage agri-tech business, including serving as Chairman.

•
Since Feb. 2024, And Go Concepts, LLC (dba Salad & GO), a disruptive quick service restaurant on a mission to make fresh, nutritious food convenient and affordable to all.

He previously served on additional private company boards of H&F, including board leadership roles, in the following industries: auto collision repair (2014 to 2023), building products manufacturing and distribution (2010 to 2020), HVAC

Page	21	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters

manufacturing and distribution (2008 to 2012), healthcare services (2007 to 2011), and energy generation (2004 to 2005).
He received a Bachelor of Arts in Economics from Stanford University, and a Master of Business Administration from Stanford University Graduate School of Business.
Skills and Qualifications Relevant to Service on our Board
•
Developed significant strategic and operations expertise for retail, supply chain and logistics matters through leading H&F’s efforts to invest in high-growth global companies in the consumer, retail and industrial sectors, and taking leadership roles on the boards and board committees of the relevant portfolio companies for over 20 years.

•
Strong other public company director experience through his board and board committee service at Snap One and LPL Financial, and together with his significant private company director experience, he has a unique expertise in corporate governance. His significant leadership roles on boards outside of our Board include serving as Chairman or Lead Independent Director of six companies (including one public company), Chair of the Compensation Committee of three companies, Chair of the Audit Committee of three companies (including one public company) and Chair of the Nominating and Corporate Governance Committee of one public company. This breadth of experience and expertise leading boards and board committees enables him to provide critical insights in overseeing and partnering with management of high-growth companies.

•
Through serving as Chairman or a member of numerous Audit Committees of public and private companies, being a senior leader on H&F’s investment team and leading H&F’s macro-economic research and forecasting, he has significant finance, accounting and financial reporting expertise, including for retail and high-growth companies.

•
His knowledge and expertise regarding enterprise risk oversight for high-growth companies was developed through his public and private company board roles, as well as having responsibility for the full lifecycle of the investing process at H&F, including sourcing ideas, negotiating transactions, raising capital, establishing governance procedures, partnering with executives to grow their businesses and ultimately selling the investments.

Page	22	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Class II Directors with Terms Expiring in 2026
MARY KAY HABEN, Independent Director
Age: 68 Director Since: Nov. 2019 Committees • Nominating and Corporate Governance (Chair, since Feb. 2023; Member, since Nov. 2019) • Audit and Risk (Nov. 2019 to June 2021)

Career Highlights
Since 2011, she has been an outside director for various public companies since her retirement.
Apr. 2007 to Feb. 2011, she held senior positions with Wm. Wrigley Jr. Company, a confectionery company, including President, North America (Oct. 2008 to Feb. 2011) and Group Vice President and Managing Director, North America (Apr. 2007 to Oct. 2008). Wrigley was public until October 2008, following which it became a subsidiary of Mars, Incorporated.
Prior, she led several multi-billion divisions during her 27-year career with Kraft Foods, Inc., a grocery manufacturing and processing conglomerate, including Senior Vice President, Open Innovation (2006 to 2007), Senior Vice President, Global Snack Sector (2004 to 2006), and Group Vice President, Kraft Foods and President, Cheese, Enhancers and Meals (2001 to 2004).
Public Company Boards

Current
The Hershey Company (since Aug. 2013), a global confectionery leader. NYSE: HSY
•
Compensation and Human Capital Committee (Aug. 2013 to May 2017, and since May 2018; Chair, since June 2024)

•
Finance and Risk Management Committee (2018, and since 2023)

•
Governance Committee (Chair, 2018 to 2022; Member, Jan. 2016 to 2022)

•
Executive Committee (2018 to 2022, and since June 2024)

Equity Residential (since July 2011), a REIT engaged in the acquisition, development and management of multi-family properties. NYSE: EQR
•
Compensation Committee (Chair, since 2016; Member, since 2013)

•
Audit Committee (2011 to 2013)

•
Corporate Governance Committee (since 2012)

Prior
Bob Evans Farms, Inc. (Aug. 2012 to Jan. 2018), a leading producer and distributor of food products. Nasdaq: BOBE (company sold and went private in Jan. 2018)
•
Lead Independent Director (Aug. 2015 to Jan. 2018)

•
Non-Executive Chair of the Board (Oct. 2014 to Aug. 2015)

•
Compensation Committee (Apr. 2015 to Jan. 2018)

•
Nominating and Corporate Governance Committee (2016 to Jan. 2018)

•
Audit Committee (Aug. 2012 to 2014)

•
Finance Committee (Aug. 2012 to 2014)

Page	23	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters

Other Information
Ms. Haben was named to the 2020 National Association of Corporate Directors Directorship 100™, which honors the most influential boardroom leaders each year. She has served and chaired various alumni and foundation boards of the University of Michigan and Illinois, and is active in various non-profit boards.
She received a Bachelor of Science in Business Administration from the University of Illinois, and a Master of Business Administration in Marketing from the University of Michigan, Ross School of Business.
Skills and Qualifications Relevant to Service on our Board
•
Possesses substantial M&A, operating, digital, marketing, and brand management and development experience from long-term senior executive roles for consumer-packaged goods/food companies, including a strong track record in delivering value to shareholders and consumers through brand building, developing new products, innovation and implementation of business strategies in various markets and media platforms. Has deep knowledge of and ability to analyze the overall consumer-packaged goods industry, evolving market dynamics and consumers’ relationships with brands. Executive experience also included numerous years of direct reports in sales, R&D and supply chain.

•
Long-tenured current board member of two public companies, and a former long-term board member of a third public company. Significant oversight expertise in governance, compensation, finance, digital transformations and AI, digital and social marketing, supply chain strategy, ESG and enterprise risk management (including cybersecurity risks) from serving on public company boards, including numerous leadership and board committee roles, since her retirement in 2011. Experience includes two significant directorships with consumer-packaged goods/food companies.

•
The breadth of experience and expertise leading boards and board committees, as well as serving in executive management roles, enable her to provide critical insights in overseeing and partnering with management.

Page	24	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
GAIL MOODY-BYRD, Independent Director
Age: 67 Director Since: Jan. 2021 Committees • Audit and Risk (since Jan. 2021)

Career Highlights
Since March 2022, Vice President, Marketing of LinkedIn Sales Solutions at LinkedIn Corporation, the world’s largest social professional network and a division of Microsoft Corporation.
November 2018 to February 2022, Chief Marketing Officer of Noodle.ai, a software company focused on AI innovation in the global supply chain industry.
September 2007 to October 2018, served various sales and marketing positions at SAP SE, a multinational enterprise software application company, including most recently as Vice President, Head of Web Marketing (Jan. 2018 to Oct. 2018), and Senior Director, Growth Strategies, Digital and Social Channels (May 2017 to Dec. 2017).
February 2001 to August 2007, served various marketing and corporate development positions at Palm, a software developer and manufacturer of smartphones for consumers and enterprises.
In prior years, she had retail industry roles with divisions of Federated Department Stores and Target Corporation, with Levi, Strauss & Co., as well as retail consultant roles with McKinsey & Company and Walker K. Levy Associates.
Public Company Boards
None
Other Information
She is a seven-year member of the Board of Directors of Juma Ventures, a non-profit that strives to break the cycle of poverty for underserved youth across America.
She received a Bachelor of Arts in Economics from Spelman College, and a Master of Business Administration from Harvard Business School.
Skills and Qualifications Relevant to Service on our Board
•
Developed significant marketing and brand management expertise, including in driving brand awareness and demand generation as well as leading technology and data-driven consumer marketing, through more than 35 years in B2B technology marketing and retail/wholesale industry consulting, merchandising and planning.

•
Early career focused on retail industry matters, including serving as a retail consultant for national and global brands, as well as a merchandiser, buyer, and brand manager. At Noodle.ai, she drove brand awareness and revenue generation for a high-growth supply chain software company targeting global consumer packaged goods companies.

•
Has had recent involvement in strategic planning and other executive management matters at LinkedIn, and operated as a member of the C-suite at Noodle.ai, including quarterly board meeting presentations with the private equity-led board.

•
At SAP, she spent five years as the digital marketing lead for the SAP Community Network, an online loyalty community of over two million customers undertaking various stages of large-scale digital transformations through SAP software implementations, thereby developing familiarity with various stages of the customer experience in such projects.

Page	25	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
JEFFREY R. YORK, Independent Director
Age: 61 Director Since: Nov. 2010 Committees • Audit and Risk (from Nov. 2014 to June 2021, and since July 2022) • Compensation (Nov. 2019 to July 2022)

Career Highlights
Since June 2024, has served as Chief Executive Officer of Altea Active, a private fitness and wellness company in Canada.
June 2020 to January 2025, served as Special Advisor to Sobeys, Inc., the second largest food retailer in Canada with over 1,500 stores operating across Canada under a variety of names.
June 2020 to January 2024, served as Partner, Farm Boy Stores Inc., a Canadian specialty grocery retailer.
Nov. 2009 to June 2020, served as Co-Chief Executive Officer and President of Farm Boy, Inc.
1989 to 2009, served in various roles at Giant Tiger Stores Ltd., a Canadian extreme value discount store chain, including as President and Chief Operating Officer (1999 to 2009).
1986 to 1989, served with Ward Mallette, Chartered Accountants, where he obtained a chartered accountant/CPA designation.
Public Company Boards
None
Other Information
Mr. York currently serves as Chairman and a member of the Boards of Directors (and the Audit Committee) of the following Canadian public companies: Braille Energy Systems, Inc. (TSX-V: BES), a manufacturer of race car batteries and other energy storage devices; Stria Lithium (TSX-V: SRA), a junior mineral exploration company with lithium claims in Northern Quebec; and Focus Graphite (TSX-V: FMS), an advanced exploration and mining company.
He received a Bachelor of Arts in Economics from Princeton University.
Skills and Qualifications Relevant to Service on our Board
•
Developed extensive knowledge of the grocery and food retail industries, as well as extreme value discount retail, throughout his career spanning over 30 years in these areas.

•
Experienced in leading rapid growth in store count and sales evidenced by his accomplishments at both Giant Tiger Stores and Farm Boy.

•
Possesses substantial executive management expertise, with particular experience in developing corporate strategy, oversight of supply chain and logistics matters for fresh food deliveries, distribution centers and business operations.

•
Financial and accounting expertise through being a Canadian Certified Public Accountant and serving on the audit committees of other boards. He has been determined by our Board to be an audit committee financial expert.

•
Canadian public company director roles provides relevant governance, compensation, additional financial and strategic oversight experience.

Page	26	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Corporate Governance
BOARD LEADERSHIP STRUCTURE
Mr. Lindberg has served as our Chairman of the Board since December 31, 2022, including during the 4-month period he recently served as our Interim President and Chief Executive Officer. The Board believes that Mr. Lindberg’s significant experience as our former Chief Executive Officer and detailed knowledge of our operations, finances, strategies and industry facilitates a strategic vision to set the overall tone and direction of the Company as well as clear leadership through consistency.
Concurrent with Mr. Lindberg’s appointment as Chairman, the Board appointed Mr. Ragatz (who previously served as Chairman since October 2014) to the role of Lead Independent Director. Our Corporate Governance Guidelines provide that our independent directors will elect a Lead Independent Director whenever the Chairman is not an independent director. Our Board believes that an effective Lead Independent Director, such as Mr. Ragatz, who has significant and clearly delineated responsibilities as set forth in our Corporate Governance Guidelines and significant experience after serving as our Chairman of the Board, ensures strong, independent oversight of management and promotes effective governance and Board efficiency. Mr. Ragatz qualifies as an independent director under applicable rules and regulations of the SEC and Nasdaq. Further, the Committees consist solely of independent directors and provide significant oversight and leadership of key Board functions.
Key Responsibilities of Lead Independent Director
ERIK D. RAGATZ
Erik D. Ragatz
•
Preside over all meetings of the Board at which the Chairperson and CEO are not present

•
Request the inclusion of certain materials for Board meetings

•
Collaborate with the Chairperson and CEO on Board meeting agendas

•
Collaborate with the Chairperson and CEO in determining the need for special meetings of the Board

•
Serve as the Board liaison to the CEO to give guidance and/or feedback

•
Regularly consult with the Chairperson and CEO regarding the Company’s strategy and key operational matters

•
Be available to meet with major stockholders of the Company as appropriate

•
Develop topics and lead Board discussion in executive sessions of the independent directors

•
Provide leadership and serve as temporary Chairperson of the Board or CEO in the event of the inability of the Chairperson or CEO to fulfill such role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Independent Director shall have the authority to convene meetings of the Board or management

•
Call meetings of independent directors when necessary

•
Recommend to the Board, in concert with the chairs of the respective Committees, the retention of consultants and advisors who directly report to the Board

•
Perform such other responsibilities as may be designated by the Board from time to time

Page	27	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines, which describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of policies and practices, including certain matters described under “Proxy Summary—Governance Principles.” Additionally, these guidelines address:
•
the role and responsibilities, size and composition of the Board;

•
the independence of directors;

•
the selection of Chairman of the Board and the Lead Independent Director;

•
potential and actual conflicts of interest;

•
consideration of matters impacting director service, including a change in present job responsibility;

•
director orientation and continuing education;

•
the conduct of Board meetings;

•
standing Committees;

•
expectations of directors;

•
management succession planning;

•
Board compensation;

•
communications with stockholders and non-employee directors; and

•
the process for evaluating Board performance.

A copy of our Corporate Governance Guidelines is available on our website at https://investors.groceryoutlet.com under the “Corporate Governance” section.
BOARD AND COMMITTEE MEETINGS AND ANNUAL MEETING ATTENDANCE
The Board and its Committees meet throughout the year at regularly scheduled meetings and also hold special meetings as needed. Additionally, they act by unanimous written consent when needed and appropriate. During the Fiscal Year 2024, there were six meetings of the Board, ten meetings of the Audit and Risk Committee, six meetings of the Compensation Committee and four meetings of the Nominating and Corporate Governance Committee. Each of our current directors attended at least 75% of the aggregate meetings of the Board and its Committees on which they served during Fiscal Year 2024.
In addition, our independent directors regularly meet in executive session, without management present. The Lead Independent Director chairs these executive sessions of independent directors. Our fully independent Committees also regularly meet in executive session (chaired by the respective Committee Chair).
We strongly encourage our directors to attend our annual meetings of stockholders. Nine of our then ten directors attended our 2024 annual meeting of stockholders.
Board Member Commitment Outside of the Boardroom
In addition to preparation for and attendance at regular and special meetings, our directors stay regularly informed on recent developments and current events affecting our business or industry through postings and other communications (from management, company advisors and other third party sources). They also participate in ad hoc meetings with management, special committees, certain meetings with investors and site visits to our stores from time to time.
Page	28	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
BOARD AND COMMITTEES’ ROLE IN RISK OVERSIGHT
Our Board and its Committees have extensive involvement in overseeing the Company’s risk management through their activities, some of which are noted below. We believe that the leadership structure of our Board and Committees provides appropriate risk oversight.
Full Board
•
General risk management oversight, including strategic, operational, financial and legal risks

•
Joint leadership with management regarding crisis management and disaster recovery activities

•
Reviews and approves annual business plan, including strategy and liquidity, and reviews long-term strategy, including its three primary pillars (strengthening our core business model, evolving our business and expanding our footprint)

•
Reviews capital allocation strategy, including acquisitions, financing/debt transactions and share repurchase program

•
CEO and executive team succession planning

•
CEO performance review and CEO target compensation (independent members of the Board only)

Audit and Risk Committee
•
Oversees enterprise risk management and reviews key findings and strategies to mitigate identified risks

•
Oversees significant financial risk exposures, including liquidity, legal, regulatory and other contingencies

•
Regularly reviews reports from the Company’s legal, regulatory and compliance functions, including ethics hotline

•
Regular oversight and consultations with the independent registered public accounting firm

•
Oversight of the internal audit function

•
Oversees cybersecurity risk management and reporting

Compensation Committee
•
Annually reviews whether any compensation programs encourage excessive risk taking, as well as risk mitigation policies and considerations

•
Oversees human capital management, including talent acquisition, equity and inclusion, and any human capital risks identified in the enterprise risk management process

Nominating and Corporate Governance Committee
•
Considers any governance risks identified in the enterprise risk management process

•
Review and approval of Securities Trading Policy

•
Responsible for oversight of sustainability, and risks and opportunities related to ESG

Enterprise Risk Management Process. Our Audit and Risk Committee oversees our approach to enterprise risk management, which is designed to work across our business to identify, assess, govern and manage risks (including all strategic, operational, compliance and financial risks across the organization) and our response to those risks. The Senior Director of Corporate Internal Audit & Enterprise Risk, who reports functionally and administratively to our Chief Financial Officer and directly to the Audit and Risk Committee, leads an annual risk assessment process. Through this process, risks are identified through a series of interviews and questionnaires, and then prioritized based on quantitative and qualitative factors that consider the likelihood and impact of the risk on our operations, current objectives and long-term strategies. Senior management aligns on critical risks and then identifies risk owners among the executive leadership team and the Board or a Committee for oversight, with the risk owner developing a risk mitigation plan that is tracked to completion. Less critical risks are subject to various levels of internal monitoring. Overall results are reported to and discussed with the Audit and Risk Committee annually and more frequently based on the materiality of specified risks. The Audit and Risk Committee provides updates to the Board, at least annually, on such review.
Cybersecurity, Data Privacy and Data Security. We consider cybersecurity to be an important issue affecting the enterprise both in terms of economic risk and reputational risk. Under the direction of our information technology department, we have implemented policies and controls in line with the requirements of the International Organization for Standardization and have assessed and continue to assess our cybersecurity maturity levels against the National Institute of Standards and
Page	29	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Technology framework to set appropriate standards and guidelines. We monitor and remediate threats through our managed detection and response, and our vulnerability management programs. We provide regular employee communications and mandatory training, periodically review our incident response and breach notification plan, and leverage third-party expertise for testing, assessments and improvements. We have an onboarding and periodic security review process of all third party vendors who have or will have access to our confidential information. We also have established business continuity disaster recovery plans that are designed to limit downtime and data loss in the event of a security breach. As we have increased our remote workforce in recent years, the Audit and Risk Committee and management have focused on enhancing the security of remote access with trusted devices, endpoint security controls and infrastructure resiliency.
We have a written incident response plan that is implemented by our cybersecurity incident response team, comprised of members of our information security, legal, human resources, finance and communications teams, and whose function is to respond to any such incident, define and seek to control the extent of the incident, assess and take reasonable actions intended to remediate any damage caused, and implement measures designed to prevent future reoccurrences. The materiality of any cybersecurity incident is evaluated by senior management, including the legal and finance departments, and, in certain circumstances by our third-party advisors. We periodically perform simulations (referred to as tabletop exercises) at a management level with external resources and advisors. Additional information relating to cybersecurity, data privacy and data security is contained in Item 1C. “Cybersecurity” in our 2024 Annual Report.
We carry cyber risk insurance that is intended to provide protection against a breach or other data security incident (see our risk factors in our 2024 Annual Report relating to cybersecurity and cybersecurity insurance).
Compensation Risk Analysis. The Compensation Committee reviews management’s annual assessment of our compensation programs and policies for our executive officers as well as for our other employees to determine whether those programs and policies encourage excessive risk taking that are reasonably likely to have a material adverse effect on our Company. Our compensation policies and practices (including those for our NEOs described in more detail under “Compensation Discussion and Analysis” below) balance short- and long-term performance goals and award vehicles, as well as the mix of the cash and equity components. Further, our most significant programs are overseen by the Compensation Committee, directly or through delegation of authority, and have strong risk mitigants, including market-based benchmarking throughout the organization and reasonable payout caps and, for our executives and directors, our clawback policies and stock ownership guidelines. Based upon this review, the Compensation Committee believes the elements of our compensation programs and policies do not encourage unnecessary or excessive risk-taking that are reasonably likely to have a material adverse effect on us.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
The Board is committed to a thorough annual self-assessment process led by the Chair of the Nominating and Corporate Governance Committee (which process may from time to time include the engagement of a third-party consultant). This process is used as an important tool to promote Board effectiveness and continuous improvement. This self-assessment process involves filling out detailed questionnaires and having an individual meeting with the Chair of the Nominating and Corporate Governance Committee which elicits each director’s input regarding various board and committee effectiveness topics such as stewardship and board/committee dynamics. Through this process, areas where the Board functions effectively and areas where the Board believes it can improve are identified and discussed. Improvement opportunities generally are assigned to develop and drive action plans.
COMMITTEES OF THE BOARD
The standing Committees of our Board include: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each standing Committee are described below, as well as above under “Board and Committees’ Role in Risk Oversight”. Members serve on Committees until their resignation, retirement or other termination of service, or until otherwise determined by our Board. Current copies of the charters for each of these Committees are available on our website at https://investors.groceryoutlet.com, under the “Corporate Governance” section.
The following table sets forth the standing Committees and their Chairs and members as of the date of this Proxy Statement. Neither Mr. Lindberg nor Mr. Potter serve on any standing Committees.
Page	30	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters

Committee Composition

	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kenneth W. Alterman		Committee Chairperson	
John E. Bachman (Audit Committee Financial Expert)	Committee Chairperson		
Mary Kay Haben			Committee Chairperson
Thomas F. Herman (Audit Committee Financial Expert)	Member		Member
Carey F. Jaros		Member	
Gail Moody-Byrd	Member		
Erik D. Ragatz		Member	Member
Jeffrey R. York (Audit Committee Financial Expert)	Member		

Committee Chairperson   Member   Audit Committee Financial Expert

Audit and Risk Committee.   The Audit and Risk Committee is solely and directly responsible for the appointment, compensation, retention, oversight of the work and termination, if any, of our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche” or “Deloitte”). The additional primary responsibilities of the Audit and Risk Committee are to provide assistance to the Board regarding:
•
oversight of the quality and integrity of the Company’s financial statements, including the oversight of the Company’s accounting and financial reporting processes (including relating to internal control over financial reporting and disclosure controls and procedures) and review of reports filed or furnished to the SEC that include financial statements or results;

•
review and assessment of the independent registered public accounting firm’s qualifications, planned scope and procedures for the audit and other pre-approved services, performance, fees and independence;

•
oversight of the Company’s legal and regulatory compliance related to financial reporting and internal controls;

•
oversight of the Company’s corporate compliance program, including the Code of Business Conduct and Ethics (the “Code of Ethics”), and investigations of possible violations thereunder (including reports made to our confidential third-party hotlines);

•
oversight of the Company’s framework and approach to enterprise risk management, and the identification of risks and risk mitigating activities, including relating to the Company’s significant financial risk exposures and cybersecurity, data privacy and data security controls;

•
the preparation of the Audit and Risk Committee report included in our proxy statements, as well as the review of related disclosures in such proxy statements;

•
review of the work plan, staffing and performance of the Company’s internal audit function, including regarding internal control testing;

•
review of the Related Persons Transactions Policy and review and, if appropriate, approval of proposed related person transactions in accordance with such policy;

•
review and oversight of the Company’s significant insurance policies; and

Page	31	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
•
other responsibilities noted in the Audit and Risk Committee report included in this Proxy Statement.

The Board has determined that each of Messrs. Bachman, Herman and York qualifies as an audit committee financial expert under SEC rules, and that each member of the Audit and Risk Committee has sufficient knowledge in reading and understanding financial statements to serve on such Committee.
Compensation Committee.   The primary responsibilities of the Compensation Committee are to provide assistance to the Board regarding:
•
being solely and directly responsible for the engagement, qualifications, scope of work, performance, independence and fees of the Compensation Committee’s independent compensation consultant;

•
evaluating, with the assistance of the President and CEO, the performance of the executive officers (other than the CEO);

•
annually determining the appropriate peer group and survey data in connection with evaluating executive compensation and benefits;

•
approval of the compensation program and target compensation of the Company’s executive officers (other than the CEO) and recommending to the full Board the compensation program and compensation of the non-employee members of the Board;

•
considering on an annual basis an assessment of whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•
monitoring or administering incentive and equity-based compensation plans;

•
reviewing and approving stock ownership guidelines for directors and executive officers and “clawback” policies of the Company;

•
review any compensation-related disclosures in our proxy statements, including reviewing and discussing with management our “Compensation Discussion and Analysis” and producing the Compensation Committee Report included in our proxy statements, and reviewing any stockholder proposals related to such matters; and

•
overseeing certain matters related to human capital management.

The Board has determined that each member of the Compensation Committee qualifies as a non-employee director under applicable rules and regulations of the SEC.
To the extent permitted by applicable law and the Nasdaq rules, the Compensation Committee may delegate its responsibilities to a subcommittee and may authorize members of our Human Resources department to carry out certain administrative duties regarding our compensation programs. Pursuant to delegated authority from the Compensation Committee, the Committee Chair and the President and Chief Executive Officer approve certain equity awards for non-executive officer employees, subject to specified limitations.
For Fiscal Year 2024, the Compensation Committee determined to re-engage Korn Ferry as its independent consultant. In connection with such engagement, the Committee reviewed the independence of Korn Ferry based on the factors specified by Nasdaq as well as other factors it deemed relevant, and any potential conflicts of interest raised by the work of Korn Ferry. In Fiscal Year 2024, management engaged Korn Ferry for executive search services. The fees for those services were $362,295. While neither the Committee nor the Board approved such other services, the services were discussed with the Chair of the Committee in advance of any services being rendered. The Committee believes that the advice it receives from the individual compensation consultants was and is objective and not influenced by Korn Ferry’s other relationships with us because of the policies and procedures Korn Ferry and the Committee have in place. These policies and procedures include:
•
the Compensation Committee’s consultants receive no incentive or other compensation based on the fees charged to us for other services provided by Korn Ferry;

•
the Compensation Committee’s consultants are not responsible for selling other Korn Ferry or affiliate services to Grocery Outlet;

Page	32	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
•
Korn Ferry’s professional standards prohibit the Compensation Committee’s consultants from considering any other relationships Korn Ferry may have with us in rendering their advice and recommendations;

•
the Compensation Committee has the sole authority to retain and terminate its compensation consultants; and

•
the Compensation Committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.

The Committee determined that there were no conflicts of interest raised by Korn Ferry’s work for the Company beyond services to the Compensation Committee. For information on the processes and roles for determining compensation, including the role of Korn Ferry as the Compensation Committee’s independent consultant, and the role of our President and Chief Executive Officer, in the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” below.
Nominating and Corporate Governance Committee.   The primary responsibilities of the Nominating and Corporate Governance Committee are to provide assistance to the Board regarding:
•
developing and recommending to the Board a set of corporate governance principles applicable to the Company, including reviewing key governance policies of the Company (including the Corporate Governance Guidelines and Code of Ethics) and monitoring or administering such policies as specified therein;

•
identifying and evaluating individuals qualified to become directors (including candidates nominated or recommended by stockholders), consistent with the criteria approved by the Board and set forth in Company policies, and recommending to the Board the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings;

•
reviewing director independence;

•
evaluating the composition the Board and considerations related to director succession planning;

•
reviewing Committee membership and Board and Committee leadership roles and succession planning for such roles;

•
overseeing the annual evaluation of the Board and its Committees;

•
reviewing any governance-related disclosures in our proxy statements and reviewing any stockholder proposals related to such matters;

•
reviewing matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to the Company’s business of ESG issues, and the Company’s public reporting on these topics;

•
oversight of management and director engagement with stockholders relating to ESG; and

•
review and approval of policies relating to compliance with securities laws and security trading by the Company’s directors, officers and other employees.

STOCKHOLDER ENGAGEMENT
Our Board and management value the opportunity to engage with our stockholders and prospective stockholders to better understand and focus on the priorities that matter most to them, and to foster consistent and constructive dialogue. Periodically, our Investor Relations team, certain members of management and our Lead Independent Director proactively initiate investor outreach efforts through requested meetings with stockholders. Additionally, throughout the year, our Investor Relations team and leaders of our business proactively engage with our stockholders to seek their input, to remain well-informed regarding their perspectives and help increase their understanding of our business, industry and long-term strategy. In early Fiscal Year 2024 we reached out to our major investors and were able to engage with stockholders representing a majority of our issued and outstanding shares regarding ESG topics. The feedback received from our stakeholder outreach efforts is communicated to and considered by our Board and Board Committees, and our engagement activities have produced valuable feedback that helps inform our decisions and our strategy, where appropriate. The Board also receives regular reports from management regarding investor sentiment, institutional investor voting and governance policies, and trends in stakeholder issues, which informs the Board’s ongoing evaluation of appropriate governance and other practices.
Page	33	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Our Board welcomes correspondence from our stockholders. Stockholders may initiate in writing any communication with our Board, Board Chair or the Lead Independent Director by sending the correspondence to our General Counsel, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA, 94608. This centralized process assists our Board in reviewing and responding to stockholder communications in an appropriate manner. The General Counsel will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party.
Our General Counsel will not forward communications that are not relevant to the duties and responsibilities of the Board, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Our Environmental, Social and Governance Approach
At Grocery Outlet, we believe that our long-term success is naturally aligned with our ability to positively impact our communities, our people and our planet. Our mission of Touching Lives for the Better has been core to the business from the start, and fulfilling this purpose has resulted in positive environmental and social impacts throughout our 79-year history. We have developed a holistic ESG strategy that aligns with our unique model. In Fiscal Year 2022, we began the process of documenting the positive ESG benefits inherent in our business, and in Fiscal Year 2024 we published our second Impact Report which focused on the positive impact we have on our communities, people and planet. Among the key impact areas highlighted in the report are:
•
Saving Customers Money: Our discounts and bargains save customers money—an estimated 40% over conventional grocers on average and 40-70% on WOW! items—enabling them to save for life’s other expenses.

•
Providing Affordable Quality Food: We increase food access in our communities by providing customers with affordable, quality food from trusted, name-brand suppliers.

•
Giving Back: We partner with our Independent Operators to give back to our communities by supporting local food banks, educational programs and other initiatives that uplift and empower those in need.

•
Providing Opportunities to Independent Operators: We create unique opportunities for Independent Operators to be local business owners and entrepreneurs.

•
Providing Opportunities for Employees: We prioritize our values and culture, as well as our inclusion initiatives, and help to create opportunities for our employees to grow and thrive.

•
Reducing Food Waste: Our opportunistic sourcing model naturally supports food waste reduction by focusing on excess inventory and increasing the likelihood that surplus food will be sold to consumers rather than discarded.

•
Improving Operational Efficiency: We strive to reduce our environmental impact on energy use, food waste and carbon emissions by improving stores’ operation efficiency.

Our ESG Steering Committee (whose membership includes senior management) meets quarterly to discuss our ESG initiatives, goals and progress. At the Board level, our Nominating and Corporate Governance Committee is responsible for overseeing (and regularly receives reports reflecting) matters of corporate responsibility, sustainability and other environmental, social and governance issues, as well as our public reporting regarding these topics. Our Board also receives regular reports on our progress from the Nominating and Corporate Governance Committee and, at least once per year, from management. To support our efforts in this area, we have engaged an outside ESG advisor and we plan to publish our third Impact Report during Fiscal Year 2025.
We plan to continue to solicit periodic feedback from our stakeholders and in early Fiscal Year 2024 we were able to engage with stockholders representing a majority of our issued and outstanding shares. We discussed our ESG strategy and initiatives, and elicited feedback on our inaugural Impact Report and ESG priorities.
Page	34	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Our Commitment to Human Capital Management
At Grocery Outlet, our mission is to Touch Lives for the Better. To do this, we work together to foster and enhance a culture grounded in talented and passionate people who live our values: entrepreneurship, integrity, achievement, family, service to others, diversity and fun. Our employees are at the heart of who we are and what we do. Our values translate into our human capital offerings to recruit, engage, develop, reward and retain employees who believe in our mission and emulate our values. As of the end of Fiscal Year 2024, we had 2,307 employees, 1,692 of whom were full-time and 615 of whom were part-time, including: (i) 632 of our employees at our corporate organization, 189 of which were classified as field employees, (ii) 516 of our employees at our distribution centers, and (iii) 1,159 employees in our Company-operated stores.
BOARD INVOLVEMENT IN HUMAN CAPITAL MATTERS
Our Board and Committees provide oversight on human capital matters and risks including employee engagement, inclusion, talent development, succession planning and our recent workforce reduction. Our full Board provides oversight of our executive management, talent development, succession planning and talent acquisition, and has access to key leaders and other key talent throughout the organization through participation in Board and Committee meetings. Our Audit and Risk Committee provides oversight for enterprise risk management. Our Nominating and Corporate Governance Committee oversees the effectiveness of our governance and social responsibility policies, goals and programs. Our Compensation Committee provides oversight of our total rewards offerings for employees and conducts both a yearly compensation benchmarking assessment and yearly compensation risk assessment.
EMPLOYEE DEVELOPMENT
We seek to grow leaders at every level of our organization by creating a culture of mentoring and coaching. As part of our succession planning, we prioritize growing talent internally within our organization and invest resources to develop our employees’ skill sets and career paths. Some of our offerings during Fiscal Year 2024 (offered virtually and, in some cases, in person) included:
•
Certification program opportunities, including offerings in personal growth and professional development;

•
Lunch and learn events, featuring a wide variety of personal development topics and industry speakers;

•
Individual coaching for leadership development, and other leadership training on an ad hoc basis; and

•
Virtual learning platform, including leadership development courses and specific hard skills training on project management and Microsoft Excel.

During Fiscal Year 2024, we promoted 141 corporate and field employees.
EMPLOYEE COMPENSATION AND BENEFITS
We provide compensation and comprehensive benefits designed to recruit and retain the talent necessary to advance our mission, meet our business goals and execute our long-term growth strategy. Our compensation components vary by employee level and include cash base compensation, cash bonuses, equity awards and a profit-sharing program. Our generous and highly competitive health and welfare benefits programs during Fiscal Year 2024, available equitably to full-time employees, include:
•
Leading healthcare offered to employees, including medical, vision, dental, life insurance, accidental death and dismemberment, long-term disability, health savings accounts and wellness programs that encourage improved health while having fun;

•
Free access to financial planning/training and wellness education and health challenges;

•
Free access to on demand mental health support, providing confidential coaching and counseling;

•
A 401(k) and profit-sharing program available to all employees meeting eligibility requirements (See “Compensation Discussion and Analysis” below for further information); and

Page	35	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
•
An education assistance program providing tuition reimbursement for eligible employees seeking to improve their job-related skills through additional education (subject to the conditions of the program). We also participate in the California Grocers Association Educational Foundation program to offer scholarships to employees, IOs and dependents.

COMPANY CULTURE
We believe that a diverse and inclusive team is important to our long-term business success and makes us a better company. Additionally, and as part of our commitment to transparency, we are committed to disclosing our workforce diversity data (by gender, race and ethnicity) that we include in our consolidated EEO-1 report filed with the U.S. Equal Employment Opportunity Commission (“EEOC”), beginning with Fiscal Year 2024 data to be available on our Investor Relations website and currently planned to be included in our third Impact Report that will be published in Fiscal Year 2025 (depending on timing of the EEOC submission window opening).
We will continue to focus on cultivating a diverse and inclusive corporate culture through continued education for all our employees, ERGs and talent development across our organization.
We strive to nurture and uphold an inclusive, diverse environment free from discrimination of any kind, including sexual or other discriminatory/harassing behavior. We do this by setting an appropriate tone at the top with an open-door policy and robust policies/procedures such as our Code of Ethics (which includes access to an anonymous hotline) as well as an internal audit function—all of which support compliance with regulations and ethical behavior. We conduct regular training on all of our corporate policies, including on our Code of Ethics and Securities Trading Policy, and on topics such as workplace harassment and cybersecurity.
COMMUNITY INVOLVEMENT
The commitment by Grocery Outlet to our communities extends well beyond our offices and storefronts. We pride ourselves on giving back to local communities. In Fiscal Year 2024, through a coordinated effort with our Independent Operators and suppliers involving food, cash and online donations, we held our 14th Annual Independence from Hunger food drive, which supported over 400 non-profit agencies and helped reduce food insecurity and food waste within the communities in which we operate. In the 14 years Grocery Outlet has run this food drive, we and our IOs have raised over $24.5 million to fight food insecurity.
As an additional part of our efforts to fight hunger and minimize food waste, for decades our IOs have partnered with local food bank organizations to donate food and other items that would have otherwise been thrown away. California law SB 1383 requires, among other things, that we and our IOs in California donate a certain amount of edible food that would otherwise have been thrown away to food recovery organizations. Our IOs in California have adopted formal donor partner agreements to ensure that their regular donating activities meets the technical requirements of this legislation.
COMPANY FOUNDATION
In 2011, we established the Touching Lives Foundation, a 501(c)(3) nonprofit organization. The Foundation’s purpose is to help people within the Grocery Outlet family (i.e. employees and immediate family members of Grocery Outlet or Independent Operators) who have financial need resulting from a catastrophic life event. The Foundation has covered expenses, among others, related to illness, funeral expense, emergency travel, temporary housing and relocation. The Touching Lives Foundation receives financial support from the Board members, management and employees of Grocery Outlet, Independent Operators, an annual corporate endowment from Grocery Outlet Inc., as well as outside donors.
Code of Business Conduct and Ethics
We have adopted a Code of Ethics applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Ethics. The Code of Ethics is available under the Corporate Governance tab of our Investor Relations page of our website at https://investors.groceryoutlet.com. If we ever were to amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting
Page	36	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our Internet website set forth above rather than by filing a Current Report on Form 8-K.
Director Compensation
Pursuant to our Non-Employee Director Compensation Policy, cash and equity compensation is paid or granted, as applicable, to each member of our Board who is not an employee of us or any parent or subsidiary of us (each, a “non-employee director”).
Our Board (following benchmarking analysis from and consultation with Korn Ferry) approved an amendment to the non-employee director compensation policy effective as of June 3, 2024. In particular, (i) the annual cash retainer for the Chair of the Compensation Committee increased from $20,000 to $25,000 and (ii) the grant date fair value of the annual restricted stock unit (“RSU”) award increased from $125,000 to $150,000.
Non-Employee Director Cash Compensation
Under our non-employee director compensation policy in effect for Fiscal Year 2024, non-employee directors receive the following cash compensation:
Components of Cash Retainer	($)
Annual cash retainer for Board service:
Non-Employee Directors	75,000
Additional annual cash retainer for Chairman and Lead Independent Director
Chairman	150,000
Lead Independent Director	50,000
Additional annual cash retainer for Committee service:
Audit and Risk Committee – Chair	25,000
Audit and Risk Committee – Member (non-Chair)	15,000
Compensation Committee – Chair	25,000
Compensation Committee – Member (non-Chair)	10,000
Nominating and Corporate Governance Committee – Chair	20,000
Nominating and Corporate Governance Committee – Member (non-Chair)	10,000
The annual cash retainers are earned on a quarterly basis based on a calendar quarter.
Under our current non-employee director compensation policy, none of our directors receive separate compensation for attending meetings of our Board or any Committees. All directors are reimbursed for travel and other expenses directly related to director activities and responsibilities.
Non-Employee Director Equity Compensation
The current non-employee director compensation policy provides that each non-employee director will be granted an RSU award under our 2019 Incentive Plan (the “2019 Incentive Plan”) with respect to a number of shares of our common stock having a grant value of $150,000. The number of shares underlying the annual RSU grant is calculated by dividing $150,000 by the fair market value of our common stock (which is the closing price of a share of our common stock on Nasdaq) on the annual RSU grant date, rounded up to the next whole share. Non-employee directors who join the Board mid-vesting cycle receive a prorated grant.
Page	37	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Subject to the non-employee director’s continued service with us on the applicable vesting date, the annual RSU awards will generally vest in full upon the earlier of (i) the completion of twelve months from the grant date, or (ii) the anniversary of the prior year’s annual meeting of stockholders. The annual RSU awards will vest in full upon a change in control. Upon vesting, the annual RSU grant will be settled in shares of our common stock within 30 days of the date on which the relevant vesting date occurs.
Director Stock Ownership Guidelines
Our director equity ownership guidelines provide that our non-employee directors are expected to achieve and maintain ownership of equity with a total value equal to five times the annual cash retainer for Board service ($75,000 for Fiscal Year 2024). Non-employee directors are expected to initially satisfy such guidelines within a five-year initial compliance period. As of December 28, 2024, all non-employee directors in service were either in compliance with the guidelines or within the compliance period and making appropriate progress.
For purposes of the guidelines, a director’s holdings include: (i) shares of our common stock owned separately by the director or owned either jointly or with, or separately by, such person’s immediate family; (ii) shares of our common stock held in trust for the benefit of the director or such person’s immediate family members; (iii) shares of our common stock purchased in the open market; (iv) shares of our common stock obtained through stock option exercises (and not thereafter sold); (v) vested but unexercised in-the-money stock options; and (vi) shares of restricted stock and RSUs, in each case, whether vested or unvested. Directors must hold 50% “net shares” (shares of our common stock remaining after any tax liability is settled) received from their equity awards until the guidelines are met.
Fiscal Year 2024 Director Compensation Table
The following table summarizes the compensation paid to or earned by our directors in Fiscal Year 2024, excluding (i) Mr. Sheedy who served as a director until October 29, 2024 and did not receive any compensation for his director service and whose compensation is disclosed in the Summary Compensation Table; and (ii) Mr. Lindberg who was compensated as our Interim President and Chief Executive Officer for a portion of Fiscal Year 2024 and whose compensation as a non-employee director during Fiscal Year 2024 is reported in the Summary Compensation Table. During the period Mr. Lindberg served as Interim President and Chief Executive Officer, he did not receive cash compensation as non-employee director.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Kenneth W. Alterman	97,870	150,006	247,876
John E. (“Jeb”) Bachman	100,000	150,006	250,006
Mary Kay Haben	95,000	150,006	245,006
Thomas F. Herman	100,000	150,006	250,006
Carey F. Jaros	85,000	150,006	235,006
Gail Moody-Byrd	90,000	150,006	240,006
Erik D. Ragatz	145,000	150,006	295,006
Jeffrey R. York	90,000	150,006	240,006

(1)
Amounts reported in this column represent the grant date fair value of RSUs granted. RSU awards listed in this column may be deferred under the Deferral Plan. These amounts do not reflect actual amounts that may be paid to or realized by the director. The grant date fair value of the RSUs is calculated as the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares of our common stock subject to the award. See Note 1, Organization and Summary of Significant Accounting Policies, and Note 8, Share-based Awards to our consolidated financial statements contained in our 2024 Annual Report for a discussion of all assumptions made by us in determining the grant date fair value in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 718.

The RSU award granted on June 3, 2024 to each of our non-employee directors was for 6,803 shares of our common stock under our 2019 Incentive Plan. Such grant represented the $150,000 annual grant as set forth in our non-employee director compensation policy. As of the end of Fiscal Year 2024, each of our non-employee directors held 6,803 RSUs.
Page	38	Grocery Outlet 2025 Proxy Statement

Corporate Governance and Board Matters
Director Deferral Program
On November 6, 2020, the Compensation Committee approved the Grocery Outlet Holding Corp. Directors Deferral Plan (the “Deferral Plan”). All of our current non-employee directors are eligible to participate in the Deferral Plan. Under the terms of the Deferral Plan, non-employee directors may elect to defer all of their annual cash compensation and/or all of the shares of our common stock issued upon settlement of their annual RSU award, in each case, in the form of deferred stock units (“DSUs”) credited to an account maintained by us. The number of DSUs credited in respect of annual cash compensation is determined by dividing the dollar amount of the deferred cash compensation by the fair market value of a share of our common stock on the date the cash compensation would otherwise have been paid to the director. DSUs are awarded from, and remain subject to the terms of, the 2019 Incentive Plan.
Each DSU represents the right to receive a number of shares of our common stock equal to the number of DSUs initially credited to the director’s account plus the number of DSUs credited as a result of any dividend equivalent rights (to which DSUs initially credited to a director’s account are entitled). Directors may elect that settlement of DSUs be made or commence on (i) the first business day in a year following the year for which the deferral is made, (ii) following termination of service on the Board or (iii) the earlier of (i) or (ii). Directors may elect that DSUs be settled in a single one-time distribution or in a series of up to 5 annual installments. In addition, DSU accounts will be settled upon a Change in Control (as defined in the 2019 Incentive Plan) or upon a director’s death. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding outstanding DSUs held by our directors.
Page	39	Grocery Outlet 2025 Proxy Statement

AUDIT AND RISK COMMITTEE REPORT
Committee Membership
The Audit and Risk Committee of the Board (solely for the purpose of this report, the “Committee”) consists of John E. Bachman (Chair), Thomas F. Herman, Gail Moody-Byrd, and Jeffery R. York. The Board has determined, in accordance with applicable Nasdaq and SEC rules and regulations, that all of the Committee members are independent and able to read and understand financial statements, and Messrs. Bachman, Herman and York are audit committee financial experts.
Charter and Responsibilities
The Committee operates under a written charter adopted by the Board, which is available on our website at https://investors.groceryoutlet.com. The Committee reviews the charter annually and works with the Board to make appropriate amendments that reflect the evolving role of the Committee.
Among other responsibilities set forth in its charter, the Committee assists the Board in overseeing our financial reporting, internal control and audit processes, monitoring our compliance with significant legal and regulatory requirements related to financial reporting and internal controls, overseeing the Company’s framework and approach to enterprise risk management, reviewing the work plan, staffing and performance of the Company’s internal audit function, and evaluating the qualifications, scope of work and planned procedures, performance and independence of our independent registered public accounting firm. The Committee also is responsible for appointing, and establishing the compensation and other terms of retention, of our independent registered public accounting firm.
The Committee relies on the expertise and knowledge of management, the internal auditor, and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility to establish and maintain an effective system of internal control over financial reporting and disclosure controls and procedures, to prepare and present fair and accurate financial statements and reports filed with or furnished to the SEC, to implement appropriate accounting and financial reporting principles, and to comply with applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing independent audits of our consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue reports thereon. The Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
Fiscal Year 2024 Financial Statements
In the performance of its oversight function, the Committee reviewed and discussed our audited consolidated financial statements included in our 2024 Annual Report and the reporting process with the Company’s management and Deloitte, as well as Deloitte’s audit report. The Committee also reviewed and discussed Deloitte’s overall audit scope and work plan throughout the course of the audit for Fiscal Year 2024. Further, the Committee discussed with Deloitte, with and without management present, the effectiveness of our internal control over financial reporting, and reviewed and discussed Deloitte’s internal control report. In addition, the Committee discussed with Deloitte the required communications by the applicable requirements of the PCAOB and the SEC. These communications included Deloitte’s perspective on the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments made by management, including related disclosures regarding significant accounting policies included in our 2024 Annual Report, and the critical audit matter addressed in Deloitte’s audit report.
The Committee also met with senior management to discuss the processes they undertook to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures. In particular in Fiscal Year 2024, the Committee regularly reviewed progress with management, internal audit and Deloitte towards the remediation of the material weakness in internal control over financial reporting (initially identified in Fiscal Year 2023) regarding information technology controls in connection with the Company’s efforts to replace components of its enterprise resource planning system. The Committee also reviewed the related risks and mitigants that management evaluated regarding the material weakness to ensure that there were no material misstatements or omissions in the financial statements included in the 2024 Annual Report, that Deloitte would be able to
Page	40	Grocery Outlet 2025 Proxy Statement

Audit and Risk Committee Report
continue to provide an unqualified opinion on such financial statements, and that the Company would satisfy its financial reporting obligations and the Company’s obligations under its debt instruments. Certain of the foregoing matters are discussed in executive session solely with Deloitte, representatives of management or the Committee alone. Based on the review and discussions with management and Deloitte described above, the Committee recommended to the Board that the audited consolidated financial statements be included in our 2024 Annual Report.
Other Reporting Matters
During Fiscal Year 2024, the Committee reviewed and discussed with management and Deloitte the unaudited quarterly financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and the required communications for an interim review by the applicable requirements of the PCAOB and SEC, our earnings press releases, our earnings guidance, and the use and presentation of non-GAAP financial information. Further, during Fiscal Year 2024, the Committee considered our critical accounting policies and significant judgements and estimates, and changes in the Company’s accounting practices, principles, controls and methodologies applicable to its financial statements. The Committee also reviewed with management the Company’s enterprise risk management framework, the significant risks and exposures identified by management, and strategies to mitigate identified risks, including relating to the Company’s financial risk exposures and cybersecurity, data privacy and data security controls. The Committee further oversaw, and evaluated the overall effectiveness of, the Company’s legal, regulatory and corporate compliance programs related to financial reporting, internal controls and ethics (including oversight of reports made to our confidential hotlines). In 2024, the Committee reviewed with management and Deloitte various accounting and financial reports regarding the acquisition and integration of United Grocery Outlet as well as related matters included in our financial statements filed with the SEC and other investor communications.
Independence and Pre-Approval Policy
The Committee recognizes the importance of maintaining the independence of the independent registered public accounting firm, both in fact and appearance, and takes a number of measures to ensure independence. The Committee received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Committee concerning independence. As part of its ongoing independence evaluation of Deloitte, the Committee also evaluated the amount of non-audit service requests and approved services that we obtain from Deloitte and whether it was compatible with its independence, as well as the PCAOB’s oversight of Deloitte through the establishment of audit, quality, ethics, and independence standards and conducting audit inspections. Based on the foregoing considerations and other matters, the Committee concurred with Deloitte’s conclusion that it was independent under applicable standards.
The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte. For each proposed service, Deloitte provides the Committee with a description of the service and sufficient information to confirm Deloitte’s determination that the provision of such service will not impair independence. In some cases, the Committee provides pre-approval for as long as a year related to a particular category of service, or a particular defined scope of work subject to a specific budget. The Committee reviewed and pre-approved all audit and non-audit services performed by Deloitte during Fiscal Year 2024 in accordance with established procedures.
Independent Registered Public Accounting Firm Tenure and Rotation
As part of its appointment process, the Committee considers whether to rotate the independent registered public accounting firm. Deloitte has been our independent registered public accounting firm since 2007, and the Committee recently approved the appointment of Deloitte as our independent registered public accounting firm for Fiscal Year 2025. In addition, the Committee oversees the process for evaluation and selection of the lead audit engagement partner every five years.
In determining that the re-appointment of Deloitte was in the best interests of the Company and its stockholders, the Committee considered the following, among other matters:
•
The significant benefits from Deloitte’s extensive historical experience, including higher quality audit work and accounting advice due to Deloitte’s institutional knowledge of and familiarity with our business and operations, accounting policies and financial systems, and internal control framework;

Page	41	Grocery Outlet 2025 Proxy Statement

Audit and Risk Committee Report
•
Operational efficiencies and a resulting fee structure that is appropriate and reasonable relative to scope of services because of Deloitte’s history and familiarity with our business;

•
The positive assessment by management and the Committee regarding Deloitte’s performance of services during Fiscal Year 2024, including working with multiple principal financial officers through the audit (and finalizing matters with our newly appointed Chief Financial Officer);

•
Deloitte’s qualifications, capabilities and expertise, evident through its audit planning and reports, industry knowledge, resources (including its subject matter experts and investment in auditing technologies), evaluation of emerging issues, alternative treatments, and complex accounting matters in accordance with GAAP (including utilization of its national office, as appropriate), and staffing (including annual assessment of the adequacy of personnel on our account, objectivity and professional skepticism);

•
Deloitte’s rigorous process for monitoring and maintaining independence, and its transparent disclosure regarding related considerations; and

•
The quality and frequency of Deloitte’s communications to and interactions with the Committee, including the Chair, at meetings and between meetings.

Audit and Risk Committee
John E. Bachman, Chair Thomas F. Herman Gail Moody-Byrd Jeffrey R. York
The foregoing report of the Audit and Risk Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates such report by reference therein.
Page	42	Grocery Outlet 2025 Proxy Statement

OTHER AUDIT AND RISK COMMITTEE MATTERS
Fee Information
The following table sets forth fees in connection with services rendered by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for Fiscal Year 2024 and Fiscal Year 2023.
	FISCAL YEAR 2024 ($)	FISCAL YEAR 2023 ($)
Audit Fees	3,538,610	3,511,895
Audit-Related Fees	—	—
Tax Fees	388,364	390,568
All Other Fees	1,895	1,895
Total Fees	3,928,869	3,904,358
Audit Fees
Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC. Fiscal Year 2023 audit fees also include audit services provided in connection with the implementation of upgraded components of our enterprise resource planning system. Fiscal Year 2024 audit fees also include audit services provided in connection with the application of purchase accounting related to the acquisition of United Grocery Outlet.
Tax Fees
Tax fees include fees for professional services rendered for tax compliance and tax consultation. Fiscal year 2023 tax fees also include tax planning services as well as consultation services related to tax rules which became effective in 2023. Fiscal Year 2024 tax fees also include tax planning and analysis services.
All Other Fees
All other fees include fees for a technical accounting research tool subscription service.
AUDIT AND RISK COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Under our Audit and Risk Committee’s charter, the Audit and Risk Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. In pre-approving such services, the Committee considers whether the provision of services is consistent with maintaining the independence of the independent registered public accounting firm, including under applicable law. The Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals will be presented to the full Committee at its next scheduled meeting.
All of the services provided by Deloitte & Touche LLP described above were approved by our Audit and Risk Committee. The Audit and Risk Committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our Audit and Risk Committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit and Risk Committee.
Page	43	Grocery Outlet 2025 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth information about our executive officers as of April 8, 2025:
NAME	AGE	POSITION
Jason Potter	54	President and Chief Executive Officer
Christopher M. Miller	64	EVP, Chief Financial Officer
Andrea R. Bortner	63	EVP, Chief Human Resources Officer
Pamela B. Burke	57	EVP, Chief Stores Officer
Ramesh Chikkala	60	EVP, Chief Operations Officer
Luke D. Thompson	53	EVP, General Counsel and Secretary
Steven K. Wilson	61	EVP, Chief Purchasing Officer
Set forth below is a brief description of the business experience of our executive officers. See “Corporate Governance and Board Matters—Board of Directors—Director Backgrounds and Qualifications” for biographical and other information for Mr. Potter. Our executive officers are appointed by our Board and serve until their successors have been duly appointed and qualified or their earlier resignation, retirement or other termination of service.
CHRISTOPHER M. MILLER
EVP, Chief Financial Officer Since January 2025
Mr. Miller previously served as Chief Financial Officer at Shamrock Foods Company, the largest family-held food service distributor in the western United States, since January 2023. From January 2007 to June 2022, he held several roles of increasing responsibility at Core-Mark Holding Co., a leading marketer of fresh food and broad-line supply solutions to the convenience retail industry in North America, including most recently as Core-Mark’s Chief Financial Officer from January 2016 to June 2022. Prior to Core-Mark, he held various financial and accounting roles since 1983, including at Cost Plus World Market, formerly known as Cost Plus Inc. (2002 to 2006), Echo Outsourcing (2000 to 2002) and Levi Strauss & Co. (1996 to 2000).

ANDREA R. BORTNER
EVP, Chief Human Resources Officer Since March 2020
Ms. Bortner previously served as EVP, Chief Human Resources Officer at Maxar Technologies, Inc., a space technology company, from August 2016 to October 2019 and as EVP, Chief Human Resources Officer at Catalina, an advertising and marketing company, from August 2012 to June 2016.

Page	44	Grocery Outlet 2025 Proxy Statement

Executive Officers
PAMELA B. BURKE
EVP, Chief Stores Officer Since January 2022
Ms. Burke previously served as our Interim General Counsel and Secretary from January 2022 to June 2022, our EVP, Chief Administrative Officer, General Counsel and Secretary from January 2019 to December 2021, and our General Counsel and Secretary from June 2015 to December 2018. Before joining us, Ms. Burke served in various management positions at CRC Health Group, Inc., a provider of specialized behavioral health services, most recently as Senior Vice President of Legal, HR and Risk from April 2010 to February 2015. Prior to CRC Health Group, Ms. Burke was a partner of DLA Piper.

RAMESH CHIKKALA
EVP, Chief Operations Officer Since January 2024
Mr. Chikkala previously served as a senior advisor to the operations, supply chain, and technology practices at A.T. Kearney, Inc., a global management consulting firm, from August 2019 to January 2024. From July 2006 to July 2019, Mr. Chikkala held several roles of increasing responsibility at Walmart Inc., a global omnichannel retailer, including as SVP, Global Supply Chain (Omnichannel) and Food Manufacturing (April 2013 to July 2019), SVP, Information Technology (January 2009 to March 2013), and VP, Information Technology (July 2006 to December 2008). In addition, he also held senior operations and supply chain roles at retailers including Family Dollar Stores, Inc. (2001 to 2006), Gap, Inc. (1997 to 2001) and Food Lion, LLC (1995 to 1996).

LUKE D. THOMPSON
EVP, General Counsel and Secretary Since February 2024
Mr. Thompson previously served as our SVP, General Counsel and Secretary from July 2022 to February 2024. Before joining us, he served in roles at Big 5 Sporting Goods Corporation, a sporting goods retailer, from 2002 to 2022, most recently as EVP, General Counsel and Secretary.

Page	45	Grocery Outlet 2025 Proxy Statement

Executive Officers
STEVEN K. WILSON
EVP, Chief Purchasing Officer Since January 2023
Mr. Wilson previously served as our SVP, Chief Purchasing Officer from September 2020 to December 2022, as our SVP of Purchasing from February 2018 to August 2020 and as our VP of Purchasing from July 2006 to January 2018. Prior to being appointed VP of Purchasing, Mr. Wilson served in various positions of increasing responsibility with us since 1994.

Page	46	Grocery Outlet 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the philosophy, objectives, process and components of our compensation program for the following named executive officers (collectively, our “Named Executive Officers” or “NEOs”) in Fiscal Year 2024.
NAME	TITLES IN FISCAL YEAR 2024	EMPLOYMENT TENURE
Current Executive Officer (As of Record Date)
Ramesh Chikkala(1)	EVP, Chief Operations Officer (Since January 2024)	1 year
Steve K. Wilson	EVP, Chief Purchasing Officer (Since January 2023)	30 years
Pamela B. Burke	EVP, Chief Stores Officer (Since January 2022)	10 years
Former Executive Officer and Current Senior Management (As of Record Date)
Lindsay E. Gray(2)	Interim Chief Financial Officer (March 2024-January 2025) SVP, Accounting (Principal Accounting Officer) (Since January 2023)	8 years
Former Executive Officer (As of Record Date)
Eric J. Lindberg, Jr.(3)	Interim President and Chief Executive Officer (October 2024-February 2025)	26 years (Co-CEO, 2006-2018; CEO, 2019-2022)
Robert J. Sheedy, Jr.(3)	President and Chief Executive Officer (January 2023-October 2024)	12 years (President, 2019-2022)
Charles C. Bracher(2)	EVP, Chief Financial Officer (April 2012-March 2024)	12 years

(1)
Commenced employment on January 22, 2024.

(2)
Effective March 1, 2024, (i) Mr. Bracher departed as an employee, and (ii) Ms. Gray was appointed to her interim role. Effective January 6, 2025, (i) Christopher M. Miller was appointed as EVP, Chief Financial Officer and (ii) Ms. Gray ceased serving in her interim role. As permitted by SEC regulations, Ms. Gray’s compensation information for Fiscal Year 2023 is excluded herein because she was not an NEO in either Fiscal Year 2022 or 2023.

Page	47	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
(3)
Effective October 29, 2024, (i) Mr. Sheedy departed as an employee and Board member, and (ii) Mr. Lindberg was appointed to his interim roles, while also continuing to serve as Chairman of the Board. Effective February 3, 2025, (i) Jason Potter was appointed as President and Chief Executive Officer and a Board member, and (ii) Mr. Lindberg ended his employment with the Company, while continuing to serve as the Chairman of the Board.

Mr. Bracher submitted his resignation in December 2023, effective March 1, 2024. Thereafter, he remained a consultant to the Company through December 15, 2024 in order to assist in the orderly transition of duties and responsibilities. In October 2024, we entered into an employment agreement with Mr. Lindberg in connection with his interim appointment. The respective compensation arrangements in Fiscal Year 2024 for Mr. Bracher and Mr. Lindberg reflect unique circumstances and do not reflect our executive compensation program for NEOs generally. Therefore, we discuss such compensation arrangements below in “—Fiscal Year 2024 Compensation—Lindberg and Bracher,” but otherwise do not account for such matters in the discussion of our executive compensation program and the Fiscal Year 2024 NEO compensation determinations in this Compensation Discussion and Analysis.
See “Employment and Severance Arrangements with NEOs—Mr. Sheedy” for information regarding severance benefits in connection with his departure.
Executive Summary
The independent members of the Board administer compensation for our President and Chief Executive Officer, and the Compensation Committee administers our compensation program for the other Named Executive Officers. We refer globally to the Compensation Committee herein for simplicity, but with respect to the President and Chief Executive Officer, such reference refers to the independent members of the Board who set compensation for that role. The compensation program for our NEOs generally is consistent with the compensation program for our other executive officers, and the Compensation Committee evaluates compensation programs for executive officers, including NEOs, as a group.
FISCAL YEAR 2024 COMPANY PERFORMANCE
Financial highlights from Fiscal Year 2024 include:
•
Net sales increased by 10.1% to $4.37 billion.

•
Comparable store sales increased by 2.7%.

•
Gross margin was 30.2% compared to 31.3% in Fiscal Year 2023.

•
Net income was $39.5 million, or $0.40 per diluted share, compared to $79.4 million, or $0.79 per diluted share for Fiscal Year 2023. Adjusted net income(1) was $76.3 million, or $0.77 per adjusted diluted share(1), compared to $108.1 million, or $1.07 per adjusted diluted share(1) for Fiscal Year 2023.

•
Adjusted EBITDA(1) decreased by 6.3% to $236.8 million, or 5.4% of net sales.

In light of Fiscal Year 2024 performance, the Compensation Committee decided not to increase base salaries for NEOs for Fiscal Year 2025.
KEY ELEMENTS OF FISCAL YEAR 2024 NEO COMPENSATION
The key elements of our NEO compensation program in Fiscal Year 2024 were substantially consistent with Fiscal Year 2023 and consisted of:
•
Base salary;

•
The Annual Incentive Plan, referred to as our “AIP”, an annual performance-based cash bonus that is subject to our achievement of two independent performance metrics, adjusted EBITDA and comparable store sales, over a one-year performance period; and

•
Long-term equity incentives, consisting of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), with the PSUs subject to our achievement of two independent performance metrics, net sales and adjusted EPS, over a three-year performance period.

1
See the Table of Contents for information regarding our non-GAAP financial measures.

Page	48	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
A summary of the target total direct compensation and separation benefits, if applicable, of each NEO for Fiscal Year 2024 and the related key factors are set forth below:
Current Executive Officer (As of Record Date)
Ramesh Chikkala
•
Hired on January 22, 2024, with negotiated compensation package for Fiscal Year 2024

•
Base salary: $500,000

•
Target bonus: $300,000 (60% of base salary)

•
Target equity (grant value): $1,000,000 (200% of base salary)

•
New hire equity (RSUs): $250,000

Steve K. Wilson
•
Continuing executive officer

•
Base salary: $463,500 (3% increase)

•
Target bonus: $278,100 (60% of base salary—no change)

•
Target equity (grant value): $1,158,750 (250% of base salary—no change)

Pamela B. Burke
•
Continuing executive officer

•
Base salary: $507,780 (5% increase)

•
Target bonus: $304,668 (60% of base salary—no change)

•
Target equity (grant value): $1,015,560 (200% of base salary—no change)

Former Executive Officer and Current Senior Management (As of Record Date)
Lindsay E. Gray
•
Continuing senior management; served as Interim CFO (March 1, 2024-January 6, 2025)

•
Base salary: $344,500

•
Target bonus: $172,250 (50% of base salary)

•
Additional cash compensation (Interim CFO): $30,000 per month

•
Target equity (grant value): $516,750 (150% of base salary)

Former Executive Officer (As of Record Date)
Eric J. Lindberg
•
Board director—cash compensation (January 1-October 28, 2024) and annual equity grant

•
Served as Interim President and CEO (October 29, 2024-February 3, 2025), with negotiated compensation package for interim service period

•
Base salary: $79,167 per month

•
Cash bonus at end of service period: Approximately $97,590 per 30-day month

•
Interim service equity (RSUs) vesting at end of service period: Approximately $337,350 per 30-day month

•
Continued to vest in equity granted prior to 2023 (in his role as our then Chief Executive Officer) due to director service. Also continued to vest in equity granted as a Board director

Robert J. Sheedy, Jr.
•
Former executive officer; served as President and CEO until October 29, 2024

•
Base salary: $952,750 (3% increase)—received pro rata for service period

•
Target bonus: $1,190,938 (125% of base salary—no change)—was addressed through severance benefits

•
Target equity (grant value): $4,153,990 (436% of base salary)—granted; earned and vested equity addressed through severance benefits

•
Severance benefits—As set forth in his employment agreement, effective January 1, 2023, as well as equity plan and related award agreements

Charles C. Bracher
•
Former executive officer; served as CFO until March 1, 2024

•
Served as consultant from March 1, 2024-December 15, 2024

•
Base salary: $594,533 (no change)—received pro rata for service period

•
Additional cash compensation (consultant): $11,000 per month (March-August 2024; thereafter, $500/hour)

•
Incentive programs: Did not participate in AIP or equity award program

•
Separation benefits—Did not receive severance benefits, but continued to vest in equity during consulting period

Page	49	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
FISCAL YEAR 2024 NEO COMPENSATION DETERMINATIONS
BASE SALARY	AIP	EQUITY
✓ Reasonable merit base salary increases
✓
No change to target bonus opportunity as a percentage of base salary

✓
No change to performance metrics or weighting

✓
Slope of payout scale revised to reduce annual payout volatility

✓
Fiscal Year 2024 AIP bonuses were earned at 18.3% of target bonus

✓
No change to target equity opportunity as a percentage of base salary, as well as mix of RSUs and PSUs

✓
Continued use of two PSU performance metrics, each with 50% weighting of grant value of target PSUs

✓
Adjusted EBITDA metric changed to adjusted EPS metric

✓
Slope of PSU payout scale revised to reduce payout volatility

The Compensation Committee revised the PSU performance metrics to:
•
Eliminate overlap with the AIP by removing adjusted EBITDA and replacing with adjusted EPS

•
More fully address our key long-term strategies of capital efficiency and capital deployment, since adjusted EPS (i) includes the impact of depreciation and amortization related to capital investments, which addresses capital efficiency, (ii) includes income tax expense at a normalized effective tax rate, which addresses long-term tax efficiency, and (iii) includes interest expense and diluted shares outstanding, which addresses financing and capital utilization strategies.

For Fiscal Year 2025, the Compensation Committee determined to replace RSUs with stock options. See “—Initial Fiscal Year 2025 NEO Compensation Program Determinations” below for additional information on the rationale for such change, as well as other initial determinations for the NEO compensation program in Fiscal Year 2025.
COMPENSATION MIX FOR NEOS
In Fiscal Year 2024, in line with our compensation philosophy that a significant portion of our executive pay be tied to company performance (or “at risk”), with value ultimately tied to either the achievement of objective corporate goals, stock price performance, or both. In addition, the pay mix also is intended to provide a balance of short-term and long-term performance goals based on Company performance, as well as provide retention and motivation incentives by using time-based and performance-based equity.
The charts below illustrate the target mix of pay for Fiscal Year 2024 (excluding severance, new hire equity awards, benefits, and perquisites) for Mr. Sheedy and our NEOs that are currently executive officers (Mr. Chikkala, Mr. Wilson and Ms. Burke). The Compensation Committee believes this pay mix appropriately aligns the interests of executives and our stockholders.
Page	50	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
EXECUTIVE COMPENSATION PHILOSOPHY
Our compensation philosophy is the foundation for designing our executive compensation program, as well as evaluating and improving the effectiveness of the program. Our compensation is annually reviewed by the Compensation Committee, including benchmarking against peer companies. Further, the Compensation Committee regularly evaluates our compensation programs and policies to evaluate if they are sufficiently aligned with such philosophy. The following are the core elements of our executive compensation philosophy, which applies to our NEOs:
GOAL-ORIENTED	Our executive compensation program rewards the achievement of specific short-term (annual) and long-term financial goals, which are aligned with our operational and strategic objectives.
MARKET COMPETITIVE	Compensation levels and programs for executives, including the Named Executive Officers, should be competitive, relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract, motivate and retain the high caliber talent we require to lead, manage and successfully grow our Company.
PERFORMANCE-BASED	The majority of our executive compensation should be performance-based pay that is “at risk,” based on short-term and long-term financial goals that are key performance indicators and easily understood by investors and executives, as well as reasonably determined and measured.
INVESTOR-ALIGNED	Incentives should be structured to create a strong alignment between executives and investors on both a short-term and a long-term basis, each within our risk framework. Equity awards with long-term performance goals and vesting foster a shared culture of ownership. Our executives’ interests are aligned with those of our investors by further rewarding performance achieved above established goals.
FAIR	Pay decisions should consider relativity among employees and ensure that individual performance, skills, experience and tenure are considered alongside the role’s scope of responsibility.
By incorporating these philosophies, we believe our executive compensation program is both responsive to our investors’ objectives and effective in attracting, motivating and retaining the level of talent necessary to lead, grow and manage our business successfully.
Page	51	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
KEY PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM
When aligning our executive compensation program with our compensation philosophy, the Compensation Committee and the Company adhere to the following pay principles, policies and processes:
WHAT WE DO	WHAT WE DON’T DO

✓
Our fully independent Compensation Committee retains and actively engages with an independent compensation consultant

✓
Annually determine our peer group and review peer group and survey benchmarking data

✓
Align short- and long-term incentive programs to business strategy and stockholder interests

✓
Maintain a performance-based cash incentive plan and a PSU equity award program, each based on objective financial goals aligned with business strategy and with payouts limited by thresholds/minimum and maximum/cap (200% of target)

✓
“At risk” compensation and long-term equity awards each represents a majority of target total direct compensation

✓
Conduct an annual risk assessment of the Company’s compensation programs, policies and practices, and have confirmed they are not reasonably likely to have a material adverse effect

✓
Maintain clawback policies, including a Dodd-Frank/Nasdaq-compliant policy

✓
Maintain stock ownership guidelines to support the alignment of executive officer and Board interests with our stockholders

✓
Provide an annual stockholder Say-on-Pay advisory vote

✓
Engage periodically with our stockholders regarding, among other things, our ESG strategy and executive compensation program

No single trigger vesting of equity-based awards upon change in control
No tax gross ups on severance or change-in-control benefits
No hedging or pledging of our stock
No significant executive perquisites or supplemental benefits
No guaranteed bonuses, except new hire inducements, interim roles and severance
Our equity plan does not allow repricing or exchange of underwater options without stockholder approval
No dividend equivalents to executive officers paid on unvested RSU or PSU awards
Page	52	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
Key Elements of Fiscal Year 2024 NEO Compensation Program
The following is a summary of the primary elements and objectives of our Fiscal Year 2024 NEO compensation program:
COMPONENT		DESCRIPTION	OBJECTIVES AND LINK TO STOCKHOLDER VALUE
Short-Term	Base Salary	Annual fixed cash compensation	Securing and retaining executives by providing stability and reflecting the market for executive talent, as well as reflecting general merit on an annual basis
Annual Incentive Plan (Bonus)
Annual cash compensation based on annual financial goals
•
Bonus target as percentage of base salary

One-year Company performance goals:
•
Adjusted EBITDA (70% weighting)

•
Comparable store sales growth (30% weighting)

Fiscal Year 2024 payout range for each metric: 0% to 200%
Pay-for-performance focus/”at risk” compensation, linking our annual financial goals and short-term performance
Long-Term	PSUs
Performance-based award that vests in a single installment following the performance period on the Compensation Committee determination date and is based on two measures:
•
3-year cumulative net sales (50% weighting of grant value of target PSUs)

•
3-year cumulative adjusted EPS growth (50% weighting of grant value of target PSUs)

Fiscal Year 2024 payout range for each metric: 0% to 200%
Pay-for-performance focus/”at risk” compensation, incentivizing strategic long-term decision-making within our risk framework
	RSUs	Time-based award, with three equal annual instalments vesting over a three-year vesting period from the vesting commencement date	Foster a culture of ownership, aligning long-term interests of our executive officers and stockholders, within our risk framework
In addition to these key compensation elements, our Named Executive Officers are provided certain other compensation as set forth in “—Other Compensation” below.
Set forth below is detailed information regarding our Fiscal Year 2024 NEO compensation program, including establishing target pay, setting performance metrics and goals, and determining earned pay.
Page	53	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
BASE SALARY
We pay base salaries to compensate our Named Executive Officers for services rendered each year. Base salary is a regular, cash payment, the amount of which is based on position, experience and performance after considering the following primary factors: internal review of the executive’s compensation and the Compensation Committee’s assessment of the executive’s individual prior performance, as well as benchmarking data. Salary levels are typically considered annually as part of our performance review process but may be adjusted in connection with a promotion or other change in job responsibility. Merit-based increases to salaries of our Named Executive Officers are determined and approved generally in the first quarter each fiscal year by the Compensation Committee after an assessment of the performance of each executive for the completed fiscal year and effective as of the beginning of the new fiscal year.
The following table summarizes the increase in annual base salaries for our Named Executive Officers for Fiscal Year 2024.
NEO	FY 2023 BASE SALARY ($)	FY 2024 BASE SALARY ($)	YOY CHANGE (%)
Robert J. Sheedy, Jr.	925,000	952,750	3.0
Lindsay E. Gray	n/a	344,500	n/a
Ramesh Chikkala	n/a	500,000	n/a
Steven K. Wilson	450,000	463,500	3.0
Pamela B. Burke	483,600	507,780	5.0
FISCAL YEAR 2024 ANNUAL INCENTIVE PLAN (BONUS)
Our Named Executive Officers, other senior members of our management team, as well as certain other employees of the Company, are eligible to receive an annual cash bonus pursuant to our AIP. Our AIP is designed to create a performance-based link between executive compensation and our annual financial goals and short-term performance. Actual annual cash incentive awards are calculated by multiplying each NEO’s target bonus opportunity (which is a percentage of base salary) by an overall achievement factor based on the combined weighted achievement of the applicable pre-determined quantitative performance goals.
When establishing the performance goals for the AIP, the Compensation Committee approves target payout for performance that it believes is reasonable and challenging to achieve. The Compensation Committee also establishes stretch goals for payouts higher than target to incentivize and reward participants for exceptional performance in the prevailing business environment. As reflected in the Summary Compensation Table of this Proxy Statement, AIP payments have varied significantly over the last three years for our Named Executive Officers and are highly correlated with the Company annual financial performance.
Bonus amounts (if any) for NEOs are payable in a lump sum cash amount in the first quarter of the subsequent fiscal year. Payments with respect to any bonus amount under the AIP are generally subject to a participant’s continued employment through the payment date. At the discretion of the Compensation Committee, bonuses can also be paid in shares of our common stock, although the Compensation Committee has not utilized that feature previously and has no current plans to do so.
Fiscal Year 2024 Target Bonus Opportunity
For each fiscal year, the NEOs’ annual target incentive bonuses are determined as a percentage of their base salaries and typically determined with the same timing and based on the same factors that the Compensation Committee considers in setting base salary. The following table summarizes the annual cash incentive opportunity for each of our Named Executive Officers for Fiscal Year 2024, which remained unchanged from Fiscal Year 2023 for Mr. Sheedy, Mr. Wilson and Ms. Burke.
Page	54	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
NEO	TARGET BONUS OPPORTUNITY (% OF SALARY)
Robert J. Sheedy, Jr.	125
Lindsay E. Gray	50(1)
Ramesh Chikkala	60
Steven K. Wilson	60
Pamela B. Burke	60

(1)
In connection with her appointment as Interim Chief Financial Officer, Ms. Gray received an incremental cash bonus of $30,000 per month of service. Such amount is not reflected in her target bonus opportunity in this table. See “—Employment and Severance Arrangements with NEOs—Ms. Gray”.

Fiscal Year 2024 Achievement Factors
Consistent with the AIP in Fiscal Year 2023, the Compensation Committee utilized adjusted EBITDA and comparable store sales growth as the two performance metrics for the Fiscal Year 2024 AIP. In alignment with our compensation risk framework, the actual bonus payout under the Fiscal Year 2024 AIP that any Named Executive Officer is eligible to receive is capped at a maximum of 200% of the NEO’s bonus target. Achievement of each performance metric is calculated separately and each has a payout range of 0% to 200% based on the following performance levels and percentages: 0% (below threshold); 6% (minimum); 100% (target); and 200% (maximum), with payout bands among threshold, target and maximum that generally are based on linear interpolation. However, the payout for comparable store sales growth above target performance is calculated as the lesser of (i) adjusted EBITDA achievement payout and (ii) comparable sales growth payout, but not less than 100%. In addition, for the Fiscal Year 2024 AIP, the Compensation Committee revised the slope of payout scale to reduce annual payout volatility.
(1)
See our 2024 Annual Report for a definition of comparable store sales growth.

The following table sets forth the corporate performance goals that were used to calculate the annual bonus achievement factors under the Fiscal Year 2024 AIP for each of our Named Executive Officers.
	ADJUSTED EBITDA(1)			COMPARABLE SALES GROWTH(1)
	FY 2024 Adjusted EBITDA ($M)	Achievement of Target Goal (%)	Payout (%)	FY 2024 Comparable Sales Growth (%)	Achievement of Target Goal (%)	Payout (%)
Minimum	268.0	90	20	0.5	9.1	20
Target	297.8	100	100	5.5	100	100
Maximum	327.6	110	200	10.5	190.9	200
ACTUAL	236.8	79.5	0	2.7	49.3	61
Overall Fiscal Year 2024 Achievement Factor = 18.3%

*
For actual performance between the specified minimum, target and maximum levels, the resulting achievement percentage is calculated using three distinct payout bands among threshold, target and maximum, with each payout band based on linear interpolation and the target payout being approximately at the median of the second payout band.

Page	55	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
Fiscal Year 2024 Earned AIP
The following table summarizes Fiscal Year 2024 annual incentive awards earned based on actual performance, as compared to the target opportunity, for each of our Named Executive Officers:
NEO	FY 2024 BASE SALARY ($)	X	TARGET BONUS (%)	=	TARGET BONUS AMOUNT ($)	X	OVERALL ACHIEVEMENT FACTOR (%)	=	ACTUAL BONUS RECEIVED ($)
Robert J. Sheedy, Jr.	952,750(1)		125		1,190,938		18.3		179,236
Lindsay E. Gray	344,500		50		172,250		18.3		31,517
Ramesh Chikkala	500,000(2)		60		300,000		18.3		51,582
Steven K. Wilson	463,500		60		278,100		18.3		50,888
Pamela B. Burke	507,780		60		304,668		18.3		55,747

(1)
Base salary is pro rata as of his departure date, October 29, 2024, which is used to determine his pro rata bonus in accordance with his severance benefits set forth in his employment agreement. See “—Employment and Severance Arrangements with NEOs—Mr. Sheedy.”

(2)
Base salary is pro rata as of his effective hiring date, January 22, 2024.

LONG-TERM EQUITY INCENTIVE COMPENSATION
Each of our Named Executive Officers is provided long-term equity incentive compensation.
Fiscal Year 2024 Target Equity Opportunity
For each fiscal year, the overall value of the NEOs’ equity awards are determined as a percentage of their base salaries and typically determined with the same timing and based on the same factors that the Compensation Committee considers in setting base salary. The following table summarizes the Fiscal Year 2024 target equity opportunity for each of our Named Executive Officers. Mr. Wilson had the second highest target equity opportunity due to the importance of his role in driving revenue and in order to retain him in a highly aggressive talent market.
NEO	TARGET EQUITY OPPORTUNITY ($)	TARGET EQUITY OPPORTUNITY (% OF SALARY)
Robert J. Sheedy, Jr.	4,153,990	436
Lindsay E. Gray	516,750	150
Ramesh Chikkala	1,000,000(1)	200
Steven K. Wilson	1,158,750	250
Pamela B. Burke	1,015,560	200

(1)
Excludes a new hire equity award of RSUs with a grant value of $250,000.

Fiscal Year 2024 Equity Awards. For Fiscal Year 2024, the Compensation Committee approved a long-term incentive program consisting of RSUs and PSUs. In Fiscal Year 2024, the Compensation Committee set the mix of long-term target equity incentive value as target PSUs (70% of grant value) and RSUs (30% of grant value) for Mr. Sheedy and target PSUs (60% of grant value) and RSUs (40% of grant value) for the other Named Executive Officers, thereby making performance-based compensation a significant portion of their equity compensation and target total direct compensation.
Fiscal Year 2024 RSU Awards. The RSUs vest over a three-year period with one-third vesting on each of the three annual anniversaries of a specified vesting commencement date, contingent on the recipient’s continued employment with or service to us through the applicable vesting date.
Page	56	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
Fiscal Year 2024 PSU Awards. The PSUs will be earned based on the achievement of a cumulative net sales-based performance metric (50% weighting) and a cumulative adjusted EPS growth-based performance metric (50% weighting), each over a three-year performance period.
Any earned PSUs will vest in one installment as of the end of the three-year performance period and contingent on continued employment with or service to us through the determination date (subject to certain proration payouts upon specified termination events or full vesting upon a termination following a change in control).
The Compensation Committee determines whether the performance metrics for PSUs have been achieved and if so, the level of achievement. The number of PSUs ultimately earned will be equal to the number of PSUs granted multiplied by the applicable percentage of actual performance achieved compared to the performance goals, based on the weighting. Earned PSUs for each performance metric can range from 0% to 200% of the number of PSUs granted based on the following performance levels and percentages: below threshold (0%); minimum (50%); target (100%); and maximum (200%). Actual performance that falls between the levels of achievement will be determined using linear interpolation. For the Fiscal Year 2024 PSU awards, the Compensation Committee revised the slope of the payout scale to reduce annual payout volatility.
Fiscal Year 2024 RSU and PSU Grants. The target equity opportunities above were divided by the closing price of our common stock ($25.79) on the grant date (February 29, 2024) to determine the number of RSUs and the number of target PSUs awarded. Accordingly, the following long-term equity awards were made to our Named Executive Officers in Fiscal Year 2024:
NEO	VALUE OF TIME-VESTING RSUS ($)	TIME-VESTING RSUS (# of shares)	VALUE OF PSUS AT TARGET ($)	PSUS AT TARGET (# of shares)
Robert J. Sheedy, Jr.	1,245,012	48,275	2,905,011	112,641
Lindsay E. Gray	206,707	8,015	310,073	12,023
Ramesh Chikkala	650,011(1)	25,204(1)	650,004	23,265
Steven K. Wilson	463,254	17,973	695,273	26,959
Pamela B. Burke	406,244	15,752	609,340	23,627

(1)
Includes a new hire equity award in the form of RSUs with a grant value of $250,000, or 9,694 RSUs.

Settlement of Fiscal Year 2022 PSU Awards (Fiscal Year 2022-2024 Performance Period)
The Fiscal Year 2022 PSUs vested in one installment after the three-year performance period (January 2, 2022 to December 28, 2024) based on the Compensation Committee’s determination of achievement of specified performance goals and contingent on continued employment or service with us (subject to certain proration payouts upon specified termination events or full vesting upon a termination following a change in control).
Performance Goals and Achievement Levels for Fiscal Year 2022 PSU Awards. The following table sets forth the performance goals and actual performance that were used to calculate the Fiscal Year 2022 PSUs for each of our Named Executive Officers. For actual performance between the specified minimum, target and maximum levels, the resulting achievement percentage was adjusted on a linear interpolation basis.
Page	57	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
	THREE-YEAR REVENUE		THREE-YEAR CUMULATIVE ADJUSTED EBITDA GROWTH(1)
	Revenue ($B)	Payout (%)	Cumulative Adjusted EBITDA Growth (%)	Payout (%)
Minimum	10.8	50	25.0	50
Target	11.2	100	30.0	100
Maximum	11.5	200	35.0	200
ACTUAL	11.9	200	23.8	0
Overall Combined Achievement of Target =100%

(1)
As provided for in the form of Performance Stock Unit Agreement for the Fiscal Year 2022 PSUs, the definition of “Adjusted EBITDA” was determined based on the definition of such metric that was publicly disclosed in our earnings release for the 2021 fiscal year ended January 1, 2022.

Fiscal Year 2022 Earned PSUs. The achievement levels resulted in the following earned Fiscal Year 2022 PSUs for our Named Executive Officers other than for Mr. Chikkala who was not employed at the time the 2022 PSUs were granted:
NEO	FY 2022 PSUs (Target) (# of shares)	FY 2022 Earned PSUs (# of shares)
Robert J. Sheedy, Jr.(1)	38,347	36,238
Lindsay E. Gray	5,916	5,916
Steven K. Wilson	21,303	21,303
Pamela B. Burke	19,235	19,235

(1)
See “—Employment and Severance Arrangements with NEOs—Mr. Sheedy” for information regarding the receipt of the Fiscal Year 2022 earned PSUs in accordance with his severance benefits.

Fiscal Year 2024 Compensation—Lindberg and Bracher
MR. LINDBERG
In connection with Mr. Lindberg’s appointment as Interim President and Chief Executive Officer on October 29, 2024, he and the Company entered into an Interim President and Chief Executive Officer Agreement (the “Lindberg Interim CEO Agreement”). The terms of the Lindberg Interim CEO Agreement were negotiated using, among other factors, current market conditions for a president and chief executive officer in similarly situated companies under similar circumstances, as well as discussions with Korn Ferry on market appropriate terms.
The Lindberg Interim CEO Agreement provided that he would receive the following compensation and benefits through his separation date:
•
A base salary of $79,167 per month, payable bi-weekly;

•
A cash bonus of up to $1,187,500, with the amount paid to be based on the number of days out of 365 that he served as Interim President and Chief Executive Officer, which resulted in an earned bonus of $195,205 through December 28, 2024 and further continuing through his separation date of February 3, 2025;

•
RSUs equal to $4,104,400 divided by the closing price per share of the Company’s common stock reported on NASDAQ on October 30, 2024 ($13.90), which resulted in a grant of 295,280 RSUs, with the amount vested (as of his separation date) based on the number of days out of 365 that he served as Interim President and Chief Executive Officer (78,742 shares);

•
Reimbursement of legal fees associated with the negotiation of the agreement; and

Page	58	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
•
The right to participate in our employee benefit plans on a basis commensurate with other executive officers.

Mr. Lindberg received additional cash compensation in Fiscal Year 2024 for his service as a non-employee director prior to October 29, 2024, but he did not receive any cash director compensation during his employment period.
As a result of his continuous service to the Company, Mr. Lindberg continues to vest in outstanding equity awards that he earned while previously employed with the Company. Similar to the other NEOs described above, Mr. Lindberg earned 100% of his target Fiscal Year 2022 PSUs, or 79,628 PSUs.
MR. BRACHER
Mr. Bracher submitted his resignation as EVP, Chief Financial Officer on December 8, 2023, which was effective on March 1, 2024. Due to Mr. Bracher’s impending departure at the time the Compensation Committee considered Fiscal Year 2024 target compensation, his base salary ($594,533) continued without change and he did not participate in the Fiscal Year 2024 AIP or equity award program. Mr. Bracher was a participant in our Executive Severance Plan, but due to his voluntary termination without good reason, he did not receive any severance or other benefits thereunder.
On February 29, 2024, we entered into a consulting agreement with Mr. Bracher, effective March 1, 2024 (the “Bracher Consulting Agreement”). The Bracher Consulting Agreement had an initial term ending on September 1, 2024, which was subsequently amended to remain effective until December 15, 2024.
The Bracher Consulting Agreement provided that he would receive, in exchange for the orderly transition of his duties and responsibilities, together with providing advice and assistance on such other matters relating to the business of the Company as may be mutually agreed from time to time:
•
(i) $11,000 per month during the term of the initial agreement from March 1, 2024 through August 31, 2024; and (ii) $500/per hour for the period from September 1, 2024 through December 15, 2024, payable no less frequently than once per month; and

•
He remained eligible to receive a Fiscal Year 2023 bonus under the AIP.

In accordance with the terms of the applicable equity awards and equity plans, Mr. Bracher continued to vest in outstanding equity awards during his consulting term and forfeited all outstanding and unvested outstanding awards as of the end of such consulting term.
Compensation Levels and Benchmarking
We benchmark our executive compensation against a peer group of public companies that we believe we compete for executive talent as well as general retail market survey data from Korn Ferry, the Compensation Committee’s independent consultant. Such benchmarking focuses on target total direct compensation (“TDC”), which consists of base salary, the target annual incentive bonus opportunity and the target long-term equity incentive opportunity. While the Board and the Compensation Committee do not benchmark individual compensation components, they generally use the 50th percentile of TDC as a reference point. Additionally, we evaluate TDC levels taking into account internal equity considerations (including position, responsibility and contribution), as well as the appropriate pay mix for a particular position.
The peer group is periodically evaluated and updated to ensure the companies in the group remain relevant to us based on our changing size, changing dynamics in the market in which we compete for executive talent and other factors. In assessing the appropriateness of peer companies for our peer group for Fiscal Year 2024, the Compensation Committee primarily considered industry (companies within relevant GICS sector), company size (annual revenue, market capitalization, number of stores, and other financial metrics), performance (similar profitability and market performance profile) and operational complexity.
Page	59	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
The peer group of 17 companies which, along with broader market survey data, were used for benchmarking purposes in Fiscal Year 2024 is set forth below. No changes were made from the peer group used in Fiscal Year 2023.
✓ Big Lots Inc.	✓ Floor & Décor Holdings, Inc.	✓ PriceSmart, Inc.
✓ Bloomin’ Brands, Inc.	✓ Ingles Markets Inc.	✓ Sleep Number Corporation
✓ Brinker International, Inc.	✓ Leslie’s, Inc.	✓ Sprouts Farmers Market, Inc.
✓ Carter’s Inc.	✓ National Vision Holdings, Inc.	✓ Texas Roadhouse, Inc.
✓ Deckers Outdoor Corporation	✓ Ollie’s Bargain Market Holdings, Inc.	✓ Weis Markets, Inc.
✓ Five Below, Inc.	✓ Petco Health and Wellness Company, Inc
Process and Roles for Determining Compensation
The independent members of the Board set the compensation for our Chief Executive Officer after reviewing such person’s performance in Fiscal Year 2023 against pre-established annual goals, and took into account market data and other factors it deemed relevant. The Board seeks to tie a substantial portion of the President and Chief Executive Officer’s compensation directly to the performance of our business under such person’s leadership. As discussed below under “—Employment and Severance Arrangements with NEOs—Mr. Sheedy,” we had an employment agreement with Mr. Sheedy, which addressed certain elements of his compensation and benefits package, including the severance benefits that he received following his departure on October 29, 2024.
The Compensation Committee sets the compensation of each of the other Named Executive Officers. During that process, the Compensation Committee seeks the input of the President and Chief Executive Officer and the Chief Human Resources Officer. At the end of each year, the President and Chief Executive Officer reviews a self-assessment prepared by each Named Executive Officer and assesses the Named Executive Officer’s performance against such person’s area of responsibility and individual goals and objectives, as well the potential for advancement. Mr. Sheedy (who served as our President and Chief Executive Officer for all of Fiscal Year 2023) provided the Compensation Committee with his assessment of each Named Executive Officer’s performance during Fiscal Year 2023. The Compensation Committee then considers such assessment, the Company’s overall performance, benchmarking data and other factors it deems relevant, and reviews and approves the compensation for each Named Executive Officer.
No NEO provides input or participates in the deliberation of the Board or Compensation Committee with respect to his or her own compensation.
The Compensation Committee determined to re-engage Korn Ferry as its independent compensation consultant for Fiscal Year 2024 and approved the terms of the engagement. Representatives of Korn Ferry attend each regular Compensation Committee meeting. Korn Ferry provided recommendations on an appropriate peer group and general retail market survey data to assist in benchmarking TDC for all Named Executive Officers (including for Mr. Sheedy), as well as detailed market information on the elements and design of the executive compensation program.
Page	60	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
The key roles for determining market-based and competitive compensation programs and then awarding the compensation components are as follows:
ROLE	RESPONSIBILITY
Full Board	✓ Approve new equity incentive plans and share pool increases under existing equity plans (subject to stockholder approval)
Independent Members of Board	✓ Approve the target total direct compensation for our President and Chief Executive Officer ✓ Review succession planning for our President and Chief Executive Officer and senior executive team
Compensation Committee
✓
Oversee our employee compensation and benefit programs, including through delegation to management

✓
Establish the compensation philosophy for our Named Executive Officers and seek to ensure alignment with compensation programs, policies and practices

✓
Establish the compensation program for all executive officers (including cash-based incentive plans) and approve the target total direct compensation, for our executive officers (other than our President and Chief Executive Officer)

✓
Periodically review and make recommendations to the Board with respect to the adoption of, or amendments to, all equity-based incentive compensation plans for employees

✓
Evaluate our employee compensation programs to determine whether the relationship between the incentives associated with these plans and the level of risk-taking in response to such incentives is reasonably likely to have a material adverse effect on us

✓
Periodically engage with stockholders regarding our executive officer compensation programs

Independent Consultant
✓
Serve as the independent advisor to the independent members of the Board and the Compensation Committee, including to review the competitiveness of compensation provided to the President and Chief Executive Officer and other executive officers and provide the Compensation Committee with an executive compensation assessment, peer group and general retail market survey data analysis, and review of our annual Compensation Discussion and Analysis and related compensation disclosures in SEC filings

✓
Provide analyses that inform the decisions of the Compensation Committee and the independent members of the Board without deciding or approving any compensation decisions

✓
Independently meet with the Compensation Committee in executive session during each regularly scheduled meeting each year, to the extent requested (and, independently meet once per year with the independent members of the Board to discuss President and Chief Executive Officer compensation)

President and CEO
✓
Establish strategic direction and goals, supported by the executive compensation programs, which are then reviewed and approved by the Compensation Committee and Board, as applicable

✓
Evaluate executive officer performance and develop recommendations for compensation aligned to the compensation philosophy and compensation and benefits programs, excluding such person’s own compensation

RISK CONSIDERATIONS
In establishing and reviewing our executive compensation program for Fiscal Year 2024, the Compensation Committee concluded that the Company’s employee compensation programs and policies did not encourage unnecessary or excessive risk-taking that would be reasonably likely to result in a material adverse effect on us. See the section entitled “Corporate
Page	61	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
Governance and Board Matters—Board of Directors—Board and Committee’s Role in Oversight—Compensation Risk Analysis” above for an additional discussion of risk considerations.
The Role of Stockholder Say-on-Pay Votes
We provide our stockholders with the annual opportunity to cast an advisory vote on our NEO compensation (a Say-on-Pay proposal). The Compensation Committee considered stockholder support for our NEO compensation policies and practices based on the results of our most recent Say-on-Pay proposal at the 2024 annual meeting of stockholders, as well as other general stockholder feedback on compensation, governance and related matters through our periodic engagement. No material changes were made to our NEO compensation policies and practices in Fiscal Year 2024 directly as a result of the Say-on-Pay proposal voting results. The Compensation Committee will continue to consider stockholder perspectives, including the results of future Say-on-Pay votes, when making future compensation decisions for our NEOs.
Employment and Severance Arrangements with NEOs
MR. SHEEDY
Mr. Sheedy entered into an employment agreement with the Company, effective January 1, 2023, in connection with being appointed as President and Chief Executive Officer and serving as a member of the Board (the “Sheedy Employment Agreement”). The independent members of the Board consulted with Korn Ferry in determining Mr. Sheedy’s initial executive compensation arrangement, including obtaining a market-based assessment and analysis. The compensation for Mr. Sheedy and the terms of the Sheedy Employment Agreement were developed using, among other factors, current market conditions for a president and chief executive officer in similarly situated companies. The agreement contained specified severance benefits upon certain terminations of employment. In consideration of the benefits provided to Mr. Sheedy, the employment agreement also contained non-competition covenants during the term of the agreement as well as confidentiality and employee non-solicitation covenants. In connection with Mr. Sheedy’s departure on October 29, 2024, he received and continues to receive, severance benefits for a termination without cause as set forth in the Sheedy Employment Agreement. See “Potential Payments Upon Termination or Change in Control” for additional information on the terms of this agreement and a description of the severance benefits paid to Mr. Sheedy in connection with the Sheedy Employment Agreement.
MS. GRAY
In connection with her appointment as Interim Chief Financial Officer on February 29, 2024, Ms. Gray received a cash bonus equal to $30,000 per month of service.
EXECUTIVE SEVERANCE PLAN
We maintain the Grocery Outlet Holding Corp. Executive Severance Plan (the “Executive Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Executive Severance Plan. Eligible employees under the Executive Severance Plan in Fiscal Year 2024 included all of our Named Executive Officers, other than Messrs. Lindberg and Sheedy due to their respective employment agreements. The purposes of the Executive Severance Plan, among others, are to assist us in attracting and retaining executives by providing a level of protection against involuntary job loss and to provide appropriate incentives to executives to maintain ongoing alignment with stockholder interests. Eligible employees who receive severance benefits under the Executive Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality, non-disparagement and non-solicitation covenants. See “Potential Payments Upon Termination or Change in Control” for additional information.
Other Compensation
BENEFITS
We provide various employee benefit programs to our Named Executive Officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts and wellness programs. These common benefit programs are generally available to all of our employees on a non-discriminatory basis.
Page	62	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
401(K) PLAN AND DISCRETIONARY PROFIT-SHARING PROGRAM
We maintain a defined contribution pension plan (the “401(k) Plan”) for all full-time employees, including our Named Executive Officers, with at least three months of service. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides that each participant may contribute up to 60% of such person’s salary up to the legally allowed maximum amount.
Additionally, our 401(k) Plan allows for discretionary employer contributions. We refer to our contributions to the 401(k) Plan as our “Profit-Sharing Program.” Under this program, any employee who meets the eligibility requirements, which includes, among others, one year of continuous employment with us, is eligible to receive Company contributions to their 401(k) account generally based on (i) the Company’s profitability during a given year and (ii) a percentage of their salary (in accordance with IRS rules, if a participant has a base salary greater than $345,000 in 2024, then $345,000 is used as the base salary for the purposes of this latter calculation). Beginning with Fiscal Year 2023, Company contributions vest over a period of four years (i.e. once an employee has served four years, he/she is fully vested in all past and future Company contributions).
Other Equity-Related Policies
STOCK OWNERSHIP GUIDELINES
The Compensation Committee approved stock ownership guidelines for our management team and our Board. Pursuant to the guidelines, each of our executives with a title of Vice President and above is required to own shares of our common stock having an aggregate fair market value equal to or greater than a multiple of their base salary as set forth below (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year):
TITLE	MULTIPLE BASE SALARY
Chief Executive Officer	Five
Executive Vice President	Three
Senior Vice President and Vice President	Two
For purposes of the guidelines, the base salary payable will include all base salary utilized to determine compliance in a given calendar year (even if the payment of which is deferred to a later calendar year). For purposes of the guidelines, an executive’s holdings include: (i) shares of our common stock owned separately by the executive or owned either jointly or with, or separately by, such person’s immediate family; (ii) shares of our common stock held in trust for the benefit of the executive or such person’s immediate family members; (iii) shares of our common stock obtained through stock option exercises (and not thereafter sold); (iv) vested but unexercised stock options; and (v) shares of restricted stock and restricted stock units, in each case, whether vested or unvested; however, unvested PSUs are not included when calculating holdings. Executives have five years to attain the specified level of equity ownership. Executives must hold 50% “net shares” (shares of our common stock left after the tax liability is settled) received from their equity awards until the guidelines are met. Our Board may waive compliance with the guidelines on a case-by-case basis where these guidelines would place a severe hardship on an individual.
Each of our NEOs who remain employed by the Company are in compliance with our stock ownership guidelines or are within the phase-in period for attaining their applicable minimum stock ownership threshold requirement. In addition to stock ownership levels, the Compensation Committee also periodically reviews our executives’ unvested equity levels along with proceeds received from periodic stock sales.
SECURITIES TRADING POLICY
Our Board has adopted a Securities Trading Policy governing the purchase, sale, and/or other disposition of our securities by directors, officers, employees and other specified persons. Our Securities Trading Policy is designed to inform, educate and create reasonable processes to prevent the Company and its directors, officers, employees and other specified persons from insider trading violations and the appearance of any related improper conduct. Our policy specifically prohibits, among other things all directors, officers and other employees from speculating in our stock, including trading in options, warrants, puts and
Page	63	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
calls, or similar derivative securities, selling our stock short and participating in hedging transactions. Our policy also prohibits our directors, officers and certain other employees from pledging our stock as collateral for a loan.
Except under limited circumstances (relating to Rule 10b5-1 trading plans), persons subject to our policy, their affiliates and certain members of their family may not engage in any transaction of Company securities (or assist or encourage other persons to do so) while aware of material non-public information relating to the Company. Our policy also implements quarterly trading blackout periods and pre-clearance requirements, and allows for special blackout periods, for our NEOs and other specified persons to reduce the likelihood of trading at times with significant risk of insider trading exposure.
Further, the policy includes Rule 10b5-1 trading plan guidelines to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability, including that such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum statutory cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements. A copy of our Securities Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for Fiscal Year 2024.
CLAWBACK POLICIES
Pre-October 2023 Policy. In the event that the Compensation Committee determines, in its discretion, that any fraud, willful misconduct or gross negligence by a current or former “Officer” (as that term is defined in Rule 16a-1(f) under the Exchange Act) caused or contributed, directly or indirectly, to the restatement of our reported financial results, our clawback policy, for incentive compensation received prior to October 2, 2023 (“Pre-October 2023 Clawback Policy”), empowers the Compensation Committee to seek recovery of or cancel any “Overpayment”, which is defined as the difference between (i) any incentive compensation paid, granted, vested, settled or accrued based on the belief that the Company, had met or exceeded performance goals that would not have been met had the financial information been accurate, and (ii) the incentive compensation which the Officer would have been paid or awarded based on the accurate financial information or restated results, as applicable. Under the Pre-October 2023 Clawback Policy, the Compensation Committee has discretion whether to seek recoupment, taking into account any factors as it deems appropriate.
Current Policy. As required by the listing standards adopted by Nasdaq as a result of SEC rulemaking, our Board adopted an additional Incentive Compensation Clawback Policy. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by our executive officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statement that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, an executive officer for recoveries under this policy. The recovery period under the policy is three full years preceding the date our Board or a committee thereof concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former executive officer with a written demand for repayment or return and the method thereof (although the Company provides an executive officer with an opportunity to respond at a meeting or otherwise in advance of such formal notice). If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person. A copy of our Incentive Compensation Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for Fiscal Year 2024.
Incentive Plan Policies. The 2019 Incentive Plan and AIP incorporate by reference any Company clawback policies into such plans. In addition, the 2019 Incentive Plan provides that (i) if a participant receives any amount in excess of the amount the participant should have received under the terms of an award for any reason (including financial restatement, mistake in calculation or administrative error) or (ii) if the Compensation Committee determines a participant has engaged in specified detrimental activity (including the disclosure of proprietary or confidential information, activity that would be grounds for a for-cause termination, a breach of restrictive covenants, or fraud or contributing to any financial restatements or irregularities), then it may cancel all outstanding equity awards and require the repayment of any gain realized on the vesting or exercise of equity awards.
Page	64	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
TIMING OF EQUITY AWARDS
The Compensation Committee neither coordinates the timing of equity awards to directors, executive officers or employees with the release of material non-public information nor takes material non-public information into account when determining the terms of equity awards. In addition, the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. Annual equity awards generally are made in the first quarter of each fiscal year during an open window period. New hire equity awards to executive officers are made shortly after commencement of employment.
Initial Fiscal Year 2025 NEO Compensation Program Determinations
For Fiscal Year 2025, the Compensation Committee determined to revise the AIP for Fiscal Year 2025 as shown below to: (i) shift the weighting of Adjusted EBITDA (from 70% to 50% weighted), (ii) maintain comparable store sales growth (30% weighted) and (iii) add operational goals (20% weighted).
Page	65	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
The Compensation Committee also determined to revise the long-term equity incentive program as shown below for our executive officers (including our President and Chief Executive Officer) to (i) utilize stock options in lieu of time-based RSUs and (ii) to shift the mix of equity awards for target PSUs (50% of grant value in Fiscal Year 2025) and stock options (50% of grant value in Fiscal Year 2025). The Compensation Committee believes that including stock options as a portion of the long-term equity incentive program will improve the alignment of stockholder value and equity pay outcomes by directly tying the value of such awards to the stock price performance relative to the exercise price.

2024
LONG TERM
INCENTIVE PLAN
AWARDS
RSUs to
CEO (30%)
PSUs to
CEO (70%)
2024
LONG TERM
INCENTIVE PLAN
AWARDS
RSUs to
NEOs (40%)
PSUs to
NEOs (60%)
2025
LONG TERM
INCENTIVE PLAN
AWARDS
Stock Options to all
NEOs (50%)
PSUs to all
NEOs (50%)

Except the foregoing changes, the Compensation Committee determined to continue our existing executive compensation programs for Fiscal Year 2025 in all material respects. In addition, the Compensation Committee decided to not increase base salaries for NEOs and to maintain target bonus opportunity as a percentage of base salary and total target equity opportunity as a percentage of base salary.
MR. POTTER
On January 17, 2025, our Board appointed Jason Potter as President and Chief Executive Officer, effective February 3, 2025. In connection with that appointment, we entered into an employment agreement with Mr. Potter pursuant to which he agreed to serve as President and Chief Executive Officer and as a member of the Board. The independent members of the Board consulted with Korn Ferry in determining Mr. Potter’s initial compensation arrangement, including obtaining a market-based assessment and analysis. The compensation for Mr. Potter was developed using, among other factors, current market conditions for a president and chief executive officer in similarly situated companies. The agreement also contains specified severance benefits upon certain terminations of employment. In consideration of the benefits provided to Mr. Potter, the employment agreement contains non-competition covenants during the term of the agreement as well as confidentiality and employee non-solicitation covenants.
Tax and Accounting Implications
The Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based compensation with respect to our long-term equity incentive award programs in accordance with the requirements of FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718.
Page	66	Grocery Outlet 2025 Proxy Statement

Compensation Discussion and Analysis
The employment agreement with Mr. Potter, the Executive Severance Plan and certain incentive plans and agreements may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes on the payee a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (i.e., the five-year average Form W-2 compensation). The excess parachute payments equal the portion of the parachute payments that exceeds one times the payee’s base amount. We are not obligated to pay any tax gross-ups with respect to the excise tax imposed on any person who received excess parachute payments, although our plans and agreements may contain provisions to limit or prevent parachute payments.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1,000,000. For this purpose, a covered employee generally means our Chief Executive Officer, our Chief Financial Officer, our three highest compensated officers (other than our Chief Executive Officer and our Chief Financial Officer) and certain former officers of the Company. In order to maintain flexibility, the Compensation Committee retains the authority to authorize compensation that may not be deductible if the Compensation Committee believes doing so is in the best interests of the Company.
NONQUALIFIED DEFERRED COMPENSATION
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2024 Annual Report.
Compensation Committee
Kenneth W. Alterman, Chair
Carey F. Jaros
Erik D. Ragatz
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.
Page	67	Grocery Outlet 2025 Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table in Fiscal Years 2024, 2023 and 2022
The following table summarizes the total compensation earned by our Named Executive Officers for the fiscal years indicated. We have omitted from this table certain columns if no Named Executive Officer received such types of compensation during the fiscal years covered. The positions for the Named Executive Officers set forth in this table are as of December 28, 2024.
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Eric J. Lingberg, Jr.(5) Interim President and Chief Executive Officer	2024	159,203	4,254,398	—	348,486	4,762,087
	2023	—	163,027	—	225,000	388,027
	2022	824,039	3,300,033	1,161,475	44,740	5,330,287
Robert J. Sheedy, Jr.(6) Former President and Chief Executive Officer	2024	795,627	4,150,023	—	4,532,748	9,478,398
	2023	922,466	3,996,047	1,283,368	37,890	6,239,771
	2022	617,333	1,854,087	652,564	45,520	3,169,504
Lindsay E. Gray(7) Interim Chief Financial Officer; SVP, Accounting	2024	344,446	516,780	31,517	330,553	1,223,296
Charles C. Bracher(8) Former EVP, Chief Financial Officer	2024	101,267	—	—	66,504	167,771
	2023	592,904	1,189,080	395,937	37,890	2,215,811
	2022	571,026	1,143,371	482,891	45,732	2,243,020
Ramesh Chikkala(9) EVP, Chief Operations Officer	2024	469,780	1,250,015	51,582	1,036	1,772,413
Steven K. Wilson EVP, Chief Purchasing Officer	2024	463,463	1,158,797	50,888	11,478	1,684,626
	2023	448,767	1,125,030	299,684	37,840	1,911,321
	2022	411,538	1,030,000	290,017	44,740	1,776,295
Pamela B. Burke EVP, Chief Stores Officer	2024	507,714	1,015,584	55,747	1,340	1,580,385
	2023	482,275	967,212	322,060	37,840	1,809,387
	2022	466,345	930,032	392,790	59,472	1,848,639

(1)
Amounts reported in the “Salary” column represent the base salary earned by each Named Executive Officer during the fiscal year covered. For a description of salary increases see “Compensation Discussion and Analysis.”

(2)
Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of PSUs and RSUs granted. See the “Grants of Plan-Based Awards Table” for further information on the number of PSUs and RSUs granted to our Named Executive Officers in Fiscal Year 2024. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that may be realized by the Named Executive Officer. The grant date fair value of the PSUs and RSUs are calculated as of the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares of our common stock subject to the award. See Note 1, Organization and Summary of Significant Accounting Policies, and Note 8, Share-based Awards to our consolidated financial statements contained in our 2024 Annual Report for a discussion of all assumptions made by us in determining the grant date fair value in accordance with FASB ASC Topic 718. For the PSUs granted in Fiscal Year 2024, the amounts reported are based on target achievement, which was the probable outcome of the related performance conditions as of the grant date. The aggregate grant date fair value of these awards, assuming achievement at the target and the maximum level of performance (the latter of which is 200% of the target amount) is shown in the chart below for each Named Executive Officer.

Page	68	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
NEO	GRANT DATE FAIR VALUE OF PSUs GRANTED IN 2024 AT TARGET PERFORMANCE ($)	GRANT DATE FAIR VALUE OF PSUs GRANTED IN 2024 AT MAXIMUM PERFORMANCE ($)
Eric J. Lindberg, Jr.	N/A	N/A
Robert J. Sheedy, Jr.	2,905,011	5,810,022
Lindsay E. Gray	310,073	620,146
Charles C. Bracher	N/A	N/A
Ramesh Chikkala	600,004	1,200,008
Steven K. Wilson	695,273	1,390,546
Pamela B. Burke	609,340	1,218,680

(3)
Amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus amounts earned by each Named Executive Officer pursuant to the AIP during the fiscal year covered.

(4)
Amounts reported in the “All Other Compensation” column include the following amounts for health saving account contributions and company-paid group term life insurance for each of our Named Executive Officers in the Fiscal Year 2024. See footnotes 5-8 below for other amounts included in “All Other Compensation” for Messrs. Lindberg, Sheedy and Bracher and Ms. Gray.

NEO	HEALTH AND WELLNESS BENEFIT ($)	HEALTH SAVING ACCOUNT CONTRIBUTION ($)	COMPANY-PAID GROUP TERM LIFE INSURANCE ($)
Eric J. Lindberg, Jr.	—	—	21
Robert J. Sheedy, Jr.	250	800	478
Lindsay E. Gray	13	—	540
Charles C. Bracher	200	200	104
Ramesh Chikkala	—	600	436
Steven K. Wilson	—	800	540
Pamela B. Burke	—	800	540

(5)
The amounts reported for Mr. Lindberg for Fiscal Year 2024 also reflect amounts earned pursuant to his Board member service (December 31, 2023—October 28, 2024, including his full equity award) and the Lindberg Interim CEO Agreement (October 29—December 28, 2024). The amount reported in the “All Other Compensation” column for Mr. Lindberg for Fiscal Year 2024 includes $198,459, which is the portion of his cash bonus earned as of December 28, 2024 as part of his separation benefits under the Lindberg Interim CEO Agreement. See “Named Executive Officer Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” for additional information on the Lindberg Interim CEO Agreement.

(6)
Mr. Sheedy departed as an employee and Board member on October 29, 2024. The amount reported in the “All Other Compensation” column for Mr. Sheedy for Fiscal Year 2024 includes $4,531,220 of cash severance benefits (including his pro-rata bonus under the AIP) he received under the Sheedy Employment Agreement. The full cash severance benefits are included herein under SEC rules since they are only conditioned on the passage of time; $359,525 of cash severance benefits were paid for 2024.

(7)
In Fiscal Year 2024, Ms. Gray served as Interim Chief Financial Officer (beginning in March 2024), in addition to continuing to serve as SVP, Accounting. The amount reported in the “All Other Compensation” column for Ms. Gray for Fiscal Year 2024 includes $300,000 of cash for service as Interim Financial Officer. Ms. Gray was not a Named Executive Officer in Fiscal Years 2022 or 2023 and therefore her compensation information for such fiscal years is not included herein.

(8)
Mr. Bracher departed from the Company effective March 1, 2024. The amount reported in the “All Other Compensation” column for Mr. Bracher for Fiscal Year 2024 includes $66,000 he received in connection with his consulting agreement for post-resignation services.

(9)
Mr. Chikkala commenced employment with us on January 22, 2024, and therefore he was neither a Named Executive Officer nor received any compensation for Fiscal Years 2022 or 2023.

Page	69	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Grants of Plan-Based Awards in Fiscal Year 2024
The following table provides information with respect to grants of plan-based awards to our Named Executive Officers in Fiscal Year 2024 under our AIP and 2019 Incentive Plan. Except as noted, each of the grants were part of our annual NEO compensation program. Mr. Bracher did not receive any grant of plan-based awards in Fiscal Year 2024.
			ESTIMATED POSSIBLE PAYOUTS UNDER NON EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
NAME	GRANT DATE	TYPE OF AWARD	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Eric J. Lindberg, Jr.	6/3/2024	RSU— Director	—	—	—	—	—	—	6,803	150,006
	10/30/2024	RSU	—	—	—	—	—	—	295,280	4,104,392
Robert J. Sheedy, Jr.	N/A	AIP	71,456	1,190,938	2,381,875	—	—	—	—	—
	2/29/2024	PSU	—	—	—	28,160	112,641	225,282	—	2,905,011
	2/29/2024	RSU	—	—	—	—	—	—	48,275	1,245,012
Lindsay E. Gray	N/A	AIP	10,335	172,250	344,500	—	—	—	—	—
	2/29/2024	PSU	—	—	—	3,006	12,023	24,046	—	310,073
	2/29/2024	RSU	—	—	—	—	—	—	8,015	206,707
Ramesh Chikkala	N/A	AIP	18,000	300,000	600,000	—	—	—	—	—
	2/29/2024	PSU	—	—	—	5,816	23,265	46,530	—	600,004
	2/29/2024	RSU	—	—	—	—	—	—	15,510	400,003
	2/29/2024	RSU — New hire	—	—	—	—	—	—	9,694	250,008
Steven K. Wilson	N/A	AIP	16,686	278,100	556,200	—	—	—	—	—
	2/29/2024	PSU	—	—	—	6,740	26,959	53,918	—	695,273
	2/29/2024	RSU	—	—	—	—	—	—	17,973	463,524
Pamela B. Burke	N/A	AIP	18,280	304,668	609,336	—	—	—	—	—
	2/29/2024	PSU	—	—	—	5,907	23,627	47,254	—	609,340
	2/29/2024	RSU	—	—	—	—	—	—	15,752	406,244

(1)
See “Compensation Discussion and Analysis—Elements of Fiscal Year 2024 NEO Compensation Program” for a description of our annual performance-based cash bonus plan. The amounts in the “Target” column represent the target payouts under the Fiscal Year 2024 AIP. For purposes of this table, the “Threshold” amount shown represents an assumption that the Company achieves only the threshold level of adjusted EBITDA performance.

(2)
The PSUs vest (if at all) based on achievement of performance goals over a three-year performance period.

(3)
The RSUs generally vest in three equal annual installments on the three anniversary dates following the vesting commencement date. Mr. Lindberg’s annual RSUs vested pursuant to the Lindberg Interim CEO Agreement, and the RSUs-Director awards vest in accordance with the non-employee director compensation program.

(4)
The amounts included in this column represent the grant date fair value of equity awards granted to our Named Executive Officers under the 2019 Incentive Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs and RSUs are calculated as of the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares of our common stock subject to the award. The grant date fair value of the PSUs was computed based upon target achievement, which was the probable outcome of the performance conditions as of the grant date. See footnote 2 to the Summary Compensation Table.

Page	70	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards
FISCAL YEAR 2024 NEO COMPENSATION
Our “Compensation Discussion and Analysis” section of this Proxy Statement describes all material factors necessary to understand and give context to the information in the two preceding tables for Fiscal Year 2024, as well the Fiscal Year 2022 PSUs earned in 2024.
Certain compensation arrangements in Fiscal Year 2024 noted below reflect unique circumstances and do not reflect our annual NEO compensation program generally. See “—Potential Payments Upon Termination or Change in Control” for additional information on the separation and severance benefits of Mr. Lindberg and Mr. Sheedy.
Additional Information for Mr. Lindberg. Mr. Lindberg served as Interim President and Chief Executive Officer from October 29, 2024 to February 2, 2025 under the Lindberg Interim CEO Agreement.
He earned $315,582 of his cash bonus as part of his separation benefits under such agreement, of which $198,459 was earned as of December 28, 2024. The amount under the Stock Awards column for Mr. Lindberg for Fiscal Year 2024 reflect the grant date fair values of RSUs (i) granted on June 3, 2024 for 6,803 shares in connection with his service as a non-employee director; and (ii) granted on October 30, 2024 for 295,280 shares in accordance with the Lindberg Interim CEO Agreement. Of such 295,280 shares, on February 3, 2025, 78,472 shares vested and 216,808 shares were forfeited in connection with end of his interim employment.
Additional Information for Mr. Sheedy. In connection with Mr. Sheedy’s departure on October 29, 2024, he received and continues to receive, severance benefits for a termination without cause as set forth in the Sheedy Employment Agreement.
Ms. Gray. In connection with her appointment as Interim Chief Financial Officer effective on March 1, 2024, Ms. Gray received $30,000 in cash per month of service. Ms. Gray served in such role until January 6, 2025.
Additional Information for Mr. Bracher. The Bracher Consulting Agreement was effective from March 1, 2024 to December 15, 2024 in order to assist us in the orderly transition of Mr. Bracher’s duties and responsibilities.
Mr. Chikkala. The Stock Awards column for Mr. Chikkala reflects a new hire RSU grant of 9,694 shares with a grant value of $250,000, in addition to the annual RSU grant.
FISCAL YEARS 2022 AND 2023 NEO COMPENSATION
Mr. Sheedy. Mr Sheedy was appointed as our President and Chief Executive Officer in January 2023, which materially increased each element of his compensation for Fiscal Year 2023 compared to Fiscal Year 2022.
AIP. For Fiscal Years 2022 and 2023, the overall achievement factor for the AIP was 141% and 111%, respectively, and therefore our NEOs earned bonuses were materially higher than in Fiscal Year 2024, which yielded an overall achievement factor of 18.3% of the target bonus.
All Other Compensation. For Fiscal Years 2022 and 2023, each of our NEOs received profit-sharing contributions under our 401(k) Plan, which are included under “All Other Compensation” in the Summary Compensation Table. No payments under this program were made for Fiscal Year 2024.
Page	71	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Outstanding Equity Awards at 2024 Fiscal Year End
The following table includes certain information with respect to outstanding equity awards held by our Named Executive Officers as of December 28, 2024. All specified vesting dates noted below were subject to continued employment or service with us through the applicable vesting date for stock options and RSUs, and through the Compensation Committee’s determination date of achievement for PSUs.
		OPTION AWARDS			STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Eric J. Lindberg, Jr.	6/19/2019	210,450	22.00	6/19/2029	—	—	—	—
	3/3/2022	—	—	—	11,376(2)	175,987	79,628(3)	1,231,845
	6/3/2024	—	—	—	6,803(4)	105,242	—	—
	10/30/2024	—	—	—	295,280(4)	4,567,982	—	—
Robert J. Sheedy, Jr.	6/19/2019	91,195	22.00	6/19/2029	—	—	—	—
	3/3/2022	—	—	—	—	—	36,238(3)	560,602
	3/2/2023	—	—	—	—	—	62,265(3)	963,240
	2/29/2024	—	—	—	—	—	31,084(3)	480,869
Lindsay E. Gray	9/29/2016	15,075	5.98	9/29/2026	—	—	—	—
	6/19/2019	21,045	22.00	6/19/2029	—	—	—	—
	3/3/2022	—	—	—	1,315(2)	20,343	5,916(3)	91,521
	3/2/2023	—	—	—	4,764(2)	73,699	21,438(3)	331,646
	2/29/2024	—	—	—	8,015(2)	123,992	12,023(3)	185,996
Charles C. Bracher	6/19/2019	91,195	22.00	6/19/2029	—	—	—	—
Ramesh Chikkala	2/29/2024	—	—	—	15,510(2)	239,940	23,265(3)	359,910
	2/29/2024	—	—	—	9,694	149,966	—	—
Steven K. Wilson	6/19/2019	56,120	22.00	6/19/2029	—	—	—	—
	3/3/2022	—	—	—	4,734(2)	73,235	21,303(3)	329,557
	3/2/2023	—	—	—	10,994(2)	170,077	49,470(3)	765,301
	2/29/2024	—	—	—	17,973(2)	278,042	26,959(3)	417,056
Pamela B. Burke	3/31/2017	7,015	8.57	3/31/2027	—	—	—	—
	12/26/2018	20,105	11.64	12/26/2028	—	—	—	—
	12/26/2018	34,105	11.64	12/26/2028	—	—	—	—
	6/19/2019	63,135	22.00	6/19/2029	—	—	—	—
	3/3/2022	—	—	—	4,275(2)	66,134	19,235(3)	297,565
	3/2/2023	—	—	—	9,452(2)	146,222	42,530(3)	657,939
	2/29/2024	—	—	—	15,752(2)	243,683	23,627(3)	365,510

(1)
The amounts shown in this column represent the number of shares of our common stock that have not vested multiplied by $15.47, the closing price per share of our common stock on December 27, 2024, the last trading day of Fiscal Year 2024.

(2)
Each identified RSU vests in three equal annual installments over the three-year period measured from the vesting commencement date of March 1, 2022 (for Fiscal Year 2022 grants), March 1, 2023 (for Fiscal Year 2023 grants), or March 1, 2024 (for Fiscal Year 2024 grants).

(3)
The number and market value of the PSUs reported for Fiscal Year 2022 grants represent the unvested portion of this award which vested on February 28, 2025 (the “2025 Determination Date”), upon certification of the performance results by the Compensation Committee following the performance period ending December 28, 2024. The number of shares reported is based on actual performance for the 2022-2024 performance period. For additional information on the actual performance and payout of the Fiscal Year 2022 award, please see “Compensation Discussion and Analysis.” The number and market value of the PSUs reported for Fiscal Year 2023 reflect maximum performance because performance through the last day of Fiscal Year 2024, was tracking above the target payout level. The number and market value of the PSUs reported for Fiscal Year 2024 reflect target performance because performance through the last day of Fiscal Year 2024 was tracking between the threshold and target payout levels. The actual numbers of shares of our common stock that will be distributed for Fiscal Years 2023 and 2024 at the end of the three-year performance period are not yet determinable. The PSUs will vest (if at all) based on the achievement of cumulative operating goals over a three-year performance period. See “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information on the cumulative operating goals.

Page	72	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Pursuant to the underlying award agreements in connection with Mr. Sheedy’s departure, the PSUs for Mr. Sheedy reflect a prorated portion of the granted PSUs which (i) for 2022 were issued following the 2025 Determination Date, and (ii) for 2023 and 2024 remain outstanding following his departure.
(4)
The June 3, 2024 RSU award for Mr. Lindberg was granted in connection with his service as a non-employee director on such date. Such RSUs will vest upon the earlier of June 3, 2025 or the date of the 2025 Annual Meeting. The RSUs granted to Mr. Lindberg on October 30, 2024 were granted in connection with the Lindberg Interim CEO Agreement. On February 3, 2025, 78,472 shares vested and 216,808 shares were forfeited pursuant to the terms of the Lindberg Interim CEO Agreement.

Option Exercises and Stock Vested During Fiscal Year 2024
The following table provides information about the value realized by the Named Executive Officers on the exercise of stock options and the vesting of stock awards during Fiscal Year 2024.
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Eric J. Lindberg, Jr.	1,007,779(3)	14,269,303	95,747	2,465,206
Robert J. Sheedy, Jr.	10,389(3)	129,551	89,479(4)	2,083,418
Lindsay E. Gray	—	—	9,294	240,902
Charles C. Bracher	25,000(3)	247,593	35,907	931,415
Ramesh Chikkala	—	—	—	—
Steven K. Wilson	32,017(3)	678,033	32,611	845,879
Pamela B. Burke	—	—	28,248	732,679

(1)
Based on the amount by which the closing price of a share of our common stock (as quoted by Nasdaq) on the dates of exercise exceeded the applicable exercise price per share of the option, multiplied by the number of shares of our common stock acquired.

(2)
Based on the number of RSUs vested multiplied by the closing price of our common stock (as quoted by Nasdaq) on the vesting date.

(3)
The options exercised during 2024 by Mr. Lindberg had an expiration date of October 21, 2024. The options exercised during 2024 by Messrs. Sheedy, Bracher and Wilson had an expiration date of November 25, 2024.

(4)
26,029 of such shares were acquired by Mr. Sheedy due to accelerated vesting of RSUs as of the date of his departure pursuant to the severance provisions of the Sheedy Employment Agreement.

Page	73	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Potential Payments Upon Termination or Change in Control
The information below describes and estimates certain compensation that would have been payable to our Named Executive Officers under existing plans and arrangements if a qualifying termination or change in control occurred on December 28, 2024, the last day of Fiscal Year 2024. These benefits are in addition to benefits available generally to salaried employees.
Notwithstanding the foregoing, the information below describes actual separation or severance benefits as of the respective termination dates for Mr. Sheedy and Mr. Bracher, as they were not employed by the Company as of December 28, 2024.
ACTUAL SEVERANCE BENEFITS UPON TERMINATION FOR MR. SHEEDY
The Sheedy Employment Agreement provided that in the event of a termination of employment without Cause or resignation for Good Reason (as defined in his agreement) he would be entitled to (i) accrued base salary and benefits, (ii) continued payment of his base salary in equal installments in accordance with the Company’s regular payroll practices for a period of 24 months; (iii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable in equal installments for a period of 24 months; (iv) payment for up to 18 months of medical and dental benefits; (v) any unpaid bonus in respect of any fiscal year completed prior to the date of termination; (vi) subject to the satisfaction of applicable performance objectives, payment of a pro-rated bonus with respect to the fiscal year of termination; and (vii) pro-rated vesting of any outstanding time-based restricted stock units or stock options, calculated, in each case, as of the date of termination (“Pro Rata Vesting Rights”). Further, if Mr. Sheedy’s employment was terminated by reason of his death or Disability (as defined in the Employment Agreement), he would have been entitled to (i) Pro Rata Vesting Rights; (ii) accrued base salary and benefits; (iii) a lump sum amount equal to his pro rata target annual bonus for the year in which the termination occurs; and (iv) any unpaid bonus in respect of any fiscal year completed prior to the date of termination. Upon the effectiveness of the Sheedy Employment Agreement, Mr. Sheedy no longer participated in the Company’s Executive Severance Plan. In consideration for the benefits provided to Mr. Sheedy, the Employment Agreement contained non-competition covenants during the term of Mr. Sheedy’s employment with the Company as well as confidentiality and non-solicitation covenants during the term of the agreement. In connection with Mr. Sheedy’s departure on October 29, 2024, he received and continues to receive, severance benefits for a termination without Cause.
Mr. Sheedy departed as an employee and Board member on October 29, 2024. In connection with his employment termination without cause, he received and continues to receive pursuant to the Sheedy Employment Agreement: (i) continued payment of his base salary for 24 months, which will be an aggregate of $1,905,500; (ii) two times his target bonus for Fiscal Year 2024, which is $2,381,875 and is payable over 24 months; (iii) up to 18 months of COBRA premiums, which is a maximum of $64,609; and (iv) a pro-rated bonus under our AIP for Fiscal Year 2024, which was $179,236. In addition, the vesting of 26,029 RSUs were accelerated to his departure date (with a fair market value of $432,342 based on the closing price of our common stock ($16.61) on such date). Additionally, in accordance with the terms of our standard PSU award agreement, on February 28, 2025, the determination date for the PSUs awarded in Fiscal Year 2022, Mr. Sheedy earned 36,238 shares (with a fair market value of $430,145 based on the closing price of our common stock ($11.87) on such date). In accordance with our standard form option agreement, Mr. Sheedy had a period of 90 days from the date of his termination to exercise any vested stock options. In accordance with our standard form of PSU Agreement, a portion of Mr. Sheedy’s 2023 and 2024 PSU awards remain outstanding and eligible to vest upon future determination dates in 2026 and 2027. Except as described herein, all other outstanding equity awards were forfeited as of October 29, 2024.
ACTUAL SEPARATION BENEFITS UPON TERMINATION FOR MR. BRACHER
Mr. Bracher submitted his resignation in December 2023, which was effective March 1, 2024. He entered a consulting agreement with us on March 1, 2024 which was later amended to be effective through December 15, 2024. In addition to his consulting fee, during the consulting period, Mr. Bracher’s rights with respect to any Company equity awards were governed by the terms and provisions of the applicable plans and award agreements, which provide for, among other things, the continued vesting of all equity so long as he provided services to the Company, including as a consultant. In accordance with our standard option agreement, Mr. Bracher had a period of 90 days from the date of his termination to exercise any vested stock options. Except as described herein, all other outstanding equity awards were forfeited as of December 15, 2024. Mr. Bracher otherwise did not receive any separation benefits in connection with his voluntary resignation from employment with the Company.
Page	74	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
SEPARATION BENEFITS UPON TERMINATION FOR MR. LINDBERG
The Lindberg Interim CEO Agreement provided that his employment as Interim President and Chief Executive Officer would continue until the earliest to occur of: (a) the date on which a permanent President and Chief Executive Officer commences employment with the Company (the “New CEO Commencement Date”), (b) the first anniversary of his service as Interim President and Chief Executive Officer, (c) his resignation, or (d) his termination (the first to occur of the foregoing, the “Lindberg Separation Date”). The Lindberg Interim CEO Agreement included the following compensation: (i) a cash bonus of up to $1,187,500, with the amount paid to be based on the number of days out of 365 that Mr. Lindberg serves as Interim President and Chief Executive Officer, and (ii) the number of restricted stock units equal to $4,104,400 divided by the closing price per share of the Company’s common stock reported on NASDAQ on October 30, 2024, rounded down to the nearest full share (the “RSU Award”), subject to the terms of the Company’s 2019 Incentive Plan and an award agreement. The Lindberg Interim CEO Agreement provided that the RSU Award vests, subject to Mr. Lindberg’s continued employment through the applicable vesting date, on the earlier of (1) the New CEO Commencement Date and (2) any other Separation Date occurring prior to the New CEO Commencement Date in an amount based on the number of days out of 365 that Mr. Lindberg serves as Interim President and Chief Executive Officer. If Mr. Lindberg resigned from his employment (other than at the request of, or in mutual agreement with, the Board) or was terminated by the Company for Cause (as defined in his employment agreement) prior to the New CEO Commencement Date, he was not entitled to any portion of the cash bonus and the RSU Award would not vest.
Mr. Lindberg ended his interim employment role as of the New CEO Commencement Date, which was February 3, 2025. He earned $315,582 of his cash bonus as part of his separation benefits under such agreement, of which $198,459 was earned as of December 28, 2024. On February 3, 2025, 78,472 RSUs vested and 216,808 RSUs were forfeited in connection with end of his interim employment. As Mr. Lindberg continues to serve as a member of our Board, all of his other equity awards remain outstanding. Notwithstanding the foregoing, the table below describes what Mr. Lindberg may have received upon specified terminations as of December 28, 2024.
EXECUTIVE SEVERANCE PLAN
On November 9, 2020, the Compensation Committee adopted the Executive Severance Plan to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Executive Severance Plan. All of our Named Executive Officers were eligible employees under the Executive Severance Plan in Fiscal Year 2024 for all or part of Fiscal Year 2024, other than Mr. Sheedy and Mr. Lindberg due to their respective employment agreements.
Non-Change-in-Control Severance
Our Executive Severance Plan provides that, if a participant at the executive vice president level or senior vice president level experiences a termination by the Company without Cause (as defined in the 2019 Incentive Plan) or by the participant for Good Reason (as defined in the Executive Severance Plan), either of which is referred to as a “covered termination,” not in connection with a Change in Control (as defined in the 2019 Incentive Plan), the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The severance payments and benefits provided to our applicable Named Executive Officers are as follows:
•
an amount equal to 1.0 times the sum of the participant’s annual base salary and target annual bonus, payable in accordance with the Company’s normal payroll practice over 12 months; and

•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

Change-in-Control Severance
Under the terms of the Executive Severance Plan, if a participant at the executive vice president or senior vice president level experiences a covered termination within 18 months following a Change in Control, the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The payments and benefits provided to our applicable Named Executive Officers are as follows:
Page	75	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
•
an amount equal to 1.5x times the sum of the participant’s annual base salary and target annual bonus, in each case, payable in a lump sum within 60 days following termination of employment; and

•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 18 months.

Eligible employees who receive severance benefits under the Executive Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality, non-disparagement and non-solicitation covenants.
The Executive Severance Plan provides that if payments and benefits provided to the participant would constitute an “excess parachute payment” for purposes of Section 280G of the Code, the participant will either have his or her payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his or her payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.
The Executive Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Compensation Committee; provided, however, that no adverse amendment, termination or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance. In addition, following a Change in Control, the Executive Severance Plan may not be amended, terminated or discontinued in whole or in part, at any time prior to the second anniversary of the date of such change in control without the written consent of an affected participant.
ACCELERATED VESTING OF EQUITY AWARDS UPON CERTAIN EVENTS
Except as set forth below or in an employment agreement (described above), unvested equity awards will terminate as of termination of employment or service.
Performance-Vesting Stock Units (PSUs)
Each of our Named Executive Officers were also granted PSUs under the 2019 Incentive Plan (with all defined terms below defined in the 2019 Incentive Plan). Those awards provide for the following vesting upon various events:
•
if the participant undergoes a termination as a result of participant’s death or disability prior to a Change in Control, a prorated portion of the PSU will vest (at target performance) on the date of such termination;

•
in the event a participant undergoes a termination without Cause a prorated portion of the PSU will remain outstanding, and, in the event of a subsequent Change in Control following such termination, the outstanding portion of the PSU will vest at target performance; and

•
in the event a participant undergoes a termination (i) without Cause, (ii) for Good Reason or (iii) by reason of death or disability, in each case following a Change in Control, the earned PSU will vest in full at target performance on the date of such termination.

Time-Vesting Restricted Stock Units (RSUs)
Each of our Named Executive Officers was also granted RSUs under the 2019 Incentive Plan (with all defined terms below defined in 2019 Incentive Plan). Those awards provide for full acceleration of the award if the participant undergoes a termination without Cause following a Change in Control.
Page	76	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
POTENTIAL PAYMENTS UPON TERMINATION OR AFTER CHANGE IN CONTROL (AS OF DECEMBER 28, 2024)
Except where otherwise noted, the following table describes the potential payments and benefits that would have been payable to our Named Executive Officers (excluding Mr. Sheedy and Mr. Bracher) under existing plans and arrangements if a qualifying termination or change in control occurred on December 28, 2024, the last business day of our Fiscal Year 2024. The amounts shown in the tables do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of our Named Executive Officers.
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and the trading price of our common stock at that time. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
NAME	TRIGGERING EVENT	SALARY ($)	BONUS ($)	HEALTH BENEFITS CONTINUATION COVERAGE ($)	VALUE OF OPTION ACCELERATION ($)	VALUE OF TIME-BASED RSU ACCELERATION ($)	VALUE OF PSU AWARD ACCELERATION ($)	TOTAL ($)
Eric J. Lindberg, Jr.	Qualifying Termination after Change in Control	—	—	—	—	4,849,211(1)	1,231,845(1)	6,081,056
	Death or Disability prior to Change in Control	—	—	—	—	—	1,231,845(1)	1,231,845
	Death or Disability after Change in Control	—	—	—	—	—	1,231,845(1)	1,231,845
Lindsay E. Gray	Termination Without Cause or for Good Reason(2)	344,500	172,250	786	—	—	—	517,536
	Qualifying Termination after Change in Control	516,750(2)	258,375(2)	1,179(2)	—	218,034(1)	443,339(1)	1,437,677
	Death or Disability prior to Change in Control	—	—	—	—	—	264,068(1)	264,068
	Death or Disability after Change in Control	—	—	—	—	—	443,339(1)	443,339
Ramesh Chikkala	Termination Without Cause or for Good Reason(2)	500,000	300,000	25,317	—	—	—	825,137
	Qualifying Termination after Change in Control	750,000(2)	450,000(2)	37,705(2)	—	389,906(1)	359,910(1)	1,987,521
	Death or Disability prior to Change in Control	—	—	—	—	—	119,970(1)	119,970
	Death or Disability after Change in Control	—	—	—	—	—	389,906(1)	389,906
Steven K. Wilson	Termination Without Cause or for Good Reason(2)	463,500	278,100	35,836	—	—	—	777,436
	Qualifying Termination after Change in Control	695,250(2)	417,150(2)	53,754(2)	—	521,354(1)	1,129,264(1)	2,816,772
	Death or Disability prior to Change in Control	—	—	—	—	—	723,676(1)	723,676
	Death or Disability after Change in Control	—	—	—	—	—	1,129,264(1)	1,129,264
Pamela B. Burke	Termination Without Cause or for Good Reason(2)	507,780	304,668	35,836	—	—	—	848,284
	Qualifying Termination after Change in Control	761,670(2)	457,002(2)	53,754(2)	—	456,040(1)	992,045(1)	2,720,511
	Death or Disability prior to Change in Control	—	—	—	—	—	638,715(1)	638,715
	Death or Disability after Change in Control	—	—	—	—	—	992,045(1)	992,045
Page	77	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
(1)
The form of Time-Based Restricted Stock Unit Notice and Agreement under our 2019 Incentive Plan provides, among other terms, full acceleration of the award if the participant undergoes a termination without Cause following a Change in Control. Additionally, the form of Performance Stock Unit Grant Notice and Agreement under our 2019 Incentive Plan provides, among other terms, (i) in the event a participant undergoes a termination as a result of participant’s death or disability prior to a Change in Control, then a prorated portion of the PSU will vest, with such proration based on the number of days elapsed from the commencement of the performance period through the date of such termination and (ii) in the event a participation undergoes a termination after a Change in Control either without Cause, for Good Reason or due to participant’s death or disability, then the PSUs will vest in full at target performance as of the date of such termination.

(2)
In connection with the Executive Severance Plan described above each of our NEOs in this table was entitled to the following benefits if he or she is terminated without Cause, or by the participant for Good Reason not in connection with a Change in Control: (i) 1.0 times the sum of the participant’s annual base salary and target bonus, payable in accordance with our regular payroll practices over 12 months and (ii) subject to participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

Page	78	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Pay Versus Performance
The following table provides information about the relationship between executive compensation actually paid and certain financial performance of the Company. Please see “Compensation Discussion and Analysis” for a discussion of our compensation philosophy, objectives, process and components of our NEO compensation program, including how the Compensation Committee structures our NEO compensation program to motivate and reward the achievement of performance-based financial goals that align with our operational and strategic objectives. The SEC-defined Compensation Actually Paid (“CAP”) data set forth in the table below does not reflect amounts actually realized by our NEOs, and the Compensation Committee has not used or considered CAP previously in establishing the NEO compensation program. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting fiscal year. Accordingly, CAP may be positive or negative in an applicable given year solely due to adjustments made. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. As described in detail in the “Compensation Discussion and Analysis” section above, the PSUs are subject to multi-fiscal year performance conditions tied to objective performance metrics and all of the RSUs and PSUs are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest (or thereafter upon exercise, in the case of outstanding stock options).
							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR (a)	SUMMARY COMPENSATION TABLE TOTAL FOR LINDBERG ($)(1) (b-1)	COMPENSATION ACTUALLY PAID TO LINDBERG ($)(2) (c-1)	SUMMARY COMPENSATION TABLE TOTAL FOR SHEEDY ($)(1) (b-2)	COMPENSATION ACTUALLY PAID TO SHEEDY ($)(2) (c-2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON- PEO NEOS ($)(3) (d)	AVERAGE COMPENSATION ACTUALLY PAID TO NON- PEO NEOS ($)(4) (e)	TOTAL SHAREHOLDER RETURN ($)(5) (f)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(6) (g)	NET INCOME (thousands) ($)(7) (h)	ADJUSTED EBITDA (thousands) ($)(8) (i)
2024	4,762,087	1,866,695	9,478,398	200,456	1,285,698	(327,447)	46.22	156.59	39,465	236,779
2023	—	—	6,239,771	7,950,403	1,897,798	2,297,082	80.55	136.50	79,437	252,621
2022	5,330,287	8,453,783	—	—	2,259,365	3,264,167	87.21	118.60	65,052	214,682
2021	4,008,965	(515,014)	—	—	1,693,919	25,605	84.49	172.04	62,310	182,892
2020	5,452,022	12,956,398	—	—	2,278,353	4,068,193	117.27	147.65	106,713	212,705

(1)
The dollar amounts reported in column (b-1) are the amounts of total compensation reported for Eric J. Lindberg, Jr. (our Chief Executive Officer during Fiscal Years 2020 through 2022 and our Interim Chief Executive Officer during a portion of Fiscal Year 2024) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table in this Proxy Statement and in the Company’s proxy statements for the 2024 annual meeting of stockholders and 2023 annual meeting of stockholders. The dollar amounts reported in column (b-2) is the amount of total compensation reported for Robert J. Sheedy, Jr. (our President and Chief Executive Officer during Fiscal Year 2023 and for a portion of Fiscal Year 2024) for Fiscal Year 2024 in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (c-1) and (c-2) represent the amount of “compensation actually paid” to Mr. Lindberg (for Fiscal Years 2020 through 2022 and a portion of Fiscal Year 2024) and to Mr. Sheedy (for Fiscal Year 2023 and a portion of Fiscal Year 2024), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lindberg or Mr. Sheedy during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following table provides the adjustments that were made to Mr. Lindberg’s total compensation (for Fiscal Years 2020 through 2022 and a portion of Fiscal Year 2024) to Mr. Sheedy’s total compensation (for Fiscal Year 2023 and a portion of Fiscal Year 2024) to determine the compensation actually paid. No amounts were reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for any applicable fiscal year, and therefore no defined benefit and actuarial pension plan adjustments were made for any applicable fiscal year.

Page	79	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
FISCAL YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	REPORTED VALUE OF EQUITY AWARDS ($)(a)	EQUITY AWARD ADJUSTMENTS ($)(b)	COMPENSATION ACTUALLY PAID TO PEO ($)
Lindberg
2024	4,762,087	(4,254,398)	1,359,006	1,866,695
2023	—	—	—	—
2022	5,330,287	(3,300,033)	6,423,529	8,453,783
2021	4,008,965	(3,200,036)	(1,323,943)	(515,014)
2020	5,452,022	(3,090,028)	10,594,404	12,956,398
Sheedy
2024	9,478,398	(4,150,023)	(5,127,919)	200,456
2023	6,239,771	(3,996,047)	5,706,679	7,950,403
2022	—	—	—	—
2021	—	—	—	—
2020	—	—	—	—

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of the fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. No awards were granted and vested in the same fiscal year for any applicable fiscal year and no dividends or other earnings were paid on stock or option awards (that were not otherwise reflected in fair value or total compensation) in any applicable fiscal year. The fair values of RSUs and PSUs included in the CAP to our PEO and the Average CAP to our other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for Fiscal Year 2024. Any changes to the RSU and PSU fair values from the grant date (for current fiscal year grants) and from prior fiscal year-end (for prior fiscal year grants) are based on our updated stock price at the respective measurement dates, and for PSUs, updated performance metric projections.

The following table provides the amounts deducted or added in calculating the equity award adjustments for Mr. Lindberg (for Fiscal Years 2020 through 2022 and a portion of Fiscal Year 2024) and for Mr. Sheedy (for Fiscal Year 2023 and a portion of Fiscal Year 2024).
FISCAL YEAR	FISCAL YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE FISCAL YEAR ($)	FISCAL YEAR OVER FISCAL YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	FISCAL YEAR OVER FISCAL YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR FISCAL YEARS THAT VESTED IN THE YEAR ($)	FAIR VALUE OF VESTED AWARDS GRANTED AND VESTED IN CURRENT FISCAL YEAR ($)	FAIR VALUE AT START OF FISCAL YEAR OF AWARDS THAT FAILED TO MEET VESTING CONDITIONS ($)	TOTAL EQUITY AWARD ADJUSTMENTS ($)
Lindberg
2024	4,673,224	(3,192,407)	(121,811)	—	—	1,359,006
2023	—	—	—	—	—	—
2022	4,947,547	1,477,897	(1,915)	—	—	6,423,529
2021	2,016,720	(3,312,680)	(27,983)	—	—	(1,323,943)
2020	4,439,607	1,142,154	5,012,643	—	—	10,594,404
Sheedy
2024	480,869	(3,115,992)	(215,542)	177,212	(2,454,466)	(5,127,919)
2023	5,605,766	214,800	(113,887)	—	—	5,706,679
2022	—	—	—	—	—	—
2021	—	—	—	—	—	—
2020	—	—	—	—	—	—

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding the applicable PEO) for

Page	80	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
each corresponding fiscal year in the “Total” column of the Summary Compensation Table. The names of each of the NEOs (excluding for the applicable PEO) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for Fiscal Year 2024, Lindsay E. Gray, Charles C. Bracher, Ramesh Chikkala, Steven K. Wilson and Pamela B. Burke; (ii) for Fiscal Year 2023, Charles C. Bracher, Steven K. Wilson, Pamela B. Burke and Andrea R. Bortner; (iii) for Fiscal Years 2022 and 2021, Charles C. Bracher, Robert J. Sheedy, Jr., Steven K. Wilson and Pamela B. Burke; and (iv) for Fiscal Year 2020, Charles C. Bracher, Robert J. Sheedy, Jr., Pamela B. Burke and Heather L. Mayo. Refer to “Named Executive Officer Compensation Tables—Summary Compensation Table in Fiscal Years 2024, 2023 and 2022” herein, and “Executive Compensation—Summary Compensation Table” in the Company’s proxy statements for the 2024 annual meeting of stockholders and 2023 annual meeting of stockholders.
(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the applicable PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the applicable PEO) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following table provides the adjustments that were made to average total compensation for the NEOs as a group (excluding the applicable PEO) for Fiscal Year 2023 to determine the compensation actually paid, using the same methodology described above in Note 2. No amounts were reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for any applicable fiscal year, so no defined benefit and actuarial pension plan adjustments were made for any applicable fiscal year, and therefore no defined benefit and actuarial pension plan adjustments were made for any applicable fiscal year.

FISCAL YEAR	AVERAGE REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE REPORTED VALUE OF EQUITY AWARDS ($)	AVERAGE EQUITY AWARD ADJUSTMENTS ($)(a)	AVERAGE COMPENSATION ACTUALLY PAID TO NON- PEO NEOS ($)
2024	1,285,698	(788,235)	(824,910)	(327,447)
2023	1,897,798	(1,041,004)	1,440,288	2,297,082
2022	2,259,365	(1,239,373)	2,244,175	3,264,167
2021	1,693,919	(1,192,583)	(475,731)	25,605
2020	2,278,353	(1,092,192)	2,882,032	4,068,193

(a)
See Note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The following table provides the amounts deducted or added in calculating the total average equity award adjustments for the NEOs as a group (excluding the applicable PEO).

FISCAL YEAR	AVERAGE FISCAL YEAR END FAIR VALUE OF EQUITY AWARDS ($)	FISCAL YEAR OVER FISCAL YEAR AVERAGE CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	FISCAL YEAR OVER FISCAL YEAR AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR FISCAL YEARS THAT VESTED IN THE FISCAL YEAR ($)	TOTAL AVERAGE EQUITY AWARD ADJUSTMENTS ($)
2024	286,833	(1,092,375)	(19,368)	(824,910)
2023	1,398,644	113,942	(72,298)	1,440,288
2022	1,770,827	462,087	11,261	2,244,175
2021	780,129	(1,211,359)	(44,501)	(475,731)
2020	1,495,126	391,680	995,226	2,882,032

(5)
Based on the Cumulative TSR as of the end of the applicable fiscal year, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period. Historical stock price performance is not necessarily indicative of future stock price performance.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq US Benchmark General Retailers Index.

Page	81	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
(7)
The dollar amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable fiscal year.

(8)
Adjusted EBITDA is defined as net income before net interest expense, income tax expenses, depreciation and amortization expenses, share-based compensation expense, loss on debt extinguishment and modification, asset impairment and gain or loss on disposition, acquisition and integration costs, costs related to the amortization of inventory purchase accounting asset step-ups, restructuring charges, and certain other expenses that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude. Beginning with the fourth quarter of fiscal 2022, we updated our definition of adjusted EBITDA to exclude the impact of non-cash rent expense and the provision for (write-off of) accounts receivable reserves. The presentation for adjusted EBITDA for Fiscal Years 2021 and 2020 has been recast to reflect these changes. While we use other financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance. For Fiscal Year 2023 and prior years adjusted EBITDA was used as a significant performance metric for both our AIP and for PSUs. For Fiscal Year 2024, adjusted EBITDA was again used as a significant performance metric for our AIP. We may determine a different financial performance measure to be the most important financial performance measure in future fiscal years.

FINANCIAL PERFORMANCE MEASURES
As described in greater detail in “Compensation Discussion and Analysis,” a significant portion of our executive pay is tied to Company performance in line with our compensation philosophy. Our executive compensation program rewards the achievement of specific short-term (annual) and long-term financial goals, which are aligned with our operational and strategic objectives. The most important financial performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
•
Adjusted EBITDA;

•
Adjusted EPS;

•
Comparable store sales growth; and

•
Net sales.

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
The Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table, including “compensation actually paid”, as required by Item 402(v) of Regulation S-K. The Compensation Committee has not previously used or considered “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K to set NEO target pay or align our NEO compensation to Company performance. See “Compensation Discussion and Analysis” for a discussion of how the Compensation Committee designs our executive compensation program and sets NEO target pay.
Page	82	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Compensation Actually Paid and Cumulative TSR; Cumulative TSR of the Company and Nasdaq US Benchmark General Retailers Index.
The following chart presents the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our NEOs as a group (excluding the PEOs) for Fiscal Year 2020 through Fiscal Year 2024 in comparison to our cumulative TSR and the TSR of the Nasdaq US Benchmark General Retailers Index for such years. Cumulative TSR assumes initial investment of $100.00 at our closing stock price on December 27, 2019 (the last trading day before Fiscal Year 2020). Total return includes reinvestment of dividends.

Compensation Actually Paid versus Total Shareholder Return
$13,000,000
$9,750,000
$6,500,000
$3,250,000
$0
$200
$150
$100
$50
$0
Total Shareholder Return
2020
2021
2022
2023
2024
PEO Compensation Actually Paid, Eric J. Lindberg, Jr.
PEO Compensation Actually Paid, Robert J. Sheedy, Jr.
Non-PEO NEO Average Compensation Actually Paid
Cumulative TSR
Nasdaq US Benchmark General Retailers Index TSR

Page	83	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Compensation Actually Paid and Net Income
The following chart presents the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our NEOs as a group (excluding the PEOs) for Fiscal Year 2020 through Fiscal Year 2024 in comparison to our net income for such years.

Compensation Actually Paid versus Net Income
$13,000,000
$9,750,000
$6,500,000
$3,250,000
$0
$125,000
$93,750
$62,500
$31,250
$0
Net Income (amounts in thousands)
2020
2021
2022
2023
2024
PEO Compensation Actually Paid, Eric J. Lindberg, Jr.
PEO Compensation Actually Paid, Robert J. Sheedy, Jr.
Non-PEO NEO Average Compensation Actually Paid
Net Income

Page	84	Grocery Outlet 2025 Proxy Statement

Named Executive Officer Compensation Tables
Compensation Actually Paid and Adjusted EBITDA
The following chart presents the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our NEOs as a group (excluding the PEOs) for Fiscal Year 2020 through Fiscal Year 2024 in comparison to our adjusted EBITDA for such years.

Compensation Actually Paid versus Adjusted EBITDA
$13,000,000
$9,750,000
$6,500,000
$3,250,000
$0
$300,000
$225,000
$150,000
$75,000
$0
Adjusted EBITDA (amounts in thousands)
2020
2021
2022
2023
2024
PEO Compensation Actually Paid, Eric J. Lindberg, Jr.
PEO Compensation Actually Paid, Robert J. Sheedy, Jr.
Non-PEO NEO Average Compensation Actually Paid
Adjusted EBITDA

Page	85	Grocery Outlet 2025 Proxy Statement

CEO Pay Ratio
We are providing the following information regarding the ratio of the annual total compensation of Robert J. Sheedy, Jr., who served as our President and Chief Executive Officer during Fiscal Year 2024 until October 29, 2024, to the annual total compensation of our median employee, as well as a supplemental ratio of such amounts. This information is being provided for compliance purposes, as neither the Compensation Committee nor management of the Company used either pay ratio measure in making compensation decisions.
The following describes our methodology for identifying our median employee, as well as calculating the CEO pay ratio and the supplemental CEO pay ratio. These pay ratios are a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. However, our pay ratios may not be comparable to the pay ratios of other companies (including those in our peer group) because the SEC rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Further, other companies may have different employment and compensation practices, different geographic breadth, and have more or less employees at comparable skill and pay levels.
DETERMINING THE MEDIAN EMPLOYEE
Employee Population; Requirement to Utilize New Median Employee. For purposes of the pay ratio calculation, our employee population consists of all full- and part-time employees at all locations (other than our President and CEO), including all temporary employees employed as of the measurement date. We determined that we were required to select a new median employee for Fiscal Year 2024 under SEC rules because our employee population materially increased due to our April 2024 acquisition of United Grocery Outlet, which we believed would significantly impact our pay ratio disclosure.
Measurement Date. To identify our new median employee in Fiscal Year 2024, we used our employee population data as of October 15, 2024 as the reference date. We changed our determination date from Fiscal Year 2023 (December 1) to allow us to include Mr. Sheedy for purposes of this pay ratio disclosure, as his annual total compensation most closely related our customary annual compensation for the position of our President and Chief Executive Officer. As of such date, our employee population consisted of approximately 2,319 individuals, approximately 76% of which were hourly employees and all of whom were located in the United States.
Consistently Applied Compensation Measure. The SEC rules require us to identify the median employee by use of a consistently applied compensation measure. To identify the median employee from our employee population, we used Box 1 Form W-2 earnings for Fiscal Year 2024 as reflected in our payroll records (which includes the value of all benefits and employee discounts provided to all employees on a non-discriminatory basis), we annualized the compensation for full- and part-time employees hired during the fiscal year and we did not make any cost-of-living adjustments.
Median Employee for Fiscal Year 2024. Our median employee worked as a meat cutter in a United Grocery Outlet store on a full time basis.
Annual Total Compensation of Median Employee
We calculated the median employee’s compensation for Fiscal Year 2024 on the same basis as required by the Summary Compensation Table, which includes the value of certain benefits provided to our median employee under non-discriminatory benefit plans available to all employees during Fiscal Year 2024.
Annual Total Compensation of CEO
The annual total compensation reported for Mr. Sheedy reflects the pay ratio disclosure requirements for a year in which a CEO transition occurs. The annual total compensation reported for Mr. Sheedy below does not reflect the total amount included in the Summary Compensation Table nor the amount he actually earned for Fiscal Year 2024. In accordance with the pay ratio regulations, Mr. Sheedy’s compensation was annualized to represent his compensation as if he were CEO for Fiscal Year 2024 in its entirety. Therefore, his annual total compensation includes (1) the total amount in the Summary Compensation Table for Fiscal Year 2024, which includes the value of certain benefits provided to our CEO under non-discriminatory benefit plans available to all employees during Fiscal Year 2024, and (2) incremental adjustments that reflect he received his base
Page	86	Grocery Outlet 2025 Proxy Statement

CEO Pay Ratio
salary rate, earned bonus and applicable elements of the “All Other Compensation” column in the Summary Compensation Table as if he was CEO for the full fiscal year.
PAY RATIO
This pay ratio for Fiscal Year 2024 is calculated in a manner consistent with SEC rules based on the methodology described above.
MEDIAN EMPLOYEE	The annual total compensation of our median compensated employee (other than our President and CEO) was $33,799
CHIEF EXECUTIVE OFFICER	The annual total compensation of our President and CEO was $9,478,398
PAY RATIO	The annual total compensation of our President and CEO was approximately 280.4 times the annual total compensation of our median employee (other than our President and CEO)
SUPPLEMENTAL PAY RATIO
We believe a supplemental calculation of Mr. Sheedy’s annual total compensation in Fiscal Year 2024 provides a more accurate presentation of our customary annual compensation for the position of our President and Chief Executive Officer by utilizing the annual total compensation used in the pay ratio above, but further excluding the severance benefits (except the full earned bonus under the AIP) reflected in the “All Other Compensation” column of the Summary Compensation Table. The supplemental pay ratio for Fiscal Year 2024 is set forth below.
MEDIAN EMPLOYEE	The annual total compensation of our median compensated employee (other than our President and CEO) was $33,799
CHIEF EXECUTIVE OFFICER	The supplemental annual total compensation of our President and CEO was $5,322,242
SUPPLEMENTAL PAY RATIO	The supplemental annual total compensation of our President and CEO was approximately 157.5 times the annual total compensation of our median employee (other than our President and CEO)
Page	87	Grocery Outlet 2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Persons Transaction Policy
We have a written policy on transactions with related persons, which we refer to as our Related Person Policy. Our Related Person Policy requires the prompt disclosure to our General Counsel of any transaction in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, with a related person being a person (i) who is or was at any time since the beginning of our last fiscal year, a director, director nominee, or executive officer; (ii) who is the beneficial holder of more than 5% of any class of our voting securities; (iii) any of their immediate family members; or (iv) any entity owned or controlled by any of the foregoing persons.
Our General Counsel will communicate that information to our Audit and Risk Committee. Our Related Person Policy provides that no related person transaction will be executed without the approval or ratification of our Audit and Risk Committee. It is our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.
Related Party Transactions
STOCKHOLDERS AGREEMENT
On October 7, 2014, we entered into a stockholders agreement with an affiliate of H&F (referred to as the “H&F Investor”), certain then executive officers and their family trusts, including Messrs. Lindberg, Bracher and Wilson, and certain of our then directors and their family trusts, including Messrs. Herman and York. We amended and restated this stockholders agreement on June 19, 2019 in connection with our IPO.
The Amended and Restated Stockholders Agreement provides, among other terms, that the Executive Stockholders (as defined in the Amended and Restated Stockholders Agreement) and the Read Trust Rollover Stockholders (as defined in the Amended and Restated Stockholders Agreement), trusts controlled by Mr. Lindberg, or members of his immediate family, acting together by majority vote, have the right to nominate one person (such person, the “Stockholder Nominee”) to our Board for so long as such stockholders collectively own at least 5% of outstanding shares of our common stock. The Amended and Restated Stockholders Agreement also provides that our Chief Executive Officer will be nominated to our Board.
Pursuant to the Amended and Restated Stockholders Agreement, we will include the Stockholder Nominee (if one is designated) and the Chief Executive Officer nominee on the slate that is included in the proxy statement relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such person as we provide to any other director nominee. In addition, each stockholder party to the Amended and Restated Stockholders Agreement agrees to vote in favor of the Company slate that is included in our proxy statement.
The Stockholder Nominee position is currently vacant and the Chief Executive Officer, Mr. Potter, is a Class III director.
The Amended and Restated Stockholders Agreement contains provisions that entitle the Executive Stockholders and the Read Trust Rollover Stockholders to certain rights to have their securities registered by us under the Securities Act.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our Amended and Restated Bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we agree to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.
Page	88	Grocery Outlet 2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
LEASE ARRANGEMENTS
As of April 17, 2025 we leased fourteen store properties and one distribution center from entities in which Mr. Lindberg (the Chairman of the Board), or his family, had a direct or indirect material interest. These entities received aggregate lease payments in Fiscal Year 2024 of $7.4 million and in the 13 weeks ended March 29, 2025 of $1.9 million. The leases on the properties expire on various dates between December 2025 and January 2042.
Page	89	Grocery Outlet 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
The following table sets forth information about the beneficial ownership of the common stock of Grocery Outlet Holding Corp. as of April 8, 2025 for:
•
each person known by us to own beneficially 5% or more of our outstanding shares of our common stock;

•
each Named Executive Officer;

•
each of our directors and nominees for director; and

•
all of our executive officers and directors as a group.

For each executive officer, director, or director nominee, information with respect to beneficial ownership is based upon information furnished to us by such person and for each person known by us to own beneficially 5% or more of our outstanding shares of our common stock, based on information reported in Schedules 13D or 13G filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 8, 2025 and RSUs that vest within 60 days of April 8, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.
The percentages of beneficial ownership set forth below are based on 98,005,068 shares of our common stock outstanding as of April 8, 2025.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, California 94608.
NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (%)
5% Stockholders:
BlackRock, Inc.(1)	12,090,863	12.3
The Vanguard Group(2)	10,350,933	10.6
FPR Partners, LLC(3)	5,200,000	5.3
Mackenzie Financial Corporation(4)	4,932,964	5.0
Named Executive Officers and Directors:
Eric J. Lindberg, Jr.(5)	2,747,553	2.8
Robert J. Sheedy, Jr.(6)	121,984	*
Lindsay E. Gray(7)	67,986	*
Charles C. Bracher(8)	103,829	*
Ramesh Chikkala	5,895	*
Page	90	Grocery Outlet 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (%)
Steven K. Wilson(9)	205,564	*
Pamela B. Burke(10)	188,700	*
Kenneth W. Alterman(11)	110,103	*
John E. Bachman(12)	46,675	*
Mary Kay Haben(13)	22,675	*
Thomas F. Herman(14)	27,193	*
Carey F. Jaros(15)	25,374	*
Gail Moody-Byrd(16)	19,614	*
Jason Potter	—	*
Erik D. Ragatz(17)	822,274	*
Jeffrey R. York(18)	80,099	*
All current directors and executive officers as a group (17 persons)(19)	4,438,689	4.5

*
Indicates beneficial ownership of less than 1%.

(1)
Based upon statements in a Schedule 13G/A (Amendment No. 4) filed by BlackRock, Inc. on July 8, 2024. The Schedule 13G/A includes holdings of subsidiaries of the holding company; BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF are also reported as beneficial owners of more than 5% of our common stock. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 11,846,403 of the reported shares and sole dispositive power over 12,090,863 of the reported shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)
Based upon statements in a Schedule 13G/A (Amendment No. 4) filed by The Vanguard Group on July 10, 2024. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 33,526 of the reported shares, sole dispositive power over 10,207,200 of the reported shares and shared dispositive power over 143,733 of the reported shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based upon statements in a Schedule 13G filed jointly by FPR Partners, LLC (“FPR”), Andrew Raab and Bob Peck on November 14, 2024. The Schedule 13G states that certain limited partnerships associated with FRP hold all shares directly, that FPR acts as investment manager to such limited partnerships, and that Mr. Raab and Mr. Peck are the Senior Managing Members of FPR. According to the Schedule 13G, FPR Partners, LLC has sole voting and dispositive power over 5,200,000 of the reported shares. Mr. Raab and Mr. Peck each report shared voting and dispositive power over 5,200,000 of the reported shares. The address of FPR Partners, LLC is 405 Howard Street, 2nd Floor, San Francisco, CA 94105.

(4)
Based upon statements in a Schedule 13G/A (Amendment No. 3) filed by Mackenzie Financial Corporation on November 13, 2024. According to the Schedule 13G/A, Mackenzie Financial Corporation has sole voting and dispositive power over 4,932,964 of the reported shares. The address of The Vanguard Group is 180 Queen Street West, Toronto, Ontario M5V 3K1.

(5)
Consists of (i) 151,210 shares directly held by Mr. Lindberg, (ii) 210,450 shares issuable upon the exercise of options exercisable fully vested as of April 8, 2025 directly held by Mr. Lindberg, (iii) 460 shares directly held by Mr. Lindberg’s spouse, (iv) 460 shares directly held by one of Mr. Lindberg’s children, (v) 1,976,670 shares directly held by the Lindberg Revocable Trust u/a/d 2/14/06 of which Mr. Lindberg is a Trustee, (vi) 401,500 shares directly held by the Lindberg Irrevocable Trust u/a/d 5/12/17 of which Mr. Lindberg is a Trustee, and (vii) 6,803 RSUs that will vest within 60 days of April 8, 2025. Mr. Lindberg reports that he has sole voting and dispositive power over 368,463 shares and shared voting and dispositive power over 2,379,090 shares.

(6)
Consists of 107,492 shares that were reported on a Form 4 filed on September 16, 2024 as shares directly held by the Sheedy Family Trust, of which Mr. Sheedy is a Trustee. To the Company’s knowledge, subsequent to such Form 4 and prior to April 8, 2025, Mr. Sheedy acquired 26,029 shares pursuant to the severance provisions of the Sheedy Employment Agreement, and 11,537 of such shares that were then sold to satisfy withholding obligations upon the accelerated vesting of such RSUs.

(7)
Consists of 31,866 shares directly held by Ms. Gray and 36,120 shares issuable upon the exercise of options fully vested as of April 8, 2025.

(8)
Consists of (i) 100,027 shares directly held by Mr. Bracher and (ii) 1,410 shares directly held by Mr. Bracher’s spouse that were reported on a Form 4 filed on filed March 4, 2024. To the Company’s knowledge, subsequent to such Form 4 and prior to April 8, 2025, Mr. Bracher (i) acquired 15,240 shares pursuant to vesting of previously granted RSUs and (ii) sold 12,848 shares to satisfy withholding obligations.

(9)
Consists of 149,444 shares directly held by Mr. Wilson and 56,120 shares issuable upon the exercise of options fully vested as of April 8, 2025.

(10)
Consists of 64,340 shares directly held by Ms. Burke and 124,360 shares issuable upon the exercise of options fully vested as of April 8, 2025.

(11)
Consists of (i) 35,887 shares directly held by Mr. Alterman, (ii) 64,592 shares directly held by the Alterman Revocable Trust, of which Mr. Alterman is a Trustee, (iii) 2,821 shares held as fully vested DSUs under our Director Deferral Program, and (iv) 6,803 RSUs that will vest within 60 days of April 8, 2025.

Page	91	Grocery Outlet 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(12)
Consists of (i) 39,872 shares directly held by Mr. Bachman and (ii) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(13)
Consists of (i) 3,061 shares directly held by Ms. Haben, (ii) 12,811 shares held as fully vested DSUs under our Director Deferral Program, and (iii) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(14)
Consists of (i) 5,837 shares directly held by Mr. Herman, (ii) 14,553 shares directly held by the Thomas F. Herman Separate Property Trust, of which Mr. Herman is a Trustee , and (iii) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(15)
Consists of (i) 18,571 shares directly held by Ms. Jaros and (ii) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(16)
Consists of (i) 12,811 shares directly held by Ms. Moody-Byrd and (ii) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(17)
Consists of shares of (i) 20,996 shares held directly by Mr. Ragatz, (ii) 539,785 shares held by a limited partnership controlled by Mr. Ragatz, (iii) 5,200 shares directly held by Mr. Ragatz’ spouse, (iv) 38,000 shares held by a 401(K) (not affiliated with the Company), (v) 201,500 held by the Ragatz Revocable Trust, of which Mr. Ragatz is a Trustee, (vi) 9,990 shares held as fully vested DSUs under our Director Deferral Program, and (v) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(18)
Consists of (i) 73,296 shares directly held by Mr. York and (ii) 6,803 RSUs that will vest within 60 days of April 8, 2025.

(19)
Includes (i) 427,050 shares issuable upon the exercise of options fully vested as of April 8, 2025 (ii) 25,622 shares held as fully vested DSUs under our Director Deferral Program, and (iii) 61,227 shares of RSUs that will vest within 60 days of April 8, 2025.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 28, 2024. All outstanding awards relate to our common stock.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity Compensation Plans Approved by Securityholders(1)	4,270,958(2)	$18.99(3)	2,145,933(4)
Equity Compensation Plans Not Approved by Securityholders	—	—	—
Total	4,270,958	$18.99	2,145,933

(1)
Consists of options, RSUs and PSUs issued under our 2019 Incentive Plan and our 2014 Stock Plan. The actual number of shares of our common stock issuable will be determined at the time of vesting and could be less. Our 2014 Stock Plan terminated in June 2019 in connection with the adoption of the 2019 Incentive Plan. We cannot issue any further awards under the 2014 Stock Plan.

(2)
Includes (i) 879,357 shares of our common stock issuable in connection with time-based options, (ii) 99,384 shares of our common stock issuable in connection with performance-based options, (iii) 1,165,465 shares of our common stock issuable in connection with unvested time-based RSUs, (iv) 51,241 shares of our common stock issuable in connection with DSUs under the Director Deferral Program and (v) 2,075,511 shares of our common stock issuable in connection with unearned and unvested PSUs (assuming maximum performance level).

(3)
Represents weighted average exercise price of outstanding options. Excludes RSUs and PSUs, which have no exercise price.

(4)
Represents all shares of our common stock available for future issuance under the 2019 Incentive Plan as of December 28, 2024. On the first day of each fiscal year beginning in Fiscal Year 2020 and ending in fiscal 2029, the 2019 Incentive Plan provides for an annual automatic increase of the shares of our common stock reserved for issuance in an amount equal to the positive difference between (i) 4% of the Outstanding Common Stock (as defined in the 2019 Incentive Plan) on the last day of the immediately preceding fiscal year and (ii) the plan share reserve on the last day of the immediately preceding fiscal year, or a lesser number as determined by our Board. Pursuant to this provision, on December 29, 2024, 836,142 new shares of our common stock became available for issuance under the 2019 Incentive Plan, which is not reflected in this column.

Page	92	Grocery Outlet 2025 Proxy Statement

PROPOSALS FOR CONSIDERATION AT ANNUAL MEETING
Proposal 1—Election of Class III Directors
At our Annual Meeting, stockholders will elect three Class III directors to hold office effectively until our 2026 annual meeting of stockholders. In 2022, we amended our Amended and Restated Certificate of Incorporation to declassify our Board following approval by our stockholders. The Restated Certificate of Incorporation provides that directors will be elected for a three-year term, but that the term of all classes of directors will terminate at the 2026 annual meeting of stockholders. The following directors are being nominated for re-election to our Board: Carey F. Jaros, Eric J. Lindberg, Jr., and Jason Potter. These nominees were recommended by our Nominating and Corporate Governance Committee and approved for nomination by our Board. Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Corporate Governance and Board Matters—Board of Directors—Director Backgrounds and Qualifications.” Our Nominating and Corporate Governance Committee and Board believes that each director nominee has the requisite experience, skills, qualification, personal and professional integrity, and understands our business and industry. Our Board believes that each director nominee has demonstrated the willingness and the ability to dedicate adequate time and attention to fulfill the responsibilities required as a director. The Board has determined that Ms. Jaros is an independent director.
The directors will serve until their successors have been duly elected and qualified, or until any such director’s earlier resignation, retirement or other termination of service. The individuals named as proxies in the form of proxy solicited by our Board intend to vote the represented shares of our common stock for such nominees, unless otherwise instructed on the form of proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Alternatively, the Board may reduce the size of the Board and, therefore, the number of directors to be elected. If any substitute nominee is designated, we will file amended proxy materials that, as applicable, identify any substitute nominee, disclose that such nominee has consented to being named in the revised proxy statement and to serve if elected, and include certain biographical and other information about such nominee as required by the rules of the SEC. We are not aware of any nominee who will be unable to or will not serve as a director.
Voting, Election and Conditional Resignations. Our Amended and Restated Bylaws provides that in an uncontested director election, a director nominee will be elected to the Board by the stockholders only if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Although counted for quorum purposes, abstentions and broker non-votes, if any, will not be included in the total number of votes cast or be counted as votes for or against any nominee’s election.
If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Guidelines, we maintain a director resignation policy which provides for the contingent resignation of a director who receives more “against” votes than “for” votes in an uncontested director election, as well as the process of the Nominating and Corporate Governance Committee and the Board to review such resignation offer and publicly disclose the Board’s decision on whether to accept such offer.
The Board unanimously recommends that the stockholders vote “FOR” the election of each of the nominated Class III directors.
Page	93	Grocery Outlet 2025 Proxy Statement

Proposals for Consideration at Annual Meeting
Proposal 2—Ratification of Independent Registered Public Accounting Firm
The Audit and Risk Committee has re-appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for Fiscal Year 2025.
Deloitte & Touche LLP has served as the independent auditor of the Company since 2007. In Fiscal Year 2024, its services included providing a report on the Company’s consolidated financial statements as of the end of and for Fiscal Year 2024 and on the effectiveness of the Company’s internal control over financial reporting as of the end of Fiscal Year 2024.
In determining that retaining Deloitte & Touche LLP for Fiscal Year 2025 was in the best interests of the Company and its stockholders, our Audit and Risk Committee reviewed:
•
The significant benefits from Deloitte’s extensive historical experience, including:

–
Higher quality audit work and accounting advice due to Deloitte’s institutional knowledge of and familiarity with our business and operations, accounting policies and financial systems, and internal control framework; and

–
Operational efficiencies and a resulting reasonable fee structure reflecting Deloitte’s history and familiarity with our business;

•
The positive assessment of management and the Audit and Risk Committee regarding Deloitte’s performance of services during Fiscal Year 2024, including working with multiple principal financial officers through the audit (and finalizing matters with our newly appointed Chief Financial Officer);

•
Deloitte’s qualifications, independence, capabilities and expertise, evident through its audit planning and reports, industry knowledge, resources (including its subject matter experts and investment in auditing technologies), evaluation of emerging issues, alternative treatments, and complex accounting matters in accordance with GAAP (including utilization of its national office, as appropriate), staffing (including annual assessment of the adequacy of personnel on our account, objectivity and professional skepticism), objectivity and professional skepticism;

•
Deloitte’s rigorous process for monitoring and maintaining independence, and its transparent disclosure regarding related considerations;

•
At the 2024 annual meeting of stockholders, stockholders voted over 99.6% in favor of the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2024; and

•
The quality and frequency of Deloitte’s communications to and interactions with the Audit and Risk Committee, including the Chair, at meetings and between meetings.

The fees paid to Deloitte & Touche for services rendered for Fiscal Years 2023 and 2024 can be found under the heading “Other Audit and Risk Committee Matters” above.
The Company is not required by its Amended and Restated Bylaws or applicable law to submit the appointment of Deloitte & Touche for stockholder approval. However, as a matter of good corporate governance, the Board has determined to submit the Audit and Risk Committee’s appointment of Deloitte & Touche as our independent registered public accounting firm for Fiscal Year 2024 to stockholders for ratification. If stockholders do not ratify the appointment of Deloitte & Touche, the Audit and Risk Committee may consider such vote when determining whether to appoint our independent registered public accounting firm in the future, or determine to appoint another independent registered public accounting firm. In addition, even if stockholders ratify the Audit and Risk Committee’s selection, the Audit and Risk Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte & Touche is expected to attend the 2025 Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions from stockholders.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2025.

Page	94	Grocery Outlet 2025 Proxy Statement

Proposals for Consideration at Annual Meeting
Proposal 3—Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation
We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement as required by Section 14A of the Exchange Act. This Proposal No. 3, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
In a non-binding advisory vote on the frequency of the Say-on-Pay proposal held at our 2020 annual meeting of stockholders, a majority of stockholders voted in favor of holding Say-on-Pay votes annually. In light of this result and other factors, our Board determined that we would hold advisory Say-on-Pay votes on an annual basis until the next required advisory vote on such frequency, which must be held no later than the 2026 annual meeting of stockholders.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual and long-term goals, including strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the Fiscal Year 2024 compensation of our Named Executive Officers.
Our Board requests your advisory vote on the following resolution at the 2025 Annual Meeting:
RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables) is hereby approved.
This “Say-on-Pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3 to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC.

Page	95	Grocery Outlet 2025 Proxy Statement

Proposals for Consideration at Annual Meeting
Proposal 4—Approval of an Amendment to our Restated Certificate of Incorporation to Provide Stockholders Holding a Combined 25% or More of Our Common Stock with the Right to Request a Special Meeting of Stockholders
GENERAL
We are seeking approval of an amendment to our Restated Certificate of Incorporation to provide stockholders owning a combined 25% or more of our outstanding common stock with the right to request a special meeting of stockholders, subject to certain customary ownership and procedural requirements outlined below. The text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Appendix A to this proxy statement (the “Special Meeting Rights Amendment”).
BACKGROUND AND REASONS FOR THE PROPOSAL
Our stockholders do not presently have the right to request a special meeting of stockholders. As part of the Nominating and Corporate Governance Committee’s and the Board’s ongoing review of our corporate governance practices, the Nominating and Corporate Governance Committee and the Board have continued to consider whether it was appropriate and timely to provide stockholders with the right to request a special meeting of stockholders.
In assessing whether to provide stockholders with such a right, the Board and the Nominating and Corporate Governance Committee considered certain positions for and against this right, stockholder feedback, trends and best practices in corporate governance and the growing market practice to provide such right. After such consideration, the Nominating and Corporate Governance Committee and Board believe that the adoption of Special Meeting Rights Amendment as set forth in this Proposal No. 4 strikes the appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests.
If stockholders approve this Proposal No. 4, the Board also intends to amend our Amended and Restated Bylaws to provide for certain ownership and procedural requirements relating to the right to call a special meeting as summarized below. These amendments to the Amended and Restated Bylaws (the “Bylaws Amendments”) do not require separate approval by our stockholders.
OVERVIEW AND EFFECTS OF THE SPECIAL MEETING RIGHTS AMENDMENT
The Board considers special meetings to be extraordinary events that should only be called if supported by a significant portion of our stockholder base who have held their position in our company for a meaningful period. Organizing and preparing for a special meeting can be costly and divert significant time and attention of our Board and management away from their primary focus of operating our business and creating long-term stockholder value. Accordingly, our Board believes that special meetings should not be a mechanism that a small group of stockholders can misuse to advance private agendas or short-term goals that may not align with the broader interests of our stockholder base and long-term interests of the Company. To achieve an appropriate balance, the proposed amendment to our Restated Certificate of Incorporation will require compliance with our Bylaws to request a special meeting, which, after adoption of the Bylaws Amendments by the Board, are expected to include the following safeguards:
•
Ownership. The Board believes that a 25% ownership is an appropriate threshold and is consistent with market practice. According to data from Deal Point Data, a corporate governance database, more than 50% of Delaware S&P 500 companies that provide a special meeting request right have set the ownership threshold at or greater than 25%. Accordingly, the proposed Special Meeting Rights Amendment and the Bylaws Amendments to be adopted by the Board will require that, to request a special meeting, stockholders must hold, at the time the special meeting request is delivered, full economic interest (commonly referred to as a “net long” ownership position and further defined below) and full voting rights and investment rights in at least 25% of our outstanding shares of common stock for at least one year. The one-year holding period requirement is consistent with the SEC’s threshold requirements for stockholder proposals submitted pursuant to SEC Rule 14a-8 under the Exchange Act, which requires at a minimum a one-year holding period.

Page	96	Grocery Outlet 2025 Proxy Statement

Proposals for Consideration at Annual Meeting
•
The Board believes that these requirements are appropriate to ensure that only stockholders who have demonstrated sustained alignment with the interests of Grocery Outlet and its success would be entitled to request a special meeting. The definition of “net long” ownership will include shares of our common stock that have the sole power to vote or direct the voting, the sole economic interest (including the sole right to profits and the sole risk of loss), and the sole power to dispose of or direct the disposition, and are subject to certain exclusions as described in the Bylaws Amendments. This definition is designed to mitigate the risk that stockholders with “net short” ownership positions in our stock or others whose interests may fundamentally conflict with those of our long-term holders could force us to incur the expense and distraction involved in holding unnecessary special meetings to advance personal agendas.

•
Included information provisions. To ensure transparency, the Bylaws Amendments are expected to provide that stockholders that request a special meeting must provide us with certain specified information including, but not limited to, (i) the reason for the requested special meeting and a description of the business to be conducted at the meeting; (ii) the same information and representations that would be required to propose that action or nominate a candidate at an annual meeting; (iii) the text of any resolutions to be considered by stockholders at the special meeting; (iv) documentary evidence that the requesting stockholders have met the stock ownership holding requirements; and (v) a description of any material interest the requesting stockholder has in the business to be conducted at the meeting.

•
Ownership through meeting date. To ensure that the stockholders that request a special meeting maintain sufficient interest in our business and to prevent inappropriate use of corporate resources for narrow self-interests by stockholders that no longer maintain an interest us, the requesting stockholders must maintain “net long” ownership position of at least 25% of our outstanding shares of common stock through any special meeting called as a result of a special meeting request.

•
Additional provisions. To ensure that the special meeting request is in compliance with applicable laws and is not duplicative, the right of stockholders to request a special meeting would not be available in a limited number of circumstances, including: (i) if the special meeting request does not comply with the requirements of our governing documents (including our Amended and Restated Bylaws, as the same may be amended from time to time); (ii) if the special meeting request relates to an item of business that is not a proper subject for action by the stockholders under applicable law; (iii) if a special or annual meeting of stockholders has been called or is called to be held within 90 days after the Company receives a valid special meeting request and the Board determines that the business at the annual or special meeting of stockholders includes the business in the stockholders’ special meeting request; (iv) if a special meeting request is received during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting and ending on the date of the next annual meeting; (v) if an identical or substantially similar item was presented at a meeting of stockholders held within 120 days before we received the special meeting request (the nomination, election or removal of directors is a similar item with respect to all items involving the nomination, election or removal of directors, changing the size of the Board, or filling vacancies); (vi) if two or more stockholder-requested special meetings have been held in the twenty four months prior to the date that the special meeting request is received by the Company; or (vii) if the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

The business conducted at any special meeting requested by stockholders will be limited to the purpose stated in the request for the special meeting, but the Board may in its discretion submit additional matters for consideration.
The provisions in the Bylaws Amendments could be further amended in the future by new amendments to our Amended and Restated Bylaws as adopted by the Board or our stockholders.
This general description in this Proposal of the Special Meeting Rights Amendment is qualified in its entirety by reference to the text of the Special Meeting Rights Amendment.
REQUIRED VOTE AND EFFECTIVENESS
The affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at the 2025 Annual Meeting is required to approve this Proposal No. 4 and the Special Meeting Rights Amendment.
Page	97	Grocery Outlet 2025 Proxy Statement

Proposals for Consideration at Annual Meeting
If stockholders approve this Proposal, the Company intends to file an amendment to our Restated Certificate of Incorporation containing the Special Meeting Rights Amendment with the Secretary of State of the State of Delaware, to become effective at the time of filing. If our stockholders do not approve this Proposal, then the Special Meeting Rights Amendment will not be adopted, and our stockholders will not have the right to request a special meeting stockholders.
We are asking our stockholders to vote on separate proposals with respect to certain governance provisions in our Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions. This Proposal No. 4 is separate from, and is not conditioned on, the approval of Proposal No. 5 (Approval of Amendment to our Restated Certificate of Incorporation to Permit the Exculpation of Officers Consistent with Changes to Delaware General Corporation Law). Your vote on Proposal No. 4 does not affect your vote on Proposal No. 5. You can vote FOR, AGAINST, or ABSTAIN from voting on either of Proposal No. 4 or Proposal No. 5. For reference, Appendix C sets forth the Second Restated Certificate of Incorporation of the Company (with additions shown as underlined and deletions shown as struck through) as it will appear if both Proposals No. 4 and Proposal No. 5 are adopted by our stockholders and become effective.
The Board unanimously recommends that the stockholders vote “FOR” Proposal 4 to approve the Special Meeting Rights Amendment.
Page	98	Grocery Outlet 2025 Proxy Statement

Proposals for Consideration at Annual Meeting
Proposal 5—Approval of Amendment to our Restated Certificate of Incorporation to Permit the Exculpation of Officers Consistent with Changes to Delaware General Corporation Law
GENERAL DESCRIPTION
We are seeking approval of an amendment to our Restated Certificate of Incorporation to permit the exculpation of officers consistent with changes to the DGCL, as outlined below. The text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Appendix B to this proxy statement (the “Exculpation of Officers Amendment”).
BACKGROUND AND REASONS FOR THE PROPOSAL
In 2022, Section 102(b)(7) of the DGCL was amended to authorize exculpation of officers of Delaware corporations. Specifically, the amendments extend the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain circumstances. Our Restated Certificate of Incorporation currently provides for the exculpation of directors as permitted by the DGCL, but it does not include a provision that allows for the exculpation of officers. This provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which officers derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.
The Board believes it is advisable to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. Accordingly, the Board believes that this Proposal No. 5 to extend exculpation to officers is fair and in the best interests of the Company and our stockholders in order to empower officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.
EFFECTS OF THE EXCULPATION OF OFFICERS AMENDMENT
The proposed Exculpation of Officers Amendment would authorize the exculpation of officers for personal liability for breach of the duty of care in certain actions as permitted by Section 102(b)(7) of the DGCL.
This general description in this Proposal of the Exculpation of Officers Amendment is qualified in its entirety by reference to the text of the Exculpation of Officers Amendment.
REQUIRED VOTE AND EFFECTIVENESS
The affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at the 2025 Annual Meeting is required to approve this Proposal No. 5 and the Exculpation of Officers Amendment.
If stockholders approve this Proposal No. 5, the Company intends to file an amendment to our Restated Certificate of Incorporation containing the Exculpation of Officers Amendment with the Secretary of State of the State of Delaware, to become effective at the time of filing. If our stockholders do not approve this Proposal No. 5, then the Exculpation of Officers Amendment will not be adopted.
We are asking our stockholders to vote on separate proposals with respect to certain governance provisions in our Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions. This Proposal No. 5 is separate from, and is not conditioned on, the approval of Proposal No. 4 (Approval of an Amendment to our Restated Certificate of Incorporation to Provide Stockholders Holding a Combined 25% or More of Our Common Stock with the Right to Request a Special Meeting of Stockholders). Your vote on Proposal No. 5 does not affect your vote on Proposal No. 4. You can vote FOR, AGAINST, or ABSTAIN from voting on either of Proposal No. 4 or Proposal No. 5. For reference, Appendix C sets forth the Second Restated Certificate of Incorporation of the Company (with additions shown as underlined and deletions shown as struck through) as it will appear if both Proposals 4 and 5 are adopted by our stockholders and become effective.
The Board unanimously recommends that the stockholders vote “FOR” Proposal 5 to approve the Exculpation of Officers Amendment.
Page	99	Grocery Outlet 2025 Proxy Statement

ADDITIONAL INFORMATION
Frequently Asked Questions About the Proxy Materials and the Annual Meeting
WHEN AND WHERE WILL THE MEETING TAKE PLACE?
The 2025 Annual Meeting will be held on Monday, June 2, 2025 at 11:00 a.m. Pacific Daylight Time. The 2025 Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the 2025 Annual Meeting from any location with Internet connectivity and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GO2025. To participate in the meeting, you must have the sixteen-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form (if you elected to receive proxy materials by mail). Online access to the 2025 Annual Meeting will begin at 10:45 a.m. Pacific Daylight Time on June 2, 2025. We encourage our stockholders to access the meeting prior to the start time.
HOW DO STOCKHOLDERS PARTICIPATE IN THE VIRTUAL MEETING?
To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form if you elected to receive proxy materials by mail. You may access the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/GO2025. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
If you are a stockholder of record, appointing a proxy in response to this solicitation will not affect your right to attend the 2025 Annual Meeting and to vote during the 2025 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other intermediary), you will receive instructions from your broker, bank or other nominee that you must follow to have your shares of our common stock voted.
This virtual meeting will provide substantially the same rights and advantages that would be provided by a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. We will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
WHY DID I RECEIVE ONLY A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
As permitted by the SEC, the Company is furnishing to stockholders its notice of the 2025 Annual Meeting (the “Notice”), this Proxy Statement and the 2024 Annual Report primarily over the Internet. On or about April 17, 2025, we will mail to each of our stockholders of record (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.
We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the environmental impact and the cost of printing and mailing paper copies.
WHAT IS THE PURPOSE OF THIS MEETING AND WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at the 2025 Annual Meeting and any adjournment or postponement of the meeting.
Page	100	Grocery Outlet 2025 Proxy Statement

ADDITIONAL INFORMATION
At the 2025 Annual Meeting, you will be asked to vote on the following matters and the Board recommends you vote your shares of our common stock as follows:
PROPOSAL	VOTING ALTERNATIVES	BOARD RECOMMENDATION
1 Election of Class III directors to hold office effectively until our 2026 annual meeting of stockholders	FOR or AGAINST the election of each of the Class III director nominees named herein ABSTAIN from voting on the matter	FOR each director nominee
2 Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal Year 2025	FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal Year 2025 ABSTAIN from voting on the matter	FOR
3 Advisory (non-binding) vote to approve our Named Executive Officer compensation	FOR or AGAINST the advisory vote to approve our Named Executive Officer compensation ABSTAIN from voting on the matter	FOR
4 Amendment to our Restated Certificate of Incorporation to approve the Special Meeting Rights Amendment	FOR or AGAINST the amendment to our Restated Certificate of Incorporation ABSTAIN from voting on the matter	FOR
5 Amendment to our Restated Certificate of Incorporation to approve the Exculpation of Officers Amendment	FOR or AGAINST the amendment to our Restated Certificate of Incorporation ABSTAIN from voting on the matter	FOR
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE ANNUAL MEETING?
VOTE IMPACT
PROPOSAL NO.	VOTE REQUIRED	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal No. 1	Majority of Shares Cast	For the director nominee(s)	Against the director nominee(s)	Not a vote cast (no effect)	Not entitled to vote (no effect)
Proposal No. 2	Majority of Shares Present or Represented and Entitled to Vote	For the proposal	Against the proposal	Against the proposal	N/A (brokers entitled to vote)
Proposal No. 3	Majority of Shares Present or Represented and Entitled to Vote	For the proposal	Against the proposal	Against the proposal	Not entitled to vote (no effect)
Proposal No. 4	Majority of Outstanding Shares Entitled to Vote	For the proposal	Against the proposal	Against the proposal	Not entitled to vote (against the proposal)
Proposal No. 5	Majority of Outstanding Shares Entitled to Vote	For the proposal	Against the proposal	Against the proposal	Not entitled to vote (against the proposal)
Page	101	Grocery Outlet 2025 Proxy Statement

ADDITIONAL INFORMATION
Voting, Election and Conditional Resignations. With respect to Proposal No. 1, our Amended and Restated Bylaws provides that in an uncontested director election, a director nominee will be elected to the Board by the stockholders only if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Although counted for quorum purposes, abstentions, and broker non-votes, if any, will not be included in the total number of votes cast or be counted as votes for or against any nominee’s election. Proxies may not be voted for more than three directors and stockholders may not cumulate votes in the election of directors.
If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Guidelines, we maintain a director resignation policy which provides for the contingent resignation of a director who receives more “against” votes than “for” votes in an uncontested director election, as well as the process of the Nominating and Corporate Governance Committee and the Board to review such resignation offer and publicly disclose the Board’s decision on whether to accept such offer.
ARE ALL OF THE COMPANY’S DIRECTORS STANDING FOR ELECTION TO THE BOARD OF DIRECTORS AT THE ANNUAL MEETING?
No, only our Class III directors are standing for re-election at this time. In 2022, we amended our Amended and Restated Certificate of Incorporation to declassify our Board following approval by our stockholders. The Restated Certificate of Incorporation provides that directors will be elected for a three-year term, but that the term of all classes of directors will terminate at the 2026 annual meeting of stockholders. Beginning with the annual meeting of stockholders in 2026, each nominated director will stand for election for a one-year term.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
If at the close of business on the record date, April 8, 2025, you were a stockholder of record or held shares through a bank, broker or other intermediary, you may vote your shares of our common stock on the matters presented at the 2025 Annual Meeting. You have one vote for each share of our common stock that you owned at the close of business on the record date. As of that date, there were 98,005,068 shares of our common stock outstanding entitled to vote. There is no other class of voting securities outstanding.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND HOLDING SHARES AS A BENEFICIAL OWNER?
Key distinctions between shares held of record and those owned beneficially are summarized below.
Stockholder of Record
If your shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the 2025 Annual Meeting. However, even if you plan to attend the 2025 Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2025 Annual Meeting.
Beneficial Owner Stockholders
If you hold your shares of our common stock through a bank, broker or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). Most of our stockholders are beneficial owner stockholders. As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction form for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. The availability of online voting during the meeting for beneficial stockholders may depend on the voting procedures of the organization that holds your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from
Page	102	Grocery Outlet 2025 Proxy Statement

ADDITIONAL INFORMATION
them. Even if you plan to attend the 2025 Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2025 Annual Meeting.
WHAT OPTIONS ARE AVAILABLE TO ME TO VOTE MY SHARES?
Whether you hold shares directly as the stockholder of record or indirectly through a bank, broker, or other intermediary, your shares of our common stock may be voted by following any of the voting options available to you below:
You may vote via the Internet.
•
You can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability or, if you received a printed set of the proxy materials by mail, on the proxy card or voting instruction form.

You may vote via the telephone.
•
If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most beneficial owner stockholders (also referred to as holding shares in “street name”) may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those stockholders should check the voting instruction form for telephone voting instructions and availability.

You may vote by mail.
•
If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote during the meeting.
•
Stockholders of record may vote while attending the 2025 Annual Meeting via live webcast while the polls remain open by visiting www.virtualshareholdermeeting.com/GO2025. You will need your 16-digit number found in the Notice of Internet Availability or your proxy card. If you are the beneficial owner of shares holding your shares through a bank, broker, or other intermediary, you should receive separate instructions from the holder of record of your common stock describing how you can vote that stock.

Even if you plan to attend the 2025 Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares of our common stock at the 2025 Annual Meeting. This will ensure that your vote will be counted if you later are unable to attend.
WHAT IF I DON’T VOTE FOR SOME OF THE ITEMS LISTED ON MY PROXY CARD OR VOTING INSTRUCTION FORM?
If you properly execute and return your proxy card but do not mark selections, your shares of our common stock will be voted in accordance with the recommendations of our Board. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares of our common stock will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the appointment of an independent registered public accounting firm, but do not have discretion to vote on non-routine matters, including the election of directors and the advisory vote to approve named executive officer compensation. Our Proposal 2 (ratification of
Page	103	Grocery Outlet 2025 Proxy Statement

ADDITIONAL INFORMATION
the appointment of our independent registered public accounting firm for Fiscal Year 2024) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.
If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares of our common stock will be considered to be “broker non-votes” with regard to that matter.
If you are a stockholder of record, then your shares of our common stock will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the 2025 Annual Meeting.
HOW IS A QUORUM DETERMINED?
The representation, at the 2025 Annual Meeting or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the 2025 Annual Meeting constitutes a quorum at the 2025 Annual Meeting. Shares represented by proxy or voting instructions are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the 2025 Annual Meeting. If a quorum is not present by attendance at the 2025 Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
CAN I CHANGE MY VOTE OR REVOKE MY PROXY?
Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the 2025 Annual Meeting by:
•
Submitting to our Corporate Secretary, before the voting at the 2025 Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•
Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

•
Attending the 2025 Annual Meeting and voting during the live webcast while the polls are open; however, attendance at the 2025 Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary.
ARE THERE OTHER MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING?
We do not know of any other matters that may come before the 2025 Annual Meeting other than Proposals 1, 2, 3, 4 and 5 included herein. If any other matters are properly presented at the 2025 Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
IS A LIST OF STOCKHOLDERS AVAILABLE?
A list of stockholders will be open for examination electronically by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the 2025 Annual Meeting by contacting our Investor Relations department at 203-682-4810. A list of stockholders will also be open for examination by any stockholder during the 2025 Annual Meeting at www.proxyvote.com.
WHERE CAN I FIND THE VOTING RESULTS?
We intend to announce preliminary voting results at the 2025 Annual Meeting and final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the 2025 Annual Meeting.
Page	104	Grocery Outlet 2025 Proxy Statement

ADDITIONAL INFORMATION
WHO IS SOLICITING PROXIES, HOW ARE THEY BEING SOLICITED, AND WHO PAYS THE COST?
The solicitation of proxies is being made on behalf of our Board and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. No additional compensation will be paid to our directors, officers or other employees for such services.
Page	105	Grocery Outlet 2025 Proxy Statement

OTHER MATTERS
Our Board does not presently intend to bring any other business before the meeting, and, so far as is known to our Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Availability of Fiscal Year 2024 Annual Report to Stockholders
Our 2024 Annual Report has been posted, and is available without charge, at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2024 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2024 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2024 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA 94608.
Stockholder Proposals and Director Nominations for the 2026 Annual Meeting of Stockholders
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2026 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary at 5650 Hollis Street, Emeryville, CA 94608 by registered, certified, or express mail no later than the close of business on December 18, 2025. If the date of our 2026 annual meeting is more than 30 days before or after June 2, 2026, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Our Amended and Restated Bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our Board at an annual meeting of stockholders. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8 or to nominate one or more persons for election to our Board, the stockholder must deliver a written notice to our Corporate Secretary at the address written above and provide the information required by the provisions of our Amended and Restated Bylaws dealing with stockholder proposals or director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no earlier than February 2, 2026 and no later than March 4, 2026, unless our 2026 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, June 2, 2026, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting and the 10th day after public announcement of the date of the 2026 annual meeting is first made by the Company. Public announcement of an adjournment or postponement of an annual meeting will not commence a new time period for the giving of stockholder notice. If the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board by February 22, 2026, then a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Company. The requirements for such stockholder’s notice are set forth in our Amended and Restated Bylaws, which are posted in the Corporate Governance section of the Investor Relations page on our website at https://investors.groceryoutlet.com.
Candidates proposed by stockholders in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws will be considered by the Nominating and Corporate Governance Committee under criteria similar to the evaluation of
Page	106	Grocery Outlet 2025 Proxy Statement

Other Matters
other candidates set forth above in “—Director Recruitment, Nomination and Appointments.” Candidates submitted this way may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance Committee’s decision.
Certain stockholders have director nomination rights pursuant to our Amended and Restated Stockholders Agreement. See “—Nomination Rights and Support Obligations under our Amended and Restated Stockholders Agreement” above for more information.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2024 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2024 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA 94608 or by phone at (510) 346-5166. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2024 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above and such separate copies will be delivered promptly.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2024 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Transfer Agent Information
Equiniti Trust Company, LLC, or EQ, is the transfer agent for our common stock. EQ can be reached at PO Box 500, Newark, NJ 07101, Attention: Shareholder Services, (800) 937-5449 or (718) 921-8124. You should contact EQ if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address. For assistance online go to https://equiniti.com/us/ast-access/individuals and select GET HELP. The information available on this website is not incorporated herein or otherwise part of this Proxy Statement.
Forward-Looking Statements
Certain statements contained in this Proxy Statement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement and the documents incorporated by reference herein other than statements of historical fact, including statements regarding the Company’s future operating results and financial position, its business strategy and plans, industry and market trends, macroeconomic conditions, the Company’s new leadership, compensation programs, performance goals and payouts, the Company’s programs, plans and commitments regarding human capital management and sustainability/ESG initiatives, the expected benefits from our restructuring initiatives, the Company’s intention to file an amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and any prospective approval of the Bylaws Amendments by the Board may constitute forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “project,” “seek,” “will,” and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements we make, including those described under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report or as described in other subsequent reports we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is
Page	107	Grocery Outlet 2025 Proxy Statement

Other Matters
not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance or achievements. These forward-looking statements are made as of the date of this Proxy Statement or as of the date specified herein and we have based these forward-looking statements on our current expectations and projections about future events and trends. Except as required by law, we do not undertake any duty to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.
Page	108	Grocery Outlet 2025 Proxy Statement

Appendix A:
Special Meeting Rights Amendment
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GROCERY OUTLET HOLDING CORP.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware Grocery Outlet Holding Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.   Paragraph B of Article VIII of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:
“B.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders shall be called as provided in the Bylaws.”
2.   The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]
Page	A-1	Grocery Outlet 2025 Proxy Statement

Appendix A
IN WITNESS WHEREOF, Grocery Outlet Holding Corp. has caused this Certificate to be executed by its duly authorized officer on this     day of          , 2025.
GROCERY OUTLET HOLDING CORP.
By:

Name:
Title:
Page	A-2	Grocery Outlet 2025 Proxy Statement

Appendix B:
Exculpation of Officers Amendment
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GROCERY OUTLET HOLDING CORP.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware Grocery Outlet Holding Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.   Article VII of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:
“ARTICLE VII
LIMITATION OF LIABILITY
A.   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.
B.   Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.”
2.   The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]
Page	B-1	Grocery Outlet 2025 Proxy Statement

Appendix B
IN WITNESS WHEREOF, Grocery Outlet Holding Corp. has caused this Certificate to be executed by its duly authorized officer on this      day of         , 2025.
GROCERY OUTLET HOLDING CORP.
By:

Name:
Title:
Page	B-2	Grocery Outlet 2025 Proxy Statement

Appendix C:
Second Restated Certificate of Incorporation
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
GROCERY OUTLET HOLDING CORP.
* * * * *
The present name of the corporation is Grocery Outlet Holding Corp. (the “Corporation”). The Corporation was incorporated under the name “Cannery Sales Holding Corp.” by the filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 11, 2014. This Second Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) only restates and integrates and does not further amend the provisions of the Corporation’s ~~C~~certificate of ~~I~~incorporation, as theretofore amended or supplemented, and there is no discrepancy between the provisions of the ~~C~~certificate of ~~I~~incorporation as thereto amended and supplemented and the provisions of this ~~Restated~~ Certificate of Incorporation. This ~~Restated~~ Certificate of Incorporation ~~of the Corporation~~ was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The Corporation’s Certificate of Incorporation as theretofore amended or supplemented is hereby integrated and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is Grocery Outlet Holding Corp.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 838 Walker Road, Suite 21-2 in the City of Dover, County of Kent, 19904. The name of the registered agent of the Corporation in the State of Delaware at such address is Registered Agent Solutions, Inc.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of stock that the Corporation shall have authority to issue is 550,000,000, which shall be divided into two classes as follows:
500,000,000 shares of common stock, par value $0.001 per share (“Common Stock”); and
50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).
I.
Capital Stock.

A.   The board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the number of shares constituting such series and the designation of such series, the powers (including voting powers), preferences and relative,
Page	C-1	Grocery Outlet 2025 Proxy Statement

Appendix C
participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock. The powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.
B.   Each holder of record of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
C.   Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).
D.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.
E.   Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
F.   The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
ARTICLE V
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
A.   The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
B.   The Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. The affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or by applicable law, shall be required in order for the stockholders of the Corporation to amend, alter, rescind, change, add or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
ARTICLE VI
BOARD OF DIRECTORS
A.   Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the
Page	C-2	Grocery Outlet 2025 Proxy Statement

Appendix C
provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.
B.   The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall continue to consist, as nearly as possible, of one-third of the total number of such directors, and the directors in each such class shall be elected for a three-year term; provided, however, that the term of all classes of directors shall terminate at the 2026 annual meeting of stockholders of the Corporation, notwithstanding that any such director may have previously been elected for a term extending beyond the 2026 annual meeting. Commencing with the 2026 annual meeting of stockholders of the Corporation, the Board shall cease to be divided into classes, and all directors shall be elected to hold office for a term of one year. Each director shall serve from the date of his or her election or appointment and until the next annual meeting at which the class of directors to which he or she belongs is elected (or, from and after the 2026 annual meeting of stockholders, the annual meeting following his or her election or appointment) and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. If the number of such directors is changed prior to the 2026 annual meeting of stockholders of the Corporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
C.   Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Amended and Restated Stockholders Agreement, dated as of June 19, 2019, by and among the Corporation and the other parties named therein (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders).
D.   Commencing with the 2026 annual meeting of stockholders of the Corporation, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. Prior to the 2026 annual meeting of stockholders of the Corporation, any or all such directors may be removed only for cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
E.   Elections of directors need not be by written ballot unless the Bylaws shall so provide.
F.   During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
G.   As used in this Article VI only, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and the term “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
Page	C-3	Grocery Outlet 2025 Proxy Statement

Appendix C
ARTICLE VII
LIMITATION OF ~~DIRECTOR~~ LIABILITY
A.   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.
B.   Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.
ARTICLE VIII
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS
A.   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
B.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of ~~the~~ stockholders ~~of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairman of the Board of Directors~~ shall be called as provided in the Bylaws.
C.   An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.
ARTICLE IX
COMPETITION AND CORPORATE OPPORTUNITIES
A.   In recognition and anticipation that members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
B.   None of the Non-Employee Directors (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in this sentence being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this Article IX. Subject to said Section (C) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Corporation or any of its Affiliates, such
Page	C-4	Grocery Outlet 2025 Proxy Statement

Appendix C
Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.
C.   The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article IX shall not apply to any such corporate opportunity.
D.   In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.
E.   For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
F.   To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
ARTICLE X
DGCL SECTION 203 AND BUSINESS COMBINATIONS
A.   The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
B.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
1.
prior to such time, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or

2.
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3.
at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock of the Corporation that is not owned by the interested stockholder, or

4.
the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

Page	C-5	Grocery Outlet 2025 Proxy Statement

Appendix C
C.   For purposes of this Article X, references to:
1.
“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2.
“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.
Reserved.

4.
Reserved.

5.
“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)
any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;

(ii)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)
any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)
any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)
any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

Page	C-6	Grocery Outlet 2025 Proxy Statement

Appendix C
6.
“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

7.
“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

8.
“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)
beneficially owns such stock, directly or indirectly; or

(ii)
has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

9.
“person” means any individual, corporation, partnership, unincorporated association or other entity.

10.
“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

11.
“voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article X to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE XI
MISCELLANEOUS
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other
Page	C-7	Grocery Outlet 2025 Proxy Statement

Appendix C
circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
[Remainder of Page Intentionally Left Blank]
Page	C-8	Grocery Outlet 2025 Proxy Statement

Appendix C
IN WITNESS WHEREOF, Grocery Outlet Holding Corp. has caused this Second Restated Certificate of Incorporation to be executed by its duly authorized officer on this ~~8th~~ th/st day of ~~June, 2022~~        , 2025.
GROCERY OUTLET HOLDING CORP.
By:

Name:
Title:
Page	C-9	Grocery Outlet 2025 Proxy Statement

SCAN TOVIEW MATERIALS & VOTE GROCERY OUTLET HOLDING CORP. 5650 HOLLIS STREETEMERYVILLE, CA 94608 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GO2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V44738-P04071 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GROCERY OUTLET HOLDING CORP.The Board of Directors recommends you vote FOR the following:1.Election of Class III Directors. Nominees:For Against Abstain 1a. Carey F. Jaros □ □ □ 1b. Eric J. Lindberg, Jr.□ □ □ 1c. Jason Potter□ □ □The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:For Against Abstain2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year □ □ □ ending January 3, 2026.3.To approve an advisory (non-binding) vote on the Company’s named executive officer compensation. □ □ □4.To approve an amendment to the Company’s Restated Certificate of Incorporation to provide stockholders holding a combined 25% or more of the Company’s □ □ □ common stock with the right to request a special meeting of stockholders.5.To approve an amendment to the Company’s Restated Certificate of Incorporation to permit the exculpation of officers consistent with changes to Delaware General □ □ □ Corporation Law.NOTE: In their discretion, the proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before theAnnual Meeting and any adjournments or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V44739-P04071GROCERY OUTLET HOLDING CORP.Annual Meeting of StockholdersJune 2, 2025 11:00 AM Pacific Daylight TimeTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Jason Potter and Luke D. Thompson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Grocery Outlet Holding Corp. ("Grocery Outlet" or the "Company") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Grocery Outlet to be held on June 2, 2025 at 11:00 AM Pacific Daylight Time at www.virtualshareholdermeeting.com/GO2025 and any adjournment or postponement thereof (the "Annual Meeting"). The undersigned revokes any proxy previously given to vote at such meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.Continued and to be signed on reverse side